 Filed pursuant to Rule 424(b)(3)

Registration No. 333-259876

DATED SEPTEMBER 16, 2022

PROSPECTUS

Up to 3,657,033 Shares of Common Stock

This prospectus relates to the resale of up to 3,657,033 shares of our common stock, par value $0.0001 per share, by GHS Investments LLC (“Selling Stockholder” or “GHS”). The shares of common stock being offered by the Selling Stockholder may be issued pursuant to the equity financing agreement dated September 16, 2021 (the “Financing Agreement”), that we entered into with the Selling Stockholder. See below for a description and additional information on the Financing Agreement and “Selling Stockholder”. As of the date of this prospectus the Company has sold GHS an aggregate of 10,842,967 shares of common stock pursuant to the Financing Agreement at a weighted average price of $0.096 per share.  The prices at which GHS may sell the shares of common stock will be determined by the prevailing market price for the shares of common stock or in negotiated transactions.

The Financing Agreement with Selling Stockholder provides that Selling Stockholder is committed to purchase up to $10 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Financing Agreement.

The Shares included in this prospectus represent a portion of the shares issuable to Selling Stockholder under the Financing Agreement.

Selling Stockholder is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Financing Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.

Our common stock is currently available for quotation on the OTCQB Market under the symbol “SING”. On July 25, 2022, the last reported sale price of our common stock on the OTCQB Market was $.1025 per share.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Stockholder. However, we will receive proceeds in the event we put shares to GHS under the Financing Agreement.

We will pay the expenses incurred in registering the shares of common stock, including legal and accounting fees. See “Plan of Distribution”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS IN THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. Selling Stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The Date of This Prospectus Is: September 16, 2022

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SINGLEPOINT INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized any person to give you any supplemental information or to make any representations for us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date. You should not rely upon any information about our Company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The Selling Stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Sing,” “Singlepoint,” the “Company,” “we,” “us,” and “our” refer to Singlepoint Inc., a Nevada corporation, and the Company’s subsidiaries.

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Cautionary Note Regarding

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Prospectus , particularly in the "Risk Factors" section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this Prospectus and the documents that we have filed as exhibits to this Prospectus with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Prospectus are made as of the date of this Prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

Prospectus Summary

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common shares. All dollar amounts refer to United States dollars unless otherwise indicated. This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2021 and 2020 are sometimes referred to herein as fiscal years 2021 and 2020, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.

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Business Overview

We are a company focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We currently have core subsidiaries including solar and air purification. We built our portfolio through synergistic acquisitions, and partnerships to provide a rich, diversified holding base. The Company’s initial focus is on solar energy, and we are committed to building a foundation for future expansion opportunities and building brands based on technology solutions we believe will increase efficiencies across various markets. We strive to create long-term value for our shareholders by helping our partner companies to increase their market penetration, grow revenue and improve cash flow. We do not expect that our existing cash balances will be sufficient to meet our working capital and capital expenditure needs for the next twelve months. As of June 30, 2022, our accumulated deficit was $1,699,791 and annual debt service obligation is approximately $1.5 million. To continue operations for the next 12 months we will have a cash need of approximately $4.0 million. We do not anticipate achieving profitable operations and or adequate cash flows in the near term and expect to finance operations through additional equity financings and/or debt. In the event we do conduct an equity financing it will have a dilutive effect on existing shareholders.  We cannot estimate the amount of common stock versus equity-linked securities we may issue during the next twelve months, as they are dependent on market and economic factors at the time of issuance. For the years ended December 31, 2021, 2020, and 2019, we incurred debt in the amounts of $1,811,070, $842,732, and $1,750,000, respectively. For the years ended December 31, 2021, 2020, and 2019, we entered into equity line financing agreements with GHS in the amounts of $10,000,000 in 2021, $7,000,000 in 2020, and none in 2019. For the six months ended June 30, 2022, we received proceeds from the Financing Agreement with GHS in the amount of $291,902 with a weighted average per share price of $0.109, and $1,500,000 from the issuance of Class E Preferred Stock. For the years ended December 31, 2021, 2020, and 2019, we received proceeds from the equity line financing agreements with GHS in the amounts of $1,041,170, $803,585, and $0, respectively, with a weighted average per share price of $0.188, $0.096, and $0, respectively, after giving effect to a 1 for 75 reverse stock split on March 22, 2021. For the year ended December 31, 2021, we received $2,000,000 from the  issuance of Class D Preferred Stock, $760,000 from the issuance of Class C Preferred Stock, $540,899 from the issuance of common stock, $234,832 from advances from related party, $311,070 from issuance of short-term notes payable, and $1,500,000 from the issuance of long-term notes payable.  For the year ended December 31, 2020, we received  $408,000 from the issuance of Class B Preferred Stock, $320,500 from the issuance of convertible notes, $812,576 from the sale of common stock, $403,791 from advances from related party, $372,232 from issuance of short-term notes payable, and $150,000 from the issuance of long-term notes payable. For the year ended December 31, 2019, we received $1,750,000 from the issuance of convertible notes, and $168,445 from the issuance of short-term notes payable. As of July 25, 2022, the following number of shares of common stock issuable pursuant to our convertible securities (if converted as of this date pursuant to the terms thereof, excluding the April 21, 2022 convertible promissory notes the Company issued in an aggregate principal amount of $4,885,354 due January 21, 2023) were as follows: 1,902,715,425 shares related to Class A Preferred Stock, 0 shares related to Class B Preferred Stock, 3,207,583 shares related to Class C Preferred Stock, 22,748,815 shares related to Class D Preferred Stock, 17,630,332 shares related to Class E Preferred Stock, 4,129,091 shares issuable upon conversion of our outstanding warrants, and 20,000 related to a convertible note. We currently have the following subsidiaries: The Boston Solar Company LLC (“Boston Solar,” 81% interest), SinglePoint Direct Solar LLC (“Direct Solar America”, 51% interest), Box Pure Air LLC (“Box Pure Air”, 51% interest), EnergyWyze LLC (“EnergyWyze”), Discount Indoor Garden Supply, Inc. (“DIGS”, 90% interest), and ShieldSaver, LLC (“ShieldSaver”, 51% interest). Our principal offices are located at 2999 North 44th Street Suite 530, Phoenix, AZ 85018, telephone: (888) 682-7464. We intend to spin-off or sell additional assets or non-core subsidiaries in the future. Although there are no definitive arrangements in place.

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The Offering

Shares of common stock offered by Selling Stockholder:	3,657,033 shares of common stock

Common stock to be outstanding after the offering:	Up to 91,275,339 shares of common stock.

Use of proceeds:

We will not receive any proceeds from the sale of the shares of common stock offered by Selling Stockholder. However, we will receive proceeds from sale of our common stock under the Financing Agreement. See “Use of Proceeds.”

Risk factors:

You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on Page 8 and all other information set forth in this prospectus before investing in our common stock.

OTCQB Symbol:	SING

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Risk Factors

Risks Related to Our Business

Our businesses may be materially adversely affected by the recent coronavirus (COVID-19) outbreak or the related market decline and volatility.

On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that is adversely affecting the economies and financial markets worldwide, including the businesses which we operate and own a percentage of. The recent market decline and volatility in connection with the COVID-19 pandemic could also materially and adversely affect any future potential acquisitions. Furthermore, with restrictions on travel, the limited ability to have meetings with personnel, vendors and services providers are expected to have an adverse effect on our businesses. While the Company expects the effects of the pandemic to negatively impact its results from operations, cash flows and financial position, the current level of uncertainty over the economic and operational impacts of COVID-19 means the related financial impact cannot be reasonably estimated at this time. The Company has experienced customer delays and extensions for projects, supply chain delays, furloughs of personnel, increased utilization of telework, increased safety protocols to address COVID-19 risks, decreased installations and other impacts from the COVID-19 pandemic. The Company is proactively working to adjust its operations to properly reflect the market environment during the immediate pandemic while maintaining sufficient resources for the expected rebound later this year. The extent to which COVID-19 impacts our businesses will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our operations may be materially adversely affected.

The Solar Market is very competitive, and it is difficult to determine if demand will continue to rise

If sufficient additional demand for residential solar energy systems does not develop or takes longer to develop than we anticipate, our ability to originate solar service agreements may decrease.  A material reduction in the retail price of electricity charged by electric utilities or other retail electricity providers would harm our business, financial condition and results of operations.  Our growth is dependent on our dealer network and our failure to retain or replace existing dealers or to grow our dealer network could adversely impact our business.  We are exposed to the credit risk of our customers.  Rising interest rates may adversely impact our business.  Our business has benefited from the declining cost of solar energy system components and our business may be harmed to the extent the cost of such components stabilize or increase in the future.  We do not directly control certain costs related to our business, which could put us at a disadvantage relative to companies who have a vertically integrated business model.  We may be unsuccessful in introducing new service and product offerings, including our distributed energy storage services and energy storage management systems.  We face competition from centralized electric utilities, retail electric providers, independent power producers and renewable energy companies.  Developments in technology or improvements in distributed solar energy generation and related technologies or components may materially adversely affect demand for our offerings.  We and our dealers depend on a limited number of suppliers of solar energy system components and technologies to adequately meet demand for our solar energy systems. Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, price change, imposition of tariffs or duties or other limitation in our or our dealers’ ability to obtain components or technologies we use could result in sales and installation delays, cancelations and loss of customers.  Increases in the cost of our solar energy systems due to tariffs imposed by the U.S. government could have a material adverse effect on our business, financial condition and results of operations.  Our operating results and our ability to grow may fluctuate from quarter to quarter and year to year, which could make our future performance difficult to predict and could cause our operating results for a particular period to fall below expectations.  If we are unable to make acquisitions on economically acceptable terms, our future growth would be limited, and any acquisitions we may make may reduce, rather than increase, our cash flows.  Our business is concentrated in certain markets, putting us at risk of region-specific disruptions.

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We may not be able to achieve our strategic initiatives and grow our business as anticipated.

We continue to refine our strategic focus to center on providing renewable energy, environmentally friendly and healthy living solutions that are focused on sustainability. Our strategic initiatives have required us to devote financial and operational assets to these activities. Our success depends on our ability to appropriately manage our expenses as we invest in these initiatives. If we are not able to execute on this strategy successfully or if our investments in these activities do not yield significant returns, our business may not grow as we anticipated, which could adversely affect our operating results.

Any disruption of service at our facilities or our third-party providers could interrupt or delay our customers’ access to solutions, which could harm our operating results.

Any damage to, or failure of, our systems generally could result in interruptions in our services. Interruptions in our services may reduce our revenue, cause customers to terminate their subscriptions and adversely affect our attrition rates and our ability to attract new customers, all of which would reduce our revenue. Our business would also be harmed if our customers and potential customers believe our services are unreliable.

The solar industry faces imports from many different regions of the world and relies on incentives

Although there is the ability to import from all over the world, solar is mainly imported from China and similar areas. With ongoing political climate and ever-changing tariffs these issues could lead to increased prices or slower production. In addition, the government could decide to decrease federal rebates which would price consumers out of the solar market unless tariffs on PV (photovoltaics) were removed to offset the cost of solar. Sales in the solar industry also has traditionally relied on in home consultations. Given the current COVID-19 pandemic people are social distancing following the guidelines outlined by health agencies which has led to a decrease in sales and a shift to a new virtual selling model that we are uncertain of its long-term effectiveness.

We rely on third parties for certain financial and operational services essential to our ability to manage our business. A failure or disruption in these services could materially and adversely affect our ability to manage our business effectively.

We rely on third parties for certain essential financial and operational services. Traditionally, the vast majority of these services are provided by large enterprise software vendors who license their software to customers. Moreover, these vendors provide their services to us via a cloud-based model instead of software that is installed on our premises. As a result, we depend upon these vendors providing us with services that are always available and are free of errors or defects that could cause disruptions in our business processes, which could adversely affect our ability to operate and manage our operations.

Many of our customers are small- and medium-sized businesses, which may result in increased costs as we attempt to reach, acquire and retain customers.

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We market and sell our services to small- and medium-sized businesses. In order for us to improve our operating results and continue to grow our business, it is important that we continually attract new customers, sell additional services to existing customers, and encourage existing customers to renew their subscriptions. However, selling to and retaining small- and medium- sized businesses can be more difficult than selling to and retaining large enterprises because small- and medium-sized business customers:

•	are more price sensitive;

•	are more difficult to reach with broad marketing campaigns;

•	have high churn rates in part because of the nature of their businesses;

•	often lack the staffing to benefit fully from our application suite’s rich feature set; and

•	often require higher sales, marketing and support expenditures by vendors that sell to them per revenue dollar generated for those vendors.

If we are unable to cost-effectively market and sell our service to our target customers, our ability to grow our revenue and become profitable will be harmed.

We may choose to raise additional capital. Such capital may not be available, or may be available on unfavorable terms, which would adversely affect our ability to operate our business.

We do not expect that our existing cash balances will be sufficient to meet our working capital and capital expenditure needs for the next twelve months. As of June 30, 2022, our accumulated deficit was $1,699,791 and annual debt service obligation is approximately $1.5 million. To continue operations for the next 12 months we will have a cash need of approximately $4.0 million. We cannot estimate the amount of common stock versus equity-linked securities we may issue during the next twelve months, as they are dependent on market and economic factors at the time of issuance. For the years ended December 31, 2021, 2020, and 2019, we incurred debt in the amounts of $1,811,070, $842,732, and $1,750,000, respectively. As of July 25, 2022, the following number of shares of common stock issuable pursuant to our convertible securities were as follows (excluding the April 21, 2022 convertible promissory notes the Company issued in an aggregate principal amount of $4,885,354 due January 21, 2023): 1,902,715,425 shares related to Class A Preferred Stock, 0 shares related to Class B Preferred Stock, 3,207,583 shares related to Class C Preferred Stock, 22,748,815 shares related to Class D Preferred Stock, 17,630,332 shares related to Class E Preferred Stock, 4,129,091 shares issuable upon conversion of our outstanding warrants, and 20,000 related to a convertible note.  If we choose to raise additional funds, due to unforeseen circumstances or material expenditures, we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, and any additional financings could result in additional dilution to our existing stockholders. For example, on September 16, 2021, the Company entered into an Equity Financing Agreement and a registration rights agreement with GHS, pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company having an aggregate Purchase Price of Ten Million Dollars ($10,000,000), subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of twelve (12) months after an effective registration of the Shares with the Securities and Exchange Commission (the “SEC”), is declared effective by the SEC. During 2021 the Company issued 4,210,577 shares of common stock under the Equity Financing Agreement.

Our market is subject to changing preferences; failure to keep up with these changes would result in our losing market share, thus seriously harming our business, financial condition and results of operations.

Our customers and end users expect frequent product introductions and have changing requirements for new products and features. In order to be competitive, we need to develop and market new products and product enhancements that respond to these changing requirements on a timely and cost-effective basis. Our failure to do so promptly and cost effectively would seriously harm our business, financial condition and results of operations.

We are involved in claims or litigations that may result in adverse outcomes.

Due to the nature of our business from time to time we may be involved in a variety of claims or litigations. We are currently in litigation with the former Manager of our subsidiary Direct Solar America (along with other parties as more fully described in section entitled “LEGAL PROCEEDINGS”). We are currently conducting discovery and in the midst of motion practice. This litigation is in its early stages and we are unable to determine the likelihood of success in this matter. This litigation could expose us to adverse publicity and to substantial monetary damages and we have incurred and will continue to incur significant legal defense costs. The negative publicity from this litigation could hinder our ability to attract additional acquisition candidates. An adverse judgment, settlement, or court order in this proceeding could cause significant expenses and constraints for our business operations and expansion plans.

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have a history of operating losses since our inception. We may incur operating losses in the future, and these losses could be substantial and impact our ability to attain profitability. We expect to increase expenditures for product development, general and administrative expenses, and sales and marketing expenses; however, if we cannot increase revenue growth, we will not achieve or sustain profitability or positive operating cash flows. Even if we achieve profitability and positive operating cash flows, we may not be able to sustain or increase profitability or positive operating cash flows on a quarterly or annual basis.

We cannot predict every event and circumstance that may impact our business and, therefore, the risks discussed herein may not be the only ones you should consider.

As we continue to grow our business, we may encounter other risks of which we are not aware as of the date of this report. Certain of our key operational metrics, including estimated gross contracted customer value, are based on various assumptions and estimates we make that cover an extended period of time. Actual experience may vary materially from these estimates and assumptions and therefore undue reliance should not be placed on these metrics.  These additional risks may cause serious damage to our business in the future, the impact of which we cannot estimate at this time.

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We will need additional funding if we intend on growing and making future acquisitions. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our planned development.

We expect our expenses to increase in connection with our ongoing activities. We need to obtain substantial additional financing arrangements to provide working capital and growth capital and if financing is not available to us on acceptable terms when needed, our ability to continue to grow our business would be materially adversely impacted and or  we would be forced to delay, reduce or eliminate some or all of our research and development programs or commercialization efforts. Servicing our existing debt requires a significant amount of cash. We may not have sufficient cash flow from our business to timely pay our interest and principal obligations and may be forced to take other actions to satisfy our payment obligations.

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until the time, if ever, that we can generate substantial product revenues, we plan to finance our cash needs through some combination of equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect the rights of our existing stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. We cannot estimate the amount of common stock versus equity-linked securities we may issue during the next twelve months, as they are dependent on market and economic factors at the time of issuance. For the years ended December 31, 2021, 2020, and 2019, we incurred debt in the amounts of $1,811,070, $842,732, and $1,750,000, respectively.  On September 16, 2021, the Company entered into the Equity Financing Agreement GHS, pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company having an aggregate Purchase Price of Ten Million Dollars ($10,000,000). As of July 25, 2022, the following number of shares of common stock issuable pursuant to our convertible securities were as follows (excluding the April 21, 2022 convertible promissory notes the Company issued in an aggregate principal amount of $4,885,354 due January 21, 2023): 1,902,715,425 shares related to Class A Preferred Stock, 0 shares related to Class B Preferred Stock, 3,207,583 shares related to Class C Preferred Stock, 22,748,815 shares related to Class D Preferred Stock, 17,630,332 shares related to Class E Preferred Stock, 4,129,091 shares issuable upon conversion of our outstanding warrants, and 20,000 related to a convertible note.  In the event all of the above instruments are converted the Company would have 1,950,452,796 shares of common stock outstanding which would have a dilutive effect on existing shareholders and may affect the market price of the common stock.

The following table summarizes the number of shares of common stock issuable pursuant to all of our convertible securities as of August 24, 2022:

Class A Preferred Stock	1,902,715,425
Class B Preferred Stock	-
Class C Preferred Stock	4,903,394
Class D Preferred Stock	32,569,191
Class E Preferred Stock	24,657,963
Convertible notes	12,703,579
Warrants	4,129,091
Potentially dilutive securities	1,981,678,643

There is substantial doubt about our ability to continue as a going concern

We have not generated any profit from combined operations since our inception. We expect that our operating expenses will increase over the next twelve months to continue our development activities. Based on our average monthly expenses and current burn rate, we estimate that our cash on hand as of June 30, 2022, will not sufficiently support our working capital and capital expenditure needs for the next twelve months. As of June 30, 2022, our accumulated deficit was $1,699,791 and annual debt service obligation is approximately $1.5 million. To continue operations for the next 12 months we will have a cash need of approximately $4.0 million.  We do not expect to raise capital through debt financing from traditional lending sources since we are not currently generating a profit from operations. Therefore, we only expect to raise money through equity financing via the sale of our common stock or equity-linked securities such as convertible debt, which may substantially dilute existing shareholders. We cannot estimate the amount of common stock versus equity-linked securities we may issue during the next twelve months, as they are dependent on market and economic factors at the time of issuance. For the years ended December 31, 2021, 2020, and 2019, we incurred debt in the amounts of $1,811,070, $842,732, and $1,750,000, respectively. As of June 30th, 2022, the amount of unused equity line financing with GHS was approximately 3.7 million shares of common stock. If we cannot raise the money that we need in order to continue to operate our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail. If we are unsuccessful in raising additional financing, we may need to curtail, discontinue, or cease operations.

Risks Related to Employee Matters and Managing Growth

Our future success depends on our ability to retain our key executives and to attract, retain and motivate qualified personnel.

We have been highly dependent on our Executive Officers, as well as the other principal members of our management team. Although we have entered into employment agreements with Mr. Ralston and Mr. Lambrecht providing for certain benefits, including severance in the event of a termination without cause, these agreements do not prevent them from terminating their employment with us at any time. We do not maintain “key person” insurance for any of our executives or other employees. The loss of the services of any of these persons could impede the achievement of our research, development and commercialization objectives. The unexpected loss of the services of one or more of our directors or executive officers and/or advisors including due to disease (such as COVID-19), disability or death, could have a detrimental effect on us.

In addition, we rely on consultants and advisors to assist us in formulating our development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

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Risks Associated with Our Capital Stock

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we became a reporting company by conducting an underwritten initial public offering, or IPO, of our common stock, and because we are not listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of our company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we were to become a public reporting company by means of an IPO because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development.

Our common stock may become subject to the SEC’s penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in our securities.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share for some period of time and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s prior written agreement to the transaction;
•

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If required to comply with these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our stock price may experience substantial volatility as a result of a number of factors, including:

•	sales or potential sales of substantial amounts of our common stock;
•	the success of competitive products or technologies;
•	announcements about us or about our competitors, including new product introductions and commercial results;
•	the recruitment or departure of key personnel;
•	developments concerning our licensors or manufacturers;
•	litigation and other developments;
•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
•	variations in our financial results or those of companies that are perceived to be similar to us; and
•	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for FinTech (financial technology) and blockchain companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

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We currently have outstanding shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control. Additionally, even after our preferred stock converts to common stock, certain of our stockholders will have rights that could limit our ability to undertake corporation transactions and inhibit changes of control.

We currently have outstanding two classes of stock, common stock and preferred stock, and there are four classes of preferred stock. The holders of our Class A Convertible Preferred Stock are entitled to super voting and super converting rights, and the holders of our other Classes of Preferred Stock have certain preferred rights in connection with future actions we may take (as discussed herein and contained in the Certificate of Designation for such Class of Preferred Stock). As a result of the rights our preferred stockholders have, we may not be able to undertake certain corporate transactions, including equity or debt offerings necessary to raise sufficient capital to run our business, change of control transactions or other transactions that may otherwise be beneficial to our businesses These provisions may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. The market price of our common stock could be adversely affected by the rights of our preferred stockholders.

We have never paid and do not intend to pay cash dividends.

We have never paid cash dividends on any of our common stock and we currently intend to retain future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our common stockholders’ sole source of gain for the foreseeable future. Under the terms of our existing Articles of Incorporation, we cannot declare, pay or set aside any dividends on shares of any class or series of our capital stock, other than dividends on shares of common stock payable in shares of common stock, unless we pay dividends to the holders of our preferred stock. Additionally, without special stockholder and board approvals, we cannot currently pay or declare dividends and will be limited in our ability to do so until such time, if ever, that we are listed on a stock exchange.

Our executive officers and directors have the ability to control all matters submitted to stockholders for approval.

Our executive officers and directors hold approximately 22,309,285 shares of our Class A Convertible Preferred Stock (each share votes as the equivalent of 50 shares of common stock on all matters submitted for a vote by the common stockholders), and as such, they would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act collectively, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire.

Provisions in our articles of incorporation and by-laws and under Nevada law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our articles of incorporation and by-laws, respectively, may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors.

We will incur increased costs as a result of operating as a public reporting company, and our management will be required to devote substantial time to new compliance initiatives.

As a public reporting company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC, have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.

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We may, in the future, issue instruments which are convertible into shares of common stock, which will result in additional dilution.

We may need to issue instruments convertible into shares of common stock in the future. In the event that these convertible instruments are converted into shares of common stock, or that we make additional issuances of convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors or the then current market price.  For example, on September 16, 2021, the Company entered into the Equity Financing Agreement GHS, pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company having an aggregate Purchase Price of Ten Million Dollars ($10,000,000).   As of July 25, 2022, the following number of shares of common stock issuable pursuant to our convertible securities were as follows: 1,902,715,425 shares related to Class A Preferred Stock, 0 shares related to Class B Preferred Stock, 3,207,583 shares related to Class C Preferred Stock, 22,748,815 shares  related to Class D Preferred Stock, 17,630,332 shares related to Class E Preferred Stock, and 20,000 related to a convertible note.  In the event all of the above instruments are converted the Company would have 2,004,482,822 shares of common stock outstanding.

Risks Related to This Offering

The sale of our common stock to GHS may cause dilution, and the sale of the shares of common stock acquired by GHS, or the perception that such sales may occur, could cause the price of our common stock to fall.

Pursuant to the Financing Agreement with GHS, GHS has committed to purchase up to $10,000,000 of our common stock. The shares of our common stock that may be issued under the Financing Agreement may be sold by us to GHS at our discretion from time to time over a 12-month period commencing after the satisfaction of certain conditions set forth in the Financing Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. The purchase price for the shares that we may sell to GHS under the Financing Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to GHS. Additional sales of our common stock, if any, to GHS will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to GHS all, some, or none of the additional shares of our common stock that may be available for us to sell pursuant to the Financing Agreement. If and when we do sell shares to GHS, after GHS has acquired the shares, GHS may resell all, some or none of those shares at any time or from time to time in its discretion.

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Therefore, sales to GHS by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to GHS, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. For example, on September 16, 2021, the Company entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS, pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of Ten Million Dollars ($10,000,000), subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of twelve (12) months after an effective registration of the Shares with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC.

We may not have access to the full amount under the financing agreement.

The amount of $10,000,000 was selected based on our potential use of funds over the effective time period to enable us to complete the development of our programs. Our ability to receive the full amount is largely dependent on the daily dollar volume of stock traded during the effective period. Based strictly on the current daily trading dollar volume up to September 2021, we believe it is unlikely that we will be able to receive the entire $10,000,000. We are not dependent on receiving the full amount to execute our business plan and can still progress with our business until we are able to raise funds for business development. There is no assurance that we will ever raise enough funds.

GHS Transaction

On September 16, 2021, the Company entered the Financing Agreement and Registration Rights Agreement with GHS. Pursuant to the Financing Agreement GHS agreed to purchase up to Ten Million Dollars ($10,000,000) in shares of the Company’s common stock, from time to time over the course of twelve (12) months after effectiveness of a registration statement on Form S-1 of the underlying shares of Common Stock (the “Contract Period”).

The Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put will be 90% of the lowest daily volume weighted average price (VWAP) of the Company’s Common Stock during the five consecutive trading days preceding the receipt by GHS of the applicable Put notice. Subject to the satisfaction of certain conditions set forth in the Equity Financing Agreement, on each Put the Company will deliver an amount of Shares equaling one hundred and twelve percent (112%) of the dollar amount of each Put. No Put will be made in an amount less than ten thousand dollars ($10,000) or greater than three million dollars ($3,000,000).

Use of Proceeds

We will not receive any proceeds from the sale of common stock offered by Selling Stockholder. However, we will receive proceeds from the sale of our common stock to Selling Stockholder pursuant to the Financing Agreement. The proceeds from our exercise of the Put right pursuant to the Financing Agreement will be used for general administrative expense, payment of debt, business development, as well as for legal, accounting and audit fees.

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Selling Stockholder

This prospectus relates to the possible resale by the Selling Stockholder, GHS, of shares of our common stock that may be issued to GHS pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with GHS on September 16, 2021, concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by GHS of the shares of our common stock that may be issued to GHS under the Purchase Agreement.

GHS, as the Selling Stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we may issue to GHS under the Purchase Agreement. The Selling Stockholder may sell some, all or none of its shares. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholder as of August 24, 2022 and the number of shares of common stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholder may offer all or part of the shares for resale from time to time. However, the selling shareholder is under no obligation to sell all or any portion of such shares nor is the selling shareholder obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholder.

Name of Beneficial Holder	Shares of Common Stock Beneficially Owned Prior to Offering		Percentage Owned before the Offering (1)	Shares of Common Stock to be Offered	Shares of Common Stock Owned After Offering assuming all Common Shares being registered are sold	Percent of Common Stock Owned After the Offering assuming all Common Shares being registered are sold
GHS Investments LLC	4,372,153	(2)	4.99%	3,657,033	3,657,033	4.0%

(1) Based on 87,618,306 shares of common stock outstanding as of August 24, 2022.

(2) Represents 4.99% of the of the outstanding shares of Common Stock.  GHS is the owner of 282 shares of Class C Preferred Stock, 2,000 shares of Class D Preferred Stock, 1,550 shares of Class E Preferred Stock and warrants to purchase 4,129,091 shares of Common Stock.  Each of the Certificates of Designation for the Class C, D and E Preferred Stock, and the aforementioned warrant contains a provision that restricts conversion/exercise of each instrument to 4.99% of the then outstanding shares of Common Stock of the Company.

During the last three years the Company has entered into the following transactions with GHS, in addition to the transaction referenced in this Registration Statement:

On December 18, 2020, the Company sold 408 shares of Class B Preferred Stock to GHS for a purchase price of Four Hundred Thousand Dollars.  As of June 30, 2022, GHS has converted all Class B Preferred Stock into Common Stock of the Company.

On January 28, 2021 the Company sold 1,010 shares of Class C Preferred Stock to GHS for One Million Dollars ($1,000,000). The Company received proceeds of $760,000 from the issuance of Class C Preferred Stock.  For the six months ended June 30, 2022, the Company has received no proceeds.

On March 11, 2021, the Company entered a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase, in tranches, up to Two Million Dollars ($2,000,000) of the Company’s Class D Preferred Stock in exchange for Two Thousand (2,000) shares of Class D Preferred Stock. The Company received $2,000,000 from the issuance of Class D Preferred Stock.

On April 7, 2022, the Company entered a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase, in tranches, up to One Million Five Hundred Thousand Dollars ($1,500,000) of the Company’s Class E Preferred Stock in exchange for One Thousand Five Hundred (1,500) shares of Class E Preferred Stock in three separate tranches.  The Company received $1,500,000 from the issuance of Class E Preferred Stock.  In addition, the Company issued GHS fifty shares of Class E Preferred Stock upon the initial closing date as an equity incentive and warrants to purchase 4,129,091 shares of its common stock at a purchase price of $.11 per share for a period of five years.

Plan of Distribution

This prospectus relates to the resale of 3,657,033 Shares of our common stock, par value $0.0001 per share, by the Selling Stockholder consisting of Put Shares that we will put to Selling Stockholder pursuant to the Financing Agreement.

The Selling Stockholder and any of their respective pledgees, assignees, and successors-in-interest, may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share; or

•	a combination of any such methods of sale.

According to the terms of the Financing Agreement, neither Selling Stockholder nor any affiliate of Selling Stockholder acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

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In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

GHS is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares being issued under the Purchase Agreement.

GHS has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. GHS has informed us that each such broker-dealer will receive commissions from GHS that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor GHS can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between GHS or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Stockholder, and any other required information.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder, except we have agreed to pay deposit and clearing fees up to $1,000 per Put. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. We are required to pay all fees and expenses incident to the registration of the shares of common stock.

We have advised GHS that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus. GHS is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

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We have agreed to keep this prospectus effective until GHS has sold all of the common shares purchased by it under the Financing Agreement and has no right to acquire any additional shares of common stock under the Financing Agreement. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will not receive any proceeds from the resale of any of the shares of our common stock by Selling Stockholder. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our common stock and preferred stock. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and amended and restated bylaws filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

As of July 25, 2022, we had 5,000,000,000 authorized shares of common stock, par value $0.0001 per share, and 87,618,306 shares outstanding.

Subject to the voting rights of the Company’s preferred stock, at any meeting of the shareholders, every shareholder of common stock is entitled to vote and may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each shareholder shall have one vote for every share of stock entitled to vote, which is registered in his name on the record date for the meeting, except as otherwise required by law or the Articles of Incorporation.

All elections of directors shall be determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors shall be determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

The Company’s Certificate of Incorporation does not provide for cumulative voting or preemptive rights.

Preferred Stock

The Company has authorized 100,000,000 shares of preferred stock, $0.0001 per value per share. Below is a summary description of the different authorized classes of preferred stock.

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Class A Preferred Stock

As of July 25, 2022, the Company had 80,000,000 shares designated as Class A Convertible Preferred Stock (“Class A Stock”) with $0.0001 par value per share, of which 76,108,617  shares were issued and outstanding .

Each share of Class A Stock is convertible at any time into 25 shares of common stock, totaling 1,902,715,425 shares of common stock assuming full conversion of all outstanding shares as of July 25, 2022. No dividends are payable unless declared by the Board of Directors. Each share of Class A Stock votes with the shares of Common Stock and is entitled to 50 votes per share and ranks senior to all other classes of stock in liquidation in the amount of $1 per share.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class A Stock.

Class B Preferred Stock

As of July 25, 2022, the Company had authorized 1,500 shares of Class B Preferred Stock, $0.0001 par value per share, of which 0 shares are issued and outstanding. The Company has the right to redeem the Class B Preferred Stock, in accordance with the terms stated by the Certificate of Designation. The Company shall pay a dividend of eight percent (8%) per annum on the Class B Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class B Preferred Stock calculated at the purchase price. The Stated Value of the Class B Preferred Stock is $1,200 per share.

Each share of the Class B Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share of Preferred Stock by $0.183.

In addition to any adjustments pursuant to the terms of the Certificate of Designation, if at any time the Company sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, the holders of the Preferred Stock shall not be entitled to such rights relating to the spin-off of non-core assets of the Company, even if the holders of common stock of the Company are entitled to such dividend. Upon a Subsequent Financing, a Holder of at least one hundred (100) shares of Class B Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

If at any time on or after the issuance date of the Class B Preferred Stock, the Company proposes to file any Registration Statement with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement in connection with a merger or acquisition, then the Company shall offer to the Holders the opportunity to register the sale of such number of Preferred Stock as such Holders may request in writing.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class B Preferred Stock.

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Class C Preferred Stock

On January 28, 2021, the Company amended its Articles of Incorporation to designate 1,500 shares of undesignated preferred stock as Class C Preferred Stock, of which 282 shares were issued and outstanding as of July 25, 2022.

The Company has the right to redeem the Class C Preferred Stock, in accordance with the terms stated by the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class C Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class C Preferred Stock calculated at the purchase price. The Stated Value of the Class C Preferred Stock is $1,200 per share.

Each share of the Class C Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the lesser of ($.1055 and (2) 100% of the lowest VWAP of the Common Stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date.

From the date of issuance until the date when the Holder no longer holds any shares of Class C Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class C Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

If at any time the Company sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, the holders of the Preferred Stock shall not be entitled to such rights relating to the spin-off of non-core assets of the Company, even if the holders of common stock of the Company are entitled to such dividend. Upon a Subsequent Financing, a Holder of at least one hundred (100) shares of Class C Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

If at any time on or after the issuance date of the Class C Preferred Stock, the Company proposes to file any Registration Statement with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement in connection with a merger or acquisition, then the Company shall offer to the Holders the opportunity to register the sale of such number of Preferred Stock as such Holders may request in writing.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class C Preferred Stock.

Class D Preferred Stock

On March 31, 2021, the Company amended its Articles of Incorporation to designate 2,000 shares of undesignated preferred stock as Class D Preferred Stock, of which 2,000 shares were issued and outstanding as of July 25, 2022.

The Company has the right to redeem the Class D Preferred Stock, in accordance with the terms stated by the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class D Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class D Preferred Stock calculated at the purchase price. The Stated Value of the Class D Preferred Stock is $1,200 per share.

Each share of the Class D Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the lower of $.1055 and (2) 100% of the lowest VWAP of the Common Stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date.

From the date of issuance until the date when the holder no longer holds any shares of Class D Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class D Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

If at any time the Company sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, the holders of the Preferred Stock shall not be entitled to such rights relating to the spin-off of non-core assets of the Company, even if the holders of common stock of the Company are entitled to such dividend. Upon a Subsequent Financing, a Holder of at least one hundred (100) shares of Class D Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

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If at any time on or after the issuance date of the Class D Preferred Stock, the Company proposes to file any Registration Statement with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement in connection with a merger or acquisition, then the Company shall offer to the Holders the opportunity to register the sale of such number of Preferred Stock as such Holders may request in writing.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class D Preferred Stock.

Class E Preferred Stock

The Company filed a certificate of designation with the State of Nevada to amend its Amended and Restated Articles of Incorporation to designate One Thousand Five Hundred Fifty (1,500) shares of preferred stock as “Class E Preferred Stock.”

On April 7, 2022, the Company entered a Securities Purchase Agreement with GHS, whereby GHS purchased 1,500 shares of the Company’s Class E Preferred Stock in three tranches. In addition the Company issued GHS 50 shares of Class E Preferred Stock as an equity incentive, and warrants to purchase 4,129,091 shares of its common stock at a purchase price of $.11 per share for a period of five years.

  As of the date of this filing, all tranches have been completed per the terms of the agreement.

Below is a summary description of the material rights, designations and preferences of the Class E Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

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The Company has the right to redeem the Class E Preferred Stock, in accordance with the following schedule:

i.

If all of the Class E Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class E Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value, together with any accrued but unpaid dividends;

ii.

If all of the Class E Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class E Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

The Company shall pay a dividend of eight percent (8%) per annum on the Class E Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class E Preferred Stock calculated at the purchase price. The Stated Value of the Class E Preferred Stock is $1,200 per share.

The Class E Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation for the Class E Preferred Stock).

The conversion price for the Class E Preferred Stock is the amount equal to the lower of (1) a fixed price equaling the closing price of the Common Stock on the trading day immediately preceding the date of the Purchase Agreement, and (2) 100% of the lowest VWAP of the Company’s Common Stock during the fifteen (15) trading days immediately preceding, but not including, the Conversion Date.

From the date of issuance until the date when the original holder no longer holds any shares of Class E Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), such holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class E Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Upon a Subsequent Financing, such holder of at least one hundred (100) shares of Class E Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class E Preferred Stock.

Securities Authorized for Issuance Under Equity Compensation Plans

On January 30, 2020, the Company adopted the 2019 Equity Incentive Plan (the “Plan”). The maximum number of shares of Common Stock that may be issued under the Plan is 100,000,000. The Company has not granted any options under the Plan.

LEGAL MATTERS

JMS Law Group, PLLC, which has acted as our counsel in connection with this offering, will pass on certain legal matters with respect to U.S. federal law in connection with this offering. The principal attorney at JMS Law Group, PLLC owns 3,333 shares of our Common Stock.

EXPERTS

The audited consolidated financial statements for SinglePoint, Inc as of December 31, 2021 and 2020 and for the years then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Turner, Stone & Company, L.L.P., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements for The Boston Solar Company, LLC as of December 31, 2021 and 2020 and for the years then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Turner, Stone & Company, L.L.P., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete.

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Such reports and other information filed by the Company with the SEC are available free of charge on the SEC’s website. You may also request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: Singlepoint Inc., 2999 North 44th Street, Suite 530, Phoenix, Arizona 85018. The public may read and copy any materials filed by the Company with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The contents of these websites are not incorporated into this filing by reference. Further, the Company’s references to the URLs for these websites are intended to be inactive textual references only.

Description of Business

We are a company focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We currently have core subsidiaries including solar and air purification. We built our portfolio through synergistic acquisitions, and partnerships to provide a rich, diversified holding base. The Company’s initial focus is on solar energy, and we are committed to building a foundation for future expansion opportunities and building brands based on technology solutions we believe will increase efficiencies across various markets. We strive to create long-term value for our shareholders by helping our partner companies to increase their market penetration, grow revenue and improve cash flow. We currently have the following subsidiaries, Boston Solar, Direct Solar America, Box Pure Air, EnergyWyze, DIGS, and ShieldSaver. Our principal offices are located at 2999 North 44th Street Suite 530, Phoenix, AZ 85018, telephone: (888) 682-7464. We intend to spin-off or sell additional assets or non-core subsidiaries in the future.

Our Core Businesses

Boston Solar, LLC (“Boston Solar”)

                On April 21, 2022 the Company purchased an aggregate of 80.1% of the outstanding membership interests (the “Purchased Interests”) of The Boston Solar Company LLC (“Boston Solar”). Boston Solar, a Proud Partner of the Boston Red Sox, has installed more than 5,000 residential and commercial solar systems powering thousands of homes and businesses in New England, predominantly Massachusetts, since its founding in 2011. Boston Solar is dedicated to providing superior products, exceptional customer service, and the highest quality workmanship in residential and commercial installations. Boston Solar has been honored with the 2020 Guildmaster Award from GuildQuality for demonstrating exceptional customer service within the residential construction industry. For five consecutive years, Boston Solar has been recognized as a Top Solar Contractor by Solar Power World magazine. Boston Solar has also made Boston Business Journal's "Largest Clean Energy Companies in Massachusetts" List. Boston Solar is a member of Solar Energy Business Association of New England (SEBANE). Boston Solar is headquartered at 55 Sixth Road, Woburn, MA 01801. The Company is continually analyzing strategies for Boston Solar to optimize growth,  synergies and operational efficiencies within the region serviced by Boston Solar.

SinglePoint Direct Solar, LLC (“Direct Solar America”)

In May 2019 the Company formed Direct Solar America, and owns fifty one percent of the membership interests. Direct Solar America is a solar brokerage company headquartered in Phoenix, Arizona that currently works with homeowners to define the solar solution for their needs in multiple cities around the United States. Their unique brokerage model is scalable nationally and has previously reported that it had the ability through its partnerships to originate solar based sales in up to 38 states. Beginning in June 2021, coinciding with a senior management change and the revision of contracts with a majority of our dealer and installation providers, Direct Solar America has significantly reduced the number of states potentially serviced within the addressable sales footprint to approximately 11 states that can be actively serviced by our partners and providers. We have resumed onboarding of service providers and are again expanding into additional markets as we build a national sales footprint. In addition to the resumption of the multistate expansion of the residential solar brokerage model, Direct Solar America has identified market opportunities related to small and medium commercial solar projects and has committed staff and resources, adding to its core business competencies to pursue these types of underserved commercial solar opportunities. The majority of the targeted projects are comprised of commercial buildings, schools, and parking lot structures looking for solar based solutions that offset and reduce traditional energy consumption through a green solution that saves them money while reducing their impact on the planet.

Box Pure Air

In February 2021 the Company acquired fifty-one percent (51%) of Box Pure Air, LLC, an emerging industry leader in high-proficiency air purification technology. Box Pure Air is a distributor of industrial grade high-efficiency air purification products designed and manufactured to improve indoor air quality. Our products are engineered and designed to exceed the national standards of indoor air quality by following CDC requirements for air ventilation utilizing HEPA certified filters and incorporating proven antimicrobial technologies. Box Pure Air sells and distributes AIRBOX™ Air Purifier product line, an industrial and commercial grade suite of products made in the United States. Learn more at www.boxpureair.com.

Other Businesses

EnergyWyze, LLC (“EnergyWyze”)

In January 2021 the Company acquired EnergyWyze, LLC, a premiere digital and direct marketing firm focused on customer centric lead generation in the solar energy industry. EnergyWyze provides software and services to solar and renewable energy companies. EnergyWyze currently operates a consumer-centric site at www.energywyze.com and its subscription based solar specific CRM business at www.solarcxm.com.   EnergyWyze is led by experienced marketers and is focused on becoming an emerging industry leader providing qualified preset appointments to the nation’s leading solar installation companies.

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Non-Core Businesses

ShieldSaver, LLC (“ShieldSaver”)

The Company owns fifty one percent (51%) of the outstanding interests of ShieldSaver. ShieldSaver is a technology focused automotive company working to efficiently track records of vehicle repairs. They pair shops with potential customer via proprietary technology. The ShieldSaver technology solution drives B2B leads and conversion to sales of windshield repair and replacement. The ShieldSaver technology is designed to increase efficiency by quickly delivering a vehicle specific quote for windshield replacement and delivering those leads to local installers looking to expand and grow their business. ShieldSaver has relationships with large parking lot management companies at airports and other locations around the United States to obtain the data needed to operate.

Discount Indoor Garden Supplies, Inc. (“DIGS”)

The Company owns ninety percent (90%) of the outstanding interests of DIGS, a California-based supplier of cultivation equipment that fulfills orders nationwide. DIGS has focused on providing products and services within the agricultural industry designed to improve yields, efficiencies, and profitability. They provide hydroponic supplies and nutrients to commercial agricultural business and individual farmers. DIGS operates an online store, and sells nutrients, lights, and HVAC systems, among other products, to individuals that are interested in horticulture. They also fulfill and distribute products to businesses and stores in the southern California market. DIGS has historically provided manufacturing services out of its leased facility in Carlsbad, CA. The manufacturing supports developing and wholesaling private labelled product for clients as well as our inhouse branding efforts.

Intellectual Property

Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our products and services.

Competition

The markets for our products are intensely competitive, continually evolving and subject to changing technologies. Many of our competitors are substantially larger than us and have significantly greater name recognition, sales and marketing, financial, technical, customer support and other resources. These competitors may be able to respond more rapidly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products.

These competitors may enter our existing or future markets with products that may be less expensive, that may provide higher performance or additional features or that may be introduced more quickly than our products.

We believe that we compete favorably with our competitors on the basis of these factors. However, if we are not able to compete successfully against our current and future competitors, it will be difficult to acquire and retain customers, and we may experience revenue declines, reduced operating margins, loss of market share and diminished value in our services.

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Marketing

Our marketing efforts (conducted by us in house, and by outside consultants) currently focus on increasing demand for our solutions utilizing targeted email campaigns, SEO and SEM advertising. In addition, we generate awareness by participating in industry tradeshows, issuing press releases and articulating our messaging through our website. We conduct our marketing activities domestically to promote our products independently and in cooperation with our strategic partners. Our product information is available on our website, which contains overview presentations.

Sales

We market and distribute our products through a strategic partnership network of companies and we use a broad distribution channel to bring our products and solutions to our customers.

We have sales and support staff in various locations throughout the United States. Our inside sales group answers incoming leads from potential customers and refers these new leads to one of our partners. A new lead is a potential customer, client or user of one or more of the products and services SinglePoint either directly offers or refers to a partner. A partner is either one of our subsidiaries or one of the companies that we do business with.

Employees

Currently SinglePoint and its subsidiaries employ a total of approximately 20 individuals. These individuals consist of management, developers, sales and support staff. Some of these individuals are employed through outside sourcing, working with us to hire qualified candidates.

Offices

We do not currently own any property or real estate of any kind. The Company leases approximately 1,400 square feet of office space at 2999 North 44th Street, Phoenix, Arizona 85018, through January 31, 2023, at a monthly base rent of $3,688 through February 2022, then increasing to $3,758 per month beginning February 2022.

Box Pure Air, LLC currently leases office space at 75 Port City Landing, Pleasanton, South Carolina 29464, at a monthly base rent of $2,567.58. The lease term is month to month.

On July 2, 2019, the Company executed a lease agreement for an industrial building space in California for 24 months at base rent of $2,400 per month through June 30, 2021, upon which the lease expired. The Company no longer leases this space.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as discussed below are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

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On July 9, 2021 the Company and SinglePoint Direct Solar, LLC (“SDS” or “Direct Solar”) served a complaint (the “Company Complaint”) in the United States District Court for the District of Arizona against Pablo Diaz Curiel, Kjelsey Johnson, and Brian Odle alleging, amongst other things, that the aforementioned individuals: (i) Interference with Direct Solar America’s existing and prospective business opportunities; (ii) Made unauthorized use of, claims of ownership, and/or offers for sale under direct Solar America’s commercial identity; (iii) Misappropriated trade secrets of Direct Solar America; (iv) Breach of the Asset Purchase Agreement originally entered into between the Company and Mr. Diaz and Ms. Johnson (Mr. Diaz and Ms. Johnson); and (v) Breach of the Employment Agreement originally entered into between Direct Solar America and Mr. Diaz.

Also on July 9, 2021, the Company was served with a Complaint by Mr. Diaz (and certain other parties) against the Company and certain officers (and former officers) of the Company (the “Diaz Complaint”). On August 11, 2021, an Order was issued consolidating the Company Complaint and the Diaz Complaint which results in the two legal actions being consolidated into one matter and requiring Defendants to refile their Complaint as a counterclaim. A Counterclaim was submitted by Pablo Diaz Curiel, Kjelsey Johnson, Elijah Chaffino, Dan Shikiar, Jagusa Holdings, Inc. and Brian Odle against the Company and SDS, Greg Lambrecht, Wil Ralston and Corey Lambrecht. The Counterclaim includes but is not limited to the following material allegations: (i) violation of Section 10b-5 of the Exchange Act; (ii) Breach of Contract; (iii) Tortious Interference; (iv) Breach of Fiduciary Duty; (v) Unlawful diversion of ownership, earnings, and monies; (vi) Intentional Misrepresentations; and (vii) Engaging in a pattern and practice of acquisitions based on false promises. The Counterclaim was filed September 11, 2021.

On July 14, 2021, the Company filed a First Amended Complaint (the “FAC”) adding parties Solar Integrated Roofing Corporation (SIRC), USA Solar Network, LLC, David Massey, Christina Berume and Jessica Hernandez in addition to Pablo Diaz Curiel, Kjelsey Johnson and Brian Odle as defendants. In the FAC, the Company alleges (amongst other things) that the defendants: (i) Misappropriated trade secrets; (ii) Breached the Asset Purchase Agreement (Mr. Diaz and Ms. Johnson); (iii) Breached the Employment Agreement (Mr. Diaz); (iv) Breached the Implied Covenant of Good Faith and Fair Dealing (Mr. Diaz and Ms. Johnson); (v) Breached Fiduciary Duties (Mr. Diaz); (vi) Engaged in Unfair Competition; (vii) Violated the Arizona Uniform Trade Secrets Act; (viii) Intentionally Interfered with Contract/Business Expectancy; (ix) Converted assets of the Company; (x) Were Unjustly Enriched; and (xi) Committed Violations of the Lanham Act. On August 27, 2021, the Company filed a Second Amended Compliant which includes additional causes of action including Copyright Infringement (USA Solar Network, LLC) and Defamation (Mr. Diaz).

On September 10, 2021, Solar Integrated Roofing Corporation, USA Solar Network, LLC and David Massey filed a motion to dismiss the claims as it relates to such parties.

On February 22, 2022, a Senior Judge  signed the order stating that Defendants SIRC and Massey’s Motion to Dismiss  was granted in part and denied in part. With respect to Defendant Massey, the Court dismissed all claims against him for lack of personal jurisdiction. With respect to Defendant SIRC, the Court dismissed the following claims from the Second Amended Complaint  under Federal Rule of Civil Procedure 12(b)(6): (a) unfair competition (count seven); (b) intentional interference with contract/business expectancy (count nine); (c) conversion (count ten); and (d) unjust enrichment (count eleven). The remaining claims against Defendant SIRC survived the Motion to Dismiss and remain before the Court. The court ordered that Plaintiffs’ Motion to Compel Arbitration of all of Defendant Diaz’s counterclaims under his Employment Agreement with SDS was granted. The Court ordered the dismissal of the following claims from the FAC: count three in its entirety, count six as to Defendant Diaz, and counts five, nine, ten, eleven, and thirteen as to Diaz, to the extent those claims are based on Diaz’s rights and responsibilities under the Employment Agreement subject to arbitration. The court further ordered that Counterdefendants’ Motion to Dismiss was granted in part and denied in part.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

The Common Stock of the Company is currently trading on the OTCQB Market under the symbol “SING.” The following table sets forth the high and low bid prices relating to our common stock on a quarterly basis for the periods indicated. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Quarterly period	High	Low
Fiscal year ending December 31, 2022
First Quarter	$0.2389	$0.0663
Second Quarter	$0.1910	$0.0700

Fiscal year ended December 31, 2021:
First Quarter	$6.6602	$0.1950
Second Quarter	$2.4600	$0.5000
Third Quarter	$0.5599	$0.1801
Fourth Quarter	$0.2300	$0.0503

Fiscal year ended December 31, 2020:
First Quarter	$0.9750	$0.3000
Second Quarter	$0.5550	$0.3150
Third Quarter	$0.4050	$0.1875
Fourth Quarter	$0.4275	$0.1725

On March 26, 2021, we affected a 1 for 75 reverse stock splits of our common stock. At the effective time of the reverse stock split, every 75 shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The number of authorized shares and the par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock remained unchanged. The reverse stock split did not cause an adjustment to the par value or the authorized shares of the common stock.

  Holders

As of July 25, 2022, there were 87,618,306 shares of common stock outstanding, which were held by approximately 187 record holders. In addition, there were 76,108,617 shares of our Class A Convertible Preferred Stock outstanding, which were held by six record holders, 0 shares of our Class B Convertible Preferred Stock outstanding; 282 shares of our Class C Convertible Preferred Stock outstanding, which were held by one record holder, 2,000 shares of our Class D Convertible Preferred Stock outstanding, which were held by one record holder, and 1,550 shares of our Class E Convertible Preferred Stock outstanding, which were held by one record holder.

Dividends

Through July 25, 2022, except for dividends due on our Preferred Stock, we have never paid cash dividends on any of our capital stock and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

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Stock Option Plan and other Employee Benefits Plans

On December 5, 2019, the Board of Directors approved the creation of the Singlepoint Inc. 2019 Equity Incentive Plan (the “Plan”), which the holders of a majority of the outstanding shares of common stock approved on December 18, 2019. No awards have been made under the Plan.

Summary Description

The following description is intended to be a summary of the material provisions of the Plan. It does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to the complete text of the Plan. Capitalized terms used in the following summary and not otherwise defined in this Information Statement have the meanings set forth in the Plan.

Purpose and Eligible Participants. The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The Administrator may grant awards under the Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company, or the Company’s compliance with any other applicable laws.

Types of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option.

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The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator

Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement. The maximum term of a SAR shall be ten (10) years.

Restricted Shares. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

Restricted Share Units.

(a) Grant of Restricted Share Units. A restricted share unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

(b) Dividend Equivalent Accounts. Subject to the terms and conditions of the Plan and the applicable award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

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(c) Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1.4 through 5.1.7 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation’s Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers or stock market indices.

Number of Shares. Subject to adjustment as provided in the Plan, 100,000,000 shares of Common Stock are available for issuance in connection with awards granted under the Plan.

Administration. This Plan shall be administered by, and all awards under this Plan shall be authorized by, the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee or individual (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.

Effective Date and Termination. This Plan was approved by the Board and became effective on December 5, 2019. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on December 5, 2029. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

We are focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We currently have core subsidiaries including solar and air purification. We built our portfolio through synergistic acquisitions, and partnerships to provide a rich, diversified holding base. The Company’s initial focus is on solar energy and we are committed to building a foundation for future expansion opportunities and building brands based on technology solutions we believe will increase efficiencies across various markets. We strive to create long-term value for our shareholders by helping our partner companies to increase their market penetration, grow revenue and improve cash flow and that complement our desire to build a comprehensive national renewable energy network. The Company is actively looking for and executing on strategic initiatives to sell, partner with or spin-off other non-renewable energy related assets. We do not expect that our existing cash balances will be sufficient to meet our working capital and capital expenditure needs for the next twelve months. We anticipate we can conduct our planned operations using currently available resources for five months. To continue operations for the next 12 months we will have a cash need of approximately $4.0 million which we believe we can obtain through profits from operations, and potential future debt and or equity financings. We do not anticipate achieving profitable operations and or adequate cash flows in the near term and expect to finance operations through additional equity and/or debt. We cannot estimate the amount of common stock versus equity-linked securities we may issue during the next twelve months, as they are dependent on market and economic factors at the time of issuance.

Comparison of the Three Months Ended June 30, 2022 with the Three Months Ended June 30, 2021

Revenue. For the three months ended June 30, 2022, we generated revenues of $4,534,681 as compared to $454,822 for the three months ended June 30, 2021. The increase in revenue was due primarily to the inclusion of Boston Solar revenues during the quarter and increased sales of our air purification systems.

Cost of Revenues. For the three months ended June 30, 2022 cost of revenue increased to $3,204,841 from $302,332 for the three months ended June 30, 2021. The increase was mainly due to inclusion of Boston Solar costs during quarter and increased costs related to higher sales of our air purification systems.

Selling, General and Administrative Expenses. Our general and administrative expenses increased to $4,522,284 for the three months ended June 30, 2022 from $1,284,232 for the three months ended June 30, 2021. The increase was primarily due to inclusion of Boston Solar expenses during the quarter and increased overhead through acquisitions and employee growth.

Other Income (Expenses). For the three months ended June 30, 2022, other expenses were $260,045, compared to other expenses of $12,404 for the three months ended June 30, 2021. The increase in other expenses was primarily due to higher interest expense and amortization of debt discounts related to the acquisition of Boston Solar.

Comparison of the Six Months Ended June 30, 2022 with the Six Months Ended June 30, 2021

Revenue. For the six months ended June 30, 2022, we generated revenue of $6,086,223 as compared to $693,835 for the six months ended June 30, 2021. The increase of revenue was due primarily to the inclusion of Boston Solar revenues during the quarter and increased sales of our air purification systems.

Cost of Revenue. For the six months ended June 30, 2022, cost of revenue increased to $4,574,357 from $607,071 for the six months ended June 30, 2021. The increase was mainly due to inclusion of Boston Solar costs during quarter and increased costs related to higher sales of our air purification systems.

Selling, General and Administrative Expenses. Our general and administrative expenses increased to $6,141,746 for the six months ended June 30, 2022 from $2,330,925 for the six months ended June 30, 2021. The increase was primarily due to inclusion of Boston Solar expenses during the quarter and increased overhead through acquisitions and employee growth.

Other Income (Expense). For the six months ended June 30, 2022, other expenses were $320,383, compared to other expenses of $261,123 for the six months ended June 30, 2021. The increase in other expenses was primarily due to higher interest expense and amortization of debt discounts related to the acquisition of Boston Solar, partially offset by a loss on settlement of debt in the prior year period.

Net Loss. The Company’s net loss attributable to Singlepoint Inc stockholders was $4,749,073 and $2,140,129 for the six months ended June 30, 2022 and 2021, respectively. The increase in net loss was primarily due to higher selling, general, and administrative costs, partially offset by an increase in gross profit.

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Liquidity and Capital Resources

As of June 30, 2022, the Company has yet to achieve profitable operations, and while the Company hopes to achieve profitable operations in the future, if not it may need to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s principal sources of liquidity have been cash provided by operating activities, as well as its ability to raise capital. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to become profitable and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses, the Company may not be able to maintain profitability. The Company’s ability to continue in existence is dependent on the Company’s ability to achieve profitable operations.

To continue operations for the next 12 months we will have a cash need of approximately $4.0 million. Should we not be able to fulfill our cash needs through the increase of revenue we will need to raise money through outside investors through convertible notes, debt or similar instrument(s). The Company plans to pay off current liabilities through sales and increasing revenue through sales of Company services and or products, or through financing activities as mentioned above, although there is no guarantee that the Company will ultimately do so.

Operating Activities

Cash flow used in operating activities – Net cash used in operating activities was $1,844,442 for the six months ended June 30, 2022 primarily as a result of our net loss attributable to Singlepoint Inc stockholders of $4,749,073, partially offset by non-cash expenses and positive changes in operating assets and liabilities. Net cash used in operating activities for the six months ended June 30, 2021 was $2,183,241 primarily as a result of our net loss attributable to Singlepoint Inc stockholders of $2,140,219.

Investing Activities

Cash flow used in investing activities –The Company used $1,355,579 in investing activities during the six months ended June 30, 2022, primarily for the acquisition of Boston Solar. The Company used $41,120 during the six months ended June 30, 2021, primarily for acquisition costs and purchases of property, plant and equipment.

Financing Activities

Cash flow from financing activities – During the six months ended June 30, 2022, our financing activities provided cash of $5,399,010, primarily from the issuance debt and preferred stock. During the six months ended June 30, 2021, our financing activities provided cash of $2,880,477 primarily from proceeds of issuance of common and preferred stock, in addition to proceeds from short-term notes payable.

Off Balance Sheet Arrangements

We do not have any significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recent Accounting Pronouncements

During the three months ended June 30, 2022, there were no accounting standards and interpretations issued which are expected to have a material impact on the Company’s financial position, operations or cash flows.

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Results from Operations – For the year ended December 31, 2021, as compared to December 31, 2020.

Net Revenue

For the years ended December 31, 2021, and 2020, the Company had total sales of $808,902 and $2,878,161, respectively. The decrease in revenues was due primarily to lower solar revenues resulting from the implementation of a new business model.

Cost of Revenue

For the years ended December 31, 2021, and 2020, cost of revenue was $736,746 and $2,204,391, respectively. The decrease was due primarily to the decreased revenues from our solar division.

Gross Profit

As a result of the foregoing, our gross profit was $72,156 for the year ended December 31, 2021, compared with $673,770, for the year ended December 31, 2020. The decrease in our overall gross profit was primarily a result of lower revenues from our solar division.

Operating Expenses

For the years ended December 31, 2021, and 2020, total operating expenses were $5,687,490 and $3,972,882, respectively. The increase was primarily due to an increase in professional and legal fees, impairment of goodwill, and investor relations, partially offset by a decrease in consulting fees. Professional and legal fees were $1,027,376 in 2021, compared to $316,239 in 2020, an increase of $711,137. The increase was due primarily to legal fees related to the Direct Solar legal matter, and acquisition activity. Impairment of goodwill was $680,772 in 2021 and related to Direct Solar, compared $0 in 2020. Investor relations expense was $539,195 in 2021, compared to $181,637 in 2020, an increase of $357,558.  The increase in investor relations expenses was primarily due to increased investor relations activity during the year.

Other Expense

For the years ended December 31, 2021, and 2020, other expense was $148,613 and $1,145,393, respectively.  The decrease was due primarily to $16,772 of amortization of debt discounts in 2021 compared to $2,174,273 in 2020, partially offset by a loss of $76,627 in 2021 on change in fair value of derivative liability and equity securities compared to a gain in 2020 of $1,552,249.

Net Loss

For the years ended December 31, 2021, and 2020, net loss was $5,763,947 and $4,444,505, respectively. The increase in net loss is primarily a result of lower revenues and higher operating costs in 2021, partially offset by lower “other expense” in 2021 compared to 2020.

Liquidity and Capital Resources

As of December 31, 2021, the Company has yet to achieve profitable operations, and while the Company hopes to achieve profitable operations in the future, if not it may need to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s principal sources of liquidity have been cash provided by operating activities, as well as its ability to raise capital. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to become profitable and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses, the Company may not be able to achieve profitability. The Company’s ability to continue in existence is dependent on the Company’s ability to achieve profitable operations.

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To continue operations for the next 12 months we will have a cash need of approximately $3.0 million. Should we not be able to fulfill our cash needs through the increase of revenue we will need to raise money through outside investors through convertible notes, debt or similar instrument(s). The Company plans to pay off current liabilities through sales and increasing revenue through sales of Company services and or products, or through financing activities as mentioned above, although there is no guarantee that the Company will ultimately do so.

Advances from Officer

On May 18, 2021, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Gregory Lambrecht, former executive officer and director of the Company.  Pursuant to the Separation Agreement Mr. Lambrecht resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company.  The Company agreed to pay Mr. Lambrecht $764,480 due in unpaid accrued compensation and $606,372 in indebtedness plus accrued interest through the date of the Agreement (the “Accrued Debt”) as follows: (i) the Company agreed to issue Mr. Lambrecht 362,987 shares of Common Stock (with standard restrictive legend) valued at $0.75 per share, equaling $272,240, (ii) the Company agreed to pay Mr. Lambrecht  $250,000 within two business days of the date of the Separation Agreement, and (iii) the remaining amount of Accrued Debt of $848,612 will be satisfied through the issuance by the Company of a promissory note (the “Note”).  The Note provides for ten percent (10%) per annum interest commencing as of August 1, 2021.  The monthly payment amount of principal and interest shall be $21,523, with the first payment of $21,523 due September 1, 2021, and a final payment amount of $21,523 due on August 1, 2025. At December 31, 2021, the balance due was $804,896.

Our cash flows for the year ended December 31, 2021, and 2020 are summarized below:

	Year Ending December 31, 2021	Year Ending December 31, 2020
Net cash used in operating activities	$(4,831,629)	$(1,955,379)
Net cash provided by (used in) investing activities	$(44,700)	$25,000
Net cash provided by financing activities	$4,869,341	$2,018,724
Net Change in Cash	$(6,988)	$88,345
Cash at beginning of year	$198,473	$110,128
Cash at end of year	$191,485	$198,473

Net Cash Used in Operating Activities

For the year ended December 31, 2021, $4,831,629 net cash was used in operating activities due primarily from our net loss of $5,373,015.

Net Cash Provided in Investing Activities

We had $44,700 net cash used in investing activities for acquisition related expenses and purchases of property, plant, and equipment, in the year ended December 31, 2021, compared to $25,000 net cash provided by investing activities for the year ended December 31, 2020.

Net Cash Provided by Financing Activities

For the year ended December 31, 2021, net cash provided by financing activities was $4,869,341 compared to $2,018,724 for the year ended December 31, 2020. The increase was primarily due to proceeds from long-term notes payable and proceeds from the sale of preferred stock Classes C and D.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Notes to the Consolidated Financial Statements describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

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Loss Contingencies

The Company is subject to various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when management concludes that it is probable that an asset has been impaired, or a liability has been incurred and the amount of the loss can be reasonably estimated. The Company regularly evaluates current information available to us to determine whether such accruals should be adjusted.

Income Taxes

The Company recognizes deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the expected future tax return benefits or consequences of those differences, which are expected to be either deductible or taxable when the assets and liabilities are recovered or settled.

Recent Accounting Pronouncements

See Note 2 of the consolidated financial statements for discussion of Recent Accounting Pronouncements.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Recently Adopted Accounting Standards

None.

Purchase of Significant Equipment

We have not previously, nor do we intend to purchase any significant equipment during the next twelve months.

Changes In and Disagreements with Accountants

During our two most recent fiscal years or any subsequent interim period, we have had no changes in or disagreements with our accountants.

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Directors, Executive Officers, Promoters and Control Persons

The names, ages, and positions of the Company’s present executive officers and directors are set forth in the following table (1):

Name	Age	Positions
William Ralston	33	Chairman of the Board/Chief Executive Officer
Corey Lambrecht	53	Director/President/Chief Financial Officer
Eric Lofdahl	60	Director
James Rulfs	69	Director (2)

_____________

(1) All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

(2) On July 28, 2022 Mr. Rulfs was appointed as a member of the Board of Directors of the Company.

There are no agreements with respect to electing directors. Except as set forth below, none of the directors held any directorships during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such act, or of any company registered as an investment company under the Investment Company Act of 1940. The Board of Directors has not adopted a Code of Ethics that applies to the registrant’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Director and Officer Biographical Information

William (‘Wil’) Ralston – Chairman of the Board/Chief Executive Officer

Wil Ralston became Chairman of the Board and Chief Executive Officer in May 2020.  Prior to that time, Mr. Ralston was President of the Company since August 2017. Prior to this he was a vice president of sales for the Company from 2013 to 2015. From 2015 to 2017 he was a market developer for Porch.com. Mr. Ralston graduated cum laude from the WP Carey School of Business at Arizona State University with a degree in Global Agribusiness.

Corey Lambrecht – Chief Financial Officer

Corey Lambrecht became President of the Company on November 24, 2021 and has been Chief Financial Officer of the Company since January 17, 2020. Corey Lambrecht is a 20+ year public company executive with broad experience in strategic acquisitions, corporate turnarounds, new business development, pioneering consumer products, corporate licensing, interactive technology services in addition to holding public company executive roles with responsibilities including day-to-day business operations, management, raising capital, board communication and investor relations. He is a Certified Director from the UCLA Anderson Graduate School of Management accredited Directors program. Since 2007 he has been a Director of CUI Global, Inc. (NASDAQ: CUI) and has served multiple terms on the Audit Committee and currently serves as the Compensation Committee Chairman. Corey Lambrecht served on the Board of ORHub, Inc. (OTC: ORHB) from July 2016 through December 2019. He previously served as a Board Member for Lifestyle Wireless, Inc. which, in 2012 merged into the Company. In December 2011 he joined the Board of Guardian 8 Holdings, a leading non-lethal security product company, serving until early 2016. He most recently served as the President and Chief Operating Officer at Earth911 Inc., a subsidiary of Infinity Resources Holdings Company (OTC: IRHC) from January 2010 to July 2013.

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Eric Lofdahl – Director

Eric Lofdahl joined the Company in 2013. He has over 30 years’ experience in the technology sector, including positions in software development, program management, complex system integration, and engineering process definition. Eric began his career at the Boeing Company, where he led a team that successfully developed advanced wireless and satellite data products based on commercial technology for the U.S. Air Force. Since 2007, Eric has been the owner of the Lofdahl Group (technology consulting company) and the owner of Text2Bid (mobile auction platform). Eric holds a Bachelor of Science degree in electrical engineering from Iowa State University.

James (“Jim”) Rulfs

A serial entrepreneur, Jim Rulfs has spent the majority of his career specializing in mergers and acquisitions and has over 40 years of experience as a managing principal across different industries. Mr. Rulfs currently serves as the managing member of CBC Partners Holdings, LLC, a privately-funded lender that provides debt financing loans to high-growth commercial and industrial companies. CBC Partners Holdings, LLC has a strategic partnership with CBC Capital Partners, a commercial loan company with 10 years’ of experience in corporate finance. Mr. Rulfs also founded Liberty Pacific Capital LLC, a venture capital firm specializing in emerging technology companies, which later became FocusPoint Private Capital Group, and is a principal of Seattle Venture Group. Mr. Rulfs holds a Series 82 securities license and a Bachelor of Science from Ohio University.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.

being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

We do not currently have a standing audit, nominating, or compensation committee of the Board of Directors, or any committee performing similar functions. Our Board of Directors performs the functions of nominating and compensation committees.

Family Relationships

There are no family relationships between or among any of our current directors or executive officers.

EXECUTIVE COMPENSATION

 The following table sets forth the compensation paid to our Chief Executive Officer, Chief Financial Officer and those executive officers that earned in excess of $120,000 during the last two fiscal years ended December 31, 2021 and 2020 (collectively, the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

William Ralston,	2021	$284,588	-	-	-	-	-	-	$284,588
CEO, Chairman of the Board	2020	100,000							$100,000

Corey Lambrecht,	2021	$205,977	-	-	-	-	-	-	$205,977
President, CFO Director	2020	80,000							$80,000

Eric Lofdahl, Director	2021	16,000	-	-	-	-	-	-	16,000
	2020

Gregory Lambrecht, Former CEO	2021	$84,615							$84,615
	2020	$220,000							$220,000

Table above does not include James Rulfs who was appointed Director July 28, 2022.

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Director Compensation

We issued an aggregate of 9,000,000 shares of Class A Convertible Preferred stock to two outside directors in 2020 and 8,400,000 shares of Class A Convertible Preferred stock to directors in 2021 for serving as directors of the Company. We agreed to pay Eric Lofdahl the following compensation for serving on the Board of Directors: (i)  $60,000 of Restricted Common Stock for joining the Board issuable 25% on each of the following: up front, and each of the next three annual anniversaries that Mr. Lofdahl remains a member of the Board of Directors; and (ii) Annual Compensation equal to $60,000 payable: $2,000 per month in cash, and $9,000.00 of Restricted Common Stock per quarter, based on the average closing price of the 10 trading days immediately preceding the end of the quarter.

We agreed to issue James Rulfs the following compensation for serving on the Board of Directors:  (a) restricted Common Stock equal to  $15,000 (valued at the average volume weighted average closing price of the Common Stock during the 10 trading days immediately preceding each issuance date) on each of the commencement of service as a director, and each yearly anniversary that Mr. Rulfs is a member of the Board of Directors; (b)   Restricted Common Stock equal to $9,000 (valued at the average volume weighted average closing price of the Common Stock during the 10 trading days immediately preceding each issuance date) on or about the last business day of each fiscal quarter that Mr. Rulfs is a member of the Board of Directors; (c) cash compensation equal to $2,000 per month that Mr. Rulfs serves as a member of the Board of Directors; and (d) an additional one time award of Restricted Common Stock equal to $2,000 of Restricted Common Stock  (valued at the average volume weighted average closing price of the Common Stock during the 10 trading days immediately preceding each issuance date) .

Employment Agreements

Except for the following agreements, the Company does not have any written agreements with any of its executive officers. The following discussion is a summary of the material terms of the employment agreements and is subject to the full copy of the respective employment agreement (all capitalized terms not otherwise defined herein are defined in the respective employment agreement):

In November 2021 the Company entered into an Amendment to Employment Agreement with our CEO, Wil Ralston (the “Ralston Amendment”). The Ralston Amendment includes the following: (i) that the term of the original employment agreement is extended to May 30, 2024 (automatically be extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) Base Salary equal to Two Hundred Eighty Thousand Dollars ($280,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus of $50,833.33, and (iv) waiver by Mr. Ralston of any unpaid allowances (estimated $61,500.00) afforded to Mr. Ralston through October 31, 2021

In November 2021 the Company entered into an Amendment to Employment Agreement with Corey Lambrecht (the “Lambrecht Amendment”). The Lambrecht Amendment includes the following: (i) that the term of the original employment agreement is extended to November 23, 2023 (automatically be extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) Base Salary equal to Two Hundred Twenty Five Thousand Dollars ($225,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus equal to twenty percent (20%) of the Base Salary, and (iv) waiver by Mr. Lambrecht of any unpaid compensation owed by the Company through October 31, 2021. On January 17, 2020 the Company entered into an employment agreement with Corey Lambrecht to serve as the Chief Financial Officer. The term is for a period of one year; salary is Eighty Thousand Dollars ($80,000.00) per year; if employment is terminated as a result of his death or Disability, the Company shall pay the Base Salary and any accrued but unpaid Bonus and expense reimbursement amounts through the date of his Death or Disability and a lump sum payment equal to $40,000 (at the time his Death or Disability occurs) within 30 days of his Death or Disability; If employment is terminated by the Board for Cause, then the Company shall pay the Base Salary and Bonus earned through the date of his termination; If employment is terminated by the upon the occurrence of a Change of Control or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to the Base Salary for a period of six (6) months following such termination, (ii) pay any accrued and any earned but unpaid Bonus, (iii) pay the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iv) pay expense reimbursement amounts through the date of termination.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, as of August 24, 2022, certain information concerning the beneficial ownership of our capital stock, including our common stock, and Class A Convertible Preferred Stock, by:

•	each director;

•	each named executive officer;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above.

 Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	Percent of Class
Class A Convertible Preferred Stock	Brenda Lambrecht	18,681,489	24.55%
Class C Convertible Preferred Stock	GHS Investments LLC	282	100%
Class D Convertible Preferred Stock	GHS Investments LLC	2,000	100%
Class E Convertible Preferred Stock	GHS Investments LLC	1,550	100%

* There are no shares of Class B Convertible Preferred Stock outstanding.

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Security Ownership of Management**

Title of Class	Name and Address of Beneficial Owner (1)	Amount and nature of beneficial ownership	Percent of Class
Common Stock
	Eric Lofdahl	334,922	*
	Wil Ralston	296,416	*
	Corey Lambrecht	334,001	*
	James Rulfs	0	0
	Executive Officers and Directors as a Group	965,339	1%

Class A Convertible Preferred Stock
	Eric Lofdahl (2)	10,771,000	14.1%
	Corey Lambrecht	12,175,000	15.9%
	Wil Ralston	19,363,285	25.4%
	James Rulfs	0	0
	Executive Officers and Directors as a Group	42,309,285	55.4%

________

* Less than 1%.

** Percentages based on 87,618,306 shares of Common Stock outstanding, and 76,108,657 of Class A Convertible Preferred Stock outstanding at July 25, 2022.

(1) The address is c/o Singlepoint Inc. 2999 N. 44th St. Suite 530 Phoenix, Arizona 85018.

(2) Includes 10,350,000 shares of Class A Preferred Stock held in an entity controlled by Mr. Lofdahl.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND

DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as set out below, since the beginning of the Company’s last fiscal year, there have been no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following people had or will have a direct or indirect material interest:

•	Any director or executive officer of the Company;

•	Any immediate family member of a director or executive officer of the Company; and

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

The Company has entered into several employment agreements as set forth under the Section entitled “Employment Agreements” above. In addition to the aforementioned employment agreements. on May 18, 2021, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Gregory Lambrecht (former executive officer and director). Pursuant to the Separation Agreement Mr. Lambrecht resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company. The Company agreed to pay Mr. Lambrecht $764,480.00 due in unpaid accrued compensation (the “Accrued Compensation”) and $606,371.63 in indebtedness plus accrued interest through the date of the Agreement (the “Accrued Debt”) as follows: (i) the Company agreed to issue Mr. Lambrecht 362,987 shares of Common Stock (with standard restrictive legend) valued at $0.75 per share, equaling $272,240.00, (ii) the Company agreed to pay Mr. Lambrecht $250,000.00 within two business days of the date of the Separation Agreement, and (iii) the remaining amount of Accrued Debt of $848,612.00 will be satisfied through the issuance by the Company of a promissory note (the “Note”). The Note provides for ten percent (10%) per annum interest commencing as of August 1, 2021. The monthly payment amount of principal and interest shall be $21,522.98, with the first payment of $21,522.98 due September 1, 2021, and a final payment amount of $21,523.20 due on August 1, 2025.

38

Director Independence

The Company currently has one independent directors.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Amended Bylaws provides that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78.

39

For the Quarter Ended June 30, 2022

Condensed Consolidated Balance Sheets as of June 30, 2022 and December 31, 2021 (unaudited)	F-27
Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2022 and 2021 (unaudited)	F-28
Condensed Consolidated Statements of Stockholders’ Deficit for the Three and Six Months Ended June 30, 2022 and Year Ended December 31, 2021 (unaudited)	F-29
Condensed Consolidated Statements of Cash Flows for the Three and Six Months Ended June 30, 2022 and 2021 (unaudited)	F-30
Notes to Condensed Consolidated Financial Statements (unaudited)	F-31 - F-77

Financial Statements of Business Acquired

The following financial statements of Boston Solar:

(i) Audited financial statements as of and for the years ended December 31, 2021 and 2020.

(ii) Unaudited financial statements as of and for the three months ended March 31, 2022 and 2021.

Pro Forma Financial Information

The following unaudited pro forma condensed combined financial statements:

(i) Unaudited pro forma condensed combined balance sheet as of March 31, 2022.

(ii) Unaudited pro forma condensed combined income statement for the year ended December 31, 2021 and the three months ended March 31, 2022.

40

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Singlepoint Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Singlepoint Inc. and its subsidiaries (the “Company”) as of December 31, 2021 and 2020 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, and the results of its consolidated operations and its consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations since inception and expects to continue to generate operating losses and negative cash flows for the foreseeable future. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

We have served as the Company’s auditor since 2017.

Dallas, Texas

March 31, 2022

F-1

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020

ASSETS
CURRENT ASSETS:
Cash	$191,485	$198,473
Accounts receivable, net	90,763	3,368
Prepaid expenses	40,847	4,834
Inventory	70,250	63,456
Note receivable from related party	63,456	-
Current portion of deferred compensation, net of discount	60,373	-

Total Current Assets	517,174	270,131

NON-CURRENT ASSETS:
Property, net	54,105	79,167
Investment, at fair value	-	623,637
Intangible assets, net	34,485	49,005
Goodwill	1,702,119	1,893,740
Deferred compensation, net of current portion	60,374	-

Total Assets	$2,368,257	$2,915,680

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES:
Accounts payable, including related party	$231,816	$245,362
Accrued expenses, including accrued officer salaries	512,214	1,661,208
Current portion of convertible notes payable, net of debt discount	10,500	2,434,226
Operating lease obligations, current portion	42,164	51,365
Advances from related party	415,068	1,151,946
Current Portion of notes payable, net of debt discount	1,020,350	372,232

Total Current Liabilities	2,232,112	5,916,339

LONG-TERM LIABILITIES:
Convertible notes payable, net of current portion	-	-
Operating lease obligations, net of current portion	5,353	47,517
Advances from related party, net of current portion	602,363	-
Long-term notes payable, net of debt discount	767,160	150,000

Total Liabilities	3,606,988	6,113,856

COMMITMENTS AND CONTINGENCIES (Note 8)	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Undesignated preferred stock, par value $0.0001; 39,995,000 and 39,998,500
shares authorized as of December 31, 2021, and December 31, 2020, respectively;	-	-

Class A convertible preferred stock, par value $0.0001; 60,000,000 shares authorized; 56,353,015 and 60,000,000 shares issued and outstanding
as of December 31, 2021, and December 31, 2020, respectively	5,635	6,000

Class B convertible preferred stock, par value $0.0001; 1,500 shares
authorized; 48 and 408 shares issued and outstanding as of December 31, 2021, and	-	-
December 31, 2020, respectively

Class C convertible preferred stock, par value $0.0001; 1,500 and no shares
authorized as of December 31, 2021, and December 31, 2020, respectively;	-	-
760 and no shares issued and outstanding as of December 31, 2021, and December 31, 2020, respectively

Class D convertible preferred stock, par value $0.0001; 2,000 and no shares
authorized as of December 31, 2021, and December 31, 2020, respectively;	-	-
2,000 and no shares issued and outstanding as of December 31, 2021, and December 31, 2020, respectively

Common stock, par value $0.0001; 5,000,000,000 shares authorized;
58,785,924 and 33,075,711 shares issued and outstanding
as of December 31, 2021, and December 31, 2020, respectively	5,879	3,308

Additional paid-in capital	85,853,388	78,132,202
Accumulated deficit	(86,158,902)	(80,785,887)
Total Singlepoint Inc. stockholders' equity (deficit)	(294,000)	(2,644,377)
Non-controlling interest	(944,731)	(553,799)
Total Stockholders' Equity (Deficit)	(1,238,731)	(3,198,176)

Total Liabilities and Stockholders' Equity (Deficit)	$2,368,257	$2,915,680

The accompanying notes are an integral part of these consolidated financial statements.

F-2

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2021	December 31, 2020

REVENUE	$808,902	$2,878,161

Cost of Revenue	736,746	2,204,391

Gross profit	72,156	673,770

OPERATING EXPENSES:
Consulting fees	204,446	363,701
Professional and legal fees	1,027,376	316,239
Investor relations	539,195	181,637
General and administrative	3,235,701	3,111,305
Impairment of goodwill	680,772	-

Operating expenses	5,687,490	3,972,882

LOSS FROM OPERATIONS	(5,615,334)	(3,299,112)

OTHER INCOME (EXPENSE):
Interest expense	(152,678)	(482,107)
Amortization of debt discounts	(16,772)	(2,174,273)
Gain (loss) on settlement of debt	513,909	(41,262)
Warrant Expense	(416,445)	-
Gain (loss) on change in fair value of derivative liability and equity securities	(76,627)	1,552,249

Other income (expense)	(148,613)	(1,145,393)

INCOME (LOSS) BEFORE INCOME TAXES	(5,763,947)	(4,444,505)

Income taxes	-	-

NET INCOME (LOSS)	(5,763,947)	(4,444,505)

Loss (income) attributable to non-controlling interests	390,932	410,788

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(5,373,015)	$(4,033,717)

Net income (loss) per share - basic	$(0.12)	$(0.14)

Weighted average number of common shares
outstanding - basic	43,847,537	29,456,402

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Preferred Stock Class A Par Value $0.0001		Preferred Stock Class B Par Value $0.0001		Preferred Stock Class C Par Value $0.0001		Preferred Stock Class D Par Value $0.0001		Common Stock Par Value $0.0001
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional paid-in Capital	Accumulated Deficit	Non-controlling Interest	Stockholders' Equity (Deficit)

Balance, December 31, 2019	54,200,000	$5,420	-	$-	-	-	-	-	22,653,085	$2,266	$72,377,955	$(76,752,170)	$(143,011)	$(4,509,540)

Issuance of common shares for services									400,000	40	149,159			149,199
Issuance of common shares pursuant to investment agreement									4,266,667	427	812,149			812,576
Issuance of common shares for principal and accrued interest on notes									5,222,627	522	778,135			778,657
Issuance of preferred shares for services	7,400,000	740									554,260			555,000
Issuance of preferred shares for cash			408	-							408,000			408,000
Conversion of preferred shares	(1,600,000)	(160)							533,333	53	107			-
Settlement of derivative liability due to debt conversion										-	3,052,437			3,052,437

Net loss												(4,033,717)	(410,788)	(4,444,505)

Balance, December 31, 2020	60,000,000	$6,000	408	$-	-	-	-	-	33,075,711	$3,308	$78,132,202	$(80,785,887)	$(553,799)	$(3,198,176)

Issuance of common shares for services									335,106	34	94,974			95,008
Issuance of common shares for services previously accrued									87,776	9	51,266			51,275
Issuance of common shares for cash						-		-	4,210,577	421	540,478			540,899
Issuance of common shares for acquisition									168,350	17	414,134			414,151
Issuance of common shares for principal and accrued interest on notes									2,550,485	255	3,444,902			3,445,157
Issuance of preferred shares for cash					760	-	2,000	-			2,760,000			2,760,000
Conversion of preferred shares	(3,646,985)	(365)	(360)						10,913,576	1,091	(444)			282
Warrants converted to common shares									5,700,000	570	415,876			416,446
Rounding adjustment in connection with reverse split									1,744,343	174	-			174

Net loss												(5,373,015)	(390,932)	(5,763,947)

Balance, December 31, 2021	56,353,015	$5,635	48	$-	760	-	2,000	-	58,785,924	$5,879	$85,853,388	$(86,158,902)	$(944,731)	$(1,238,731)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31, 2021		December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Singlepoint Inc. stockholders		$(5,373,015)	$(4,033,717)

Adjustments to reconcile net loss to net cash used in operating activities
Loss attributable to non-controlling interests		(390,932)	(410,788)
Common stock issued for services		146,283	149,200
Depreciation		44,763	57,764
Amortization of intangibles		14,520	23,595
Amortization of debt discounts		16,772	2,174,273
Amortization of deferred compensation		105,652	-
(Gain) loss on change in fair value of equity securities		76,627	(1,552,249)
Goodwill impairment charge		680,772	-
(Gain) loss on debt settlement		(513,909)	41,264
Preferred stock issued for services		-	555,000
Common Stock issued for Warrants		416,444	-
Changes in operating assets and liabilities:
Accounts receivable		(87,395)	45,860
Prepaid expenses		(36,013)	19,593
Inventory		(70,250)	11,207
Accounts payable		(13,546)	77,423
Accrued expenses		151,597	886,196

NET CASH USED IN OPERATING ACTIVITIES		(4,831,629)	(1,955,379)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received for return on investment		-	25,000
Cash paid for acquisition related expenses		(25,000)	-
Cash paid for property, plant and equipment		(19,700)	-

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES		(44,700)	25,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock		540,899	812,576
Proceeds from advances from related party		234,824	403,791
Proceeds from short-term notes payable		311,070	372,232
Proceeds from long-term notes payable		1,500,000	150,000
Payments on advances to related party		(64,569)	-
Payments on convertible notes payable		(75,000)	(389,638)
Payments on operating lease obligations		(51,365)	(58,737)
Proceeds from issuance of convertible notes		-	320,500
Payments on notes payable		(286,518)	-
Proceeds from sale of preferred stock - Class B		-	408,000
Proceeds from sale of preferred stock - Class C		760,000	-
Proceeds from sale of preferred stock - Class D		2,000,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES		4,869,341	2,018,724

NET CHANGE IN CASH		(6,988)	88,345

Cash at beginning of period		198,473	110,128

Cash at end of period		$191,485	$198,473

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid		$20,853	$-
Income tax paid		$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for accrued interest		$-	$15,420
Non-cash consideration given for acquisitions through issuance of common stock and notes payable		$511,706	$-
Original issue discount from issuance of notes payable		$-	$39,500
Common stock issued for conversion of debt and accrued interest		$3,172,918	$778,657
Recognition of debt discount attributable to derivative liability		$-	$984,801
Derivative liability settlements		$-	$3,052,437
Conversion of preferred stock to common stock		$282	$4,000
Derivative liability recognized from convertible debt		$-	$1,133,240
Inventory transferred to Related Party for Note Receivable		$63,456	$-
Investment in Jacksam transferred for reduction in Related Party debt		$547,010	$218,874
Non-cash portion of termination agreement removing accrued compensation and Related Party debt in exchange for stock and new Related Party note		$1,234,052	$-
Deferred stock compensation recognized for acquisitions		$450,000	$-
Derivative liability in excess of face value	$		$149,213
Discount recognized on deferred stock compensation for acquisitions		$110,402	$-

The accompanying notes are an integral part of these consolidated financial statements

F-5

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Corporate History

On May 14, 2019, SinglePoint Inc. (“SinglePoint” or “the Company”) established a subsidiary, SinglePoint Direct Solar LLC (“Direct Solar America”), completing the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC. The Company owns Fifty One Percent (51%) of the membership interests of Direct Solar America. On January 26, 2021, the Company acquired 100% ownership of EnergyWyze, LLC, a limited liability company (“EnergyWyze”) (See Note 3). On February 26, 2021, the Company purchased 51% ownership of Box Pure Air, LLC, (“Box Pure Air”) (See Note 3).

Business

We are a company focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We currently have core subsidiaries specialized in solar energy and air purification. We built our portfolio through synergistic acquisitions, and partnerships. The Company’s initial focus is on solar energy. Through technology solutions we believe we will increase efficiencies across various markets. We strive to create long-term value for our shareholders by helping our partner companies to increase their market penetration, grow revenue and improve cash flow. As of December 31, 2021, we have five subsidiaries, EnergyWyze LLC, 100% interest, Box Pure Air, 51% interest, Direct Solar America, 51% interest, Discount Indoor Garden Supply, Inc. (“DIGS”), 90% interest, and ShieldSaver, LLC (“ShieldSaver”), 51% interest. Our principal offices are located at 2999 North 44th Street Suite 530, Phoenix, AZ 85018, telephone: (888) 682-7464. In April 2021, we formalized and completed the spin-off of 1606 Corp. We intend to spin-off additional assets or non-core subsidiaries in the future.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2021, the Company has yet to achieve profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2021, the Company had $191,485 in cash.  The Company’s net losses incurred for the year ended December 31, 2021, were $5,373,015, and working capital deficit was $1,714,938 at December 31, 2021.

The Company’s ability to continue in existence is dependent on the Company’s ability to develop the Company’s businesses and to achieve profitable operations. Since the Company does not anticipate achieving profitable operations and/or adequate cash flows in the near term, management will continue to pursue additional debt and equity financing.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Singlepoint, Direct Solar America, Box Pure Air, EnergyWyze, DIGS, and ShieldSaver as of December 31, 2021, and December 31, 2020, and for the years then ended. All significant intercompany transactions have been eliminated in consolidation.

On April 7, 2021, we completed the spin-off of 1606 Corp. whereby each holder of common stock and Class A Preferred Stock of the Company received one share of unregistered and restricted common stock and Class A Preferred Stock of 1606 Corp. for each such share owned of the Company. Inventory of $63,456 went to 1606 Corp. in exchange for a note receivable. All 1606 Corp. brand, web, social, and media content, were included with the spin out for the business to be a fully operational entity at time of completion.

F-6

Reverse Stock-split

On March 26, 2021, we affected a 1 for 75 reverse stock splits of our common stock. At the effective time of the reverse stock split, every 75 shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The number of authorized shares and the par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock remained unchanged. The reverse stock split did not cause an adjustment to the par value or the authorized shares of the common stock. As a result of the reverse stock split, the Company further adjusted the share amounts under its employee incentive plan which had no outstanding options and common stock warrant agreements with third parties. All disclosures of common shares and per common share data in the accompanying financial statements and related notes reflect this reverse stock split for all periods presented.

Revenues

The Company records revenue under the adoption of ASC 606 by analyzing exchanges with its customers using a five-step analysis:

(1)	identifies the contract(s) with a customer;

(2)	identifies the performance obligations in the contract(s);

(3)	determines the transaction price;

(4)	allocates the transaction price to the performance obligations in the contract(s); and

(5)	recognizes revenue when (or as) the entity satisfies a performance obligation.

The Company incurs costs associated with product distribution, such as freight and handling costs. The Company has elected to treat these costs as fulfillment activities and recognizes these costs at the same time that it recognizes the underlying product revenue. In accordance with ASC 606, the Company recognizes revenue at an amount that reflects the consideration that the Company expects to be entitled to receive in exchange for transferring goods or services to its customers. The Company’s policy is to record revenue when control of the goods transfers to the customer.

The Company uses three categories for disaggregated revenue classification:

(1)	Retail Sales (Box Pure Air, DIGS),

(2)	Distribution (1606 and related products through the date of the spin-off, DIGS) and,

(3)	Services Revenue (Direct Solar, EnergyWyze).

Additionally, the Company also disaggregates revenue by subsidiary:

(1)	Singlepoint (parent company)

(2)	Direct Solar America

(3)	EnergyWyze

(4)	Box Pure Air

Retail Sales. Our retail sales include our products sold directly to consumers, with sales recognized upon delivery of the product to the customer, with the customer taking risk of ownership and assuming risk of loss. Payment is due upon delivery. Box Pure Air provides advanced air purification devices to businesses and consumers. DIGS operates an online store and sells nutrients, lights, HVAC systems and other products to consumers

F-7

Distribution Revenue. Our distribution revenue includes Singlepoint’s 1606 (through the date of the spin-off), DIGS, and related product sales to third-party resellers with revenue recognized upon delivery of the product to the reseller, with the reseller taking risk of ownership and assuming risk of loss. Payment is due upon delivery or within 30 days of invoicing. Except for when sold direct to consumer upon which payment is due immediately.

Services Revenue. Our services revenue includes services provided by Direct Solar America, which earns commission revenue for solar services placed with third-party contractors and recognizes revenue upon date of completion of installation. Cash received in advance of contract completion is recognized as deferred revenue until contracts are complete. Singlepoint’s merchant services provides payment services to businesses with revenue recognized upon the close and remittance of commissions each month. ShieldSaver offers business-to business services related to windshield repair and replacement for consumers. EnergyWyze generates and sells marketing leads to the solar industry. Service revenue is recognized as the performance obligations are fulfilled, with the customer taking risk of ownership and assuming risk of loss. Payment for service revenue is generally due upon completion.

Returns and other adjustments

The Company records an estimate for provisions of discounts, returns, allowances, customer rebates and other adjustments for each shipment, and are netted with gross sales.  The Company’s discounts and customer rebates are known at the time of sale and the Company appropriately debits net product revenues for these transactions based on the known discount and customer rebates.  The Company estimates for customer returns and allowances based on estimates of historical transactions and accounts for such provisions during the same period in which the related revenues are earned.  Customer discounts, returns and rebates on product revenues during the year ended December 31, 2021, and 2020 are not material.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of ninety days or less at the time of purchase to be cash equivalents. The Company maintains deposits in financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company had no deposits in excess of amounts insured by the FDIC as of December 31, 2021.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with the Accounting Standards Committee (“ASC”) 815 “Derivatives and Hedging”. It provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and is reclassified to equity. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of notes redemption

F-8

Leases

ASC 842 requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company used its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. A number of the lease agreements may contain options to renew and options to terminate the leases early. The lease term used to calculate ROU assets and lease liabilities only includes renewal and termination options that are deemed reasonably certain to be exercised. The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, and unamortized lease incentives provided by lessors. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur. The Company has elected not to separate lease and non-lease components for all property leases for the purposes of calculating ROU assets and lease liabilities.

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward.

Earnings (loss) Per Common Share

Basic loss per common share has been calculated based upon the weighted average number of common shares outstanding during the period in accordance with the ASC 260-10, “Earnings per Share”. Common stock equivalents are not used in the computation of loss per share, as their effect would be antidilutive. Diluted EPS includes the effect from potential issuance of common stock, including stock issuable pursuant to the assumed exercise of warrants and conversion of convertible notes and Class A Preferred Stock. Dilutive EPS is computed by dividing net income (loss) by the sum of the weighted average number of common stock outstanding, and the dilutive shares.

The following table summarizes the number of shares of common stock issuable pursuant to our convertible securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive even though the exercise price could be less than the average market price of the common shares:

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020

Series A Preferred Stock	1,408,825,375	1,500,000,000
Series B Preferred Stock	314,754	2,675,410
Series C Preferred Stock	747,540
Series D Preferred Stock	1,395,349
Convertible notes	20,000	20,000
Warrants	-	10,000,000
Potentially dilutive securities	1,411,303,018	1,512,695,410

F-9

Warrant Settlement

In July 2021 the Company entered into agreements with two entities relating to prior notes held by such entities. These agreements provide for the cancellation of all outstanding warrants and to purchase an aggregate of 5,700,000 shares of common stock of the Company.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Fair Value Measurements

On January 1, 2011, the Company adopted guidance which defines fair value, establishes a framework for using fair value to measure financial assets and liabilities on a recurring basis, and expands disclosures about fair value measurements. Beginning on January 1, 2011, the Company also applied the guidance to non-financial assets and liabilities measured at fair value on a non-recurring basis, which includes goodwill and intangible assets. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

The Company’s financial instruments consist of cash, accounts receivable, investments, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, accounts receivable, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

Certain non-financial assets are measured at fair value on a nonrecurring basis. Accordingly, these assets are not measured and adjusted to fair value on an ongoing basis but are subject to periodic impairment tests.

The Company’s derivative liabilities have been valued as Level 3 instruments which were settled in fiscal 2020.

As of December 31, 2020, the Company had an investment in equity securities that did meet the standards for a readily determinable fair value (“RDFV”) and had been valued as Level 1 instruments.  For the year ended December 31, 2020, a net gain of $807,511 was recognized related to the fair value measurement of these equity securities.

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability and equity securities – December 31, 2021	$-	$-	$-	$-

F-10

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability and equity securities – December 31, 2020	$588,637	$-	$-	$588,637

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of December 31, 2020:

Derivative Liability
Balance, December 31, 2019	2,813,150
Additions recognized as debt discount	984,801
Derivative liability settlements	(3,053,213)
Mark-to-market at December 31, 2020	(744,738)
Balance, December 31, 2020	$-

Net income for the year included in earnings relating to the liabilities held at December 31, 2020	$744,738

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 significantly changes the impairment model for most financial assets and certain other instruments. ASU 2016-13 will require immediate recognition of estimated credit losses expected to occur over the remaining life of many financial assets, which will generally result in earlier recognition of allowances for credit losses on loans and other financial instruments. ASU 2016-13 is effective for the Company's fiscal year beginning March 1, 2023 and subsequent interim periods. The Company is currently evaluating the impact the adoption of ASU 2016-13 will have on the Company's consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 simplifies the manner in which an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Under the amendments in ASU 2017- 04, an entity should (1) perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount, and (2) recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, with the understanding that the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, ASU 2017-04 requires any reporting unit with a zero or negative carrying amount to perform Step 2 of the goodwill impairment test. We adopted ASU 2017-04 effective March 1, 2020 (the first quarter of our 2021 fiscal year).

F-11

Subsequent Events

Other than the events described in Note 11, there were no subsequent events that required recognition or disclosure. The Company evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission.

NOTE 3 – INVESTMENTS, ACQUISITIONS, GOODWILL, AND INTANGIBLE ASSETS

Investments

The Company records certain investments using the cost method. If cost exceeds fair value, an impairment loss is recognized unless the impairment is considered temporary. The Company records investments in equity securities using the fair value method.  In certain cases, the equity securities may not meet the criteria for RDFV, then the Company determines the fair value using Black-Scholes calculations with applicable assumptions.

The Company had investments recorded using the cost method of $0 and $35,000 as of December 31, 2021, and 2020, respectively.  On April 26, 2021, the Company completed a debt reduction through the sale of Jacksam Corporation shares owned by the Company to Greg Lambrecht, former officer and director. No gain or losses were incurred with this debt settlement.

The Company had investments in equity securities using the fair value method of $0 and $588,637 as of December 31, 2021, and 2020, respectively.

2021 Acquisition – Box Pure Air, LLC

On February 26, 2021, the Company completed the acquisition of 51% of the membership interests in Box Pure Air, LLC. The purchase price consideration for this ownership interest was $414,151, paid with the issuance of 168,350 shares of common stock. The total value of common stock issued was allocated to goodwill based on the workforce acquired.

The total purchase price for the acquired membership interests in Box Pure Air, LLC, was allocated as follows:

Intangible assets	$-
Goodwill	414,151
Current assets	-
Current liabilities	-
Total net assets acquired	$414,151
The purchase price consists of the following:
Cash	-
Common Stock	414,151
Total purchase price	$414,151

F-12

Total revenue of $348,877, net loss of ($581,344), and contributed net loss of ($284,859) after non-controlling interest related to Box Pure Air from the acquisition date of February 26, 2021, through December 31, 2021, is included in the Company’s accompanying consolidated statement of operations.

2021 Acquisition – EnergyWyze, LLC

On January 26, 2021, the Company entered into a purchase agreement to acquire 100% ownership of EnergyWyze, LLC, a limited liability company. The purchase price consideration consisted of the following:

The Company paid $25,000 at closing and the remaining balance of $50,000 in the form of a 180-day Note (the “Seller Note”) to be retired in conjunction with any capital raise associated with the up listing of the Company’s common stock to a national exchange. The Seller Note would be extendable for a period of 90-days at the Company’s option, furthermore the note can be converted at any time into Common Stock during the initial 180-day period based on the 10 Day Volume Weighted Average Price (VWAP) of the Company’s common stock. These two components of the purchase price consideration were allocated to Goodwill pending further assessment and identification of acquired assets. The Company paid the $25,000 at the closing and recorded a Seller Note with a fair value of $50,000 as a short-term liability on the balance sheet as of March 31, 2021. As of December 31, 2021, the Seller Note has been paid in full.

The final component of the consideration consisted of the following:

$450,000.00 USD in Restricted Common Stock of the Company based on the 10 Day VWAP immediately preceding the closing date, and each respective vesting issuance date. Such shares are allocated equally, $150,000 USD each, between the principal members of EnergyWyze, and will vest over a three-year period. Each principal member must be employed on the vesting date to be awarded such shares. The vesting schedule shall be as follows: $50,000 USD shall vest on July 1, 2021, and $100,000 USD, representing the remaining balance, shall be divided into ten equal amounts and will vest on quarterly basis over the next 10 quarters post the initial vesting period of July 1, 2021.

For this component of the acquisition, the Company determined the $450,000 payment represented compensation for post-acquisition services due to the vesting directly tied to the sellers’ employment by the Company. Further, the Company determined that it was “more-likely-than-not” the principal members would remain employed for the 36-month vesting period. The Company determined the fair value of the $450,000 using the Black-Scholes calculation method based on the following criteria:

March 31, 2021
Dividend yields	0%
Exercise price based on 10-day VWAP for the common stock	$1.47
Volatility	136.8%
Risk free rate	0.18%

F-13

Based on the Black-Scholes calculation, the purchase consideration price of 450,000 had a fair value of $339,599. The Company recorded the $450,000, net of the initial $110,401 discount as a purchase price liability with an offset to deferred compensation asset. The deferred compensation and the discount amount will be amortized to compensation expense over the 36 months consistent with the vesting schedule set forth in the acquisition agreement. The purchase price liability will be converted to common stock upon issuance of any vested shares.

Total revenue of $240,965, and net loss of ($458,625), related to EnergyWyze, LLC, from the acquisition date of January 26, 2021, through December 31, 2021, is included in the Company’s accompanying consolidated statement of operations. EnergyWyze, LLC, had no operating results prior to the acquisition date.

Goodwill and Intangible Assets

The following table presents details of the Company’s goodwill as of December 31, 2021, and December 31, 2020:

	Direct Solar America	Box Pure Air	EnergyWyze	Total
Balances at December 31, 2019:	$1,966,340	$-	$-	$1,966,340
Aggregate goodwill acquired	-	-	-	-
Goodwill adjustments	(72,600)	-	-	(72,600)
Impairment losses	-	-	-	-
Balances at December 31, 2020:	1,893,740	-	-	1,893,740
Aggregate goodwill acquired	-	414,151	75,000	489,151
Impairment losses	(680,772)	-	-	(680,772)
Balances at December 31, 2021:	$1,212,968	$414,151	$75,000	$1,702,119

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale, or disposition of a significant portion of the business, or other factors. Specifically, a goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units.

The Company used the discounted cash flow method for the impairment testing as of December 31, 2021. The Company performed discounted cash flow analysis projected over three years to estimate the fair value of the reporting units, using management’s best judgement as to revenue growth rates and expense projections. These analyzes indicated cash flows (and discounted cash flows) were less than the book value of goodwill for Direct Solar America.   These analyzes factored the recent reduction in revenue and projected revenue compared to the Company’s initial projections. The Company determined these were indicators of impairment in goodwill during the year ended December 31, 2021, and impaired the goodwill by $680,772.

During the year ended December 31, 2020, the Company adjusted its goodwill related to Direct Solar of America to reflect its final valuation of its goodwill and intangible assets.  The adjustment decreased goodwill and increased intangible assets by $72,600, with no effect on total purchase price.  The gross intangible assets of $72,600 have an estimated useful life of five years, a net book value of $34,485 as of December 31, 2021, and amortization expense of $14,520 for the year ended December 31, 2021.

F-14

Proforma Information (unaudited)

Box Pure Air, LLC

The following unaudited pro forma information presents the consolidated results of the Company’s operations as if the acquisitions of Box Pure Air had been consummated on January 1, 2021. Such unaudited pro forma information is based on historical unaudited financial information with respect to the Box Pure Air acquisition and does not include operational or other charges which might have been affected by the Company. The unaudited pro forma information for the year ended December 31, 2021, presented below is for illustrative purposes only and is not necessarily indicative of the results which would have been achieved or results which may be achieved in the future:

Year Ended December 31,
2021
Net revenue	$466,705
Net loss	$(484,560)

NOTE 4 - CONVERTIBLE NOTES PAYABLE AND NOTES PAYABLE

Convertible notes payable consisted of the following:

	December 31, 2021	December 31, 2020

Convertible note payable to investor (the “UAHC Note”) dated October 10, 2017, with interest at 10%, an OID of $70,000, due October 6, 2019, convertible into shares of the Company’s common stock at a discount of 60% of the average of the three lowest closing bid prices of the Company’s common stock during the 20 trading days prior to conversion. The UAHC Note includes a warrant to purchase 5,000,000 shares of the Company’s common stock at a price of $0.10 per share. The UAHC Note is secured by substantially all assets of the Company. The investor converted a total of $37,767 of principal and accrued interest of this note into 37,767,405 shares of the Company’s common stock. This note was amended on October 12, 2020 whereby the maturity due date was extended to December 31, 2022 with monthly payments required commencing October 1, 2020. A final note settlement agreement was executed on January 27, 2021.

	-	581,723

Convertible note payable to investor (the “Iliad Note”) dated November 5, 2018 totaling $500,000, plus OID of $225,000 and legal fees of $20,000. The Iliad Note bears interest at 10% and matures on November 5, 2020. Total available under note is $5,520,000, including $500,000 OID (and $20,000 in legal fees applied to the first $500,000 tranche). The Iliad Note is convertible into shares of the Company’s common stock after 180 days at a discount of 35% of the average of the three lowest closing bid prices of the Company’s common stock during the 20 trading days prior to conversion. The Company borrowed $1,925,000 (including OID of $175,000) under this note during the year ended December 31, 2019. The investor converted a total of $458,360 of principal and accrued interest of this note into 214,880,617 shares of the Company’s common stock and was repaid $194,637 by the Company during the year ended December 31, 2020.  The Iliad Note is secured by substantially all assets of the Company.  This note was amended on October 12, 2020 whereby the maturity due date was extended to December 31, 2022 with monthly payments required commencing October 1, 2020. A final note settlement agreement was executed on January 27, 2021.

	-	1,842,003

Convertible note payable with an accredited investor dated October 31, 2016, with interest at 0%, due October 31, 2017, convertible at $0.007 per share. This note is currently in default.	$10,500	$10,500

Total convertible notes payable	10,500	3,225,225
Less debt discounts	-	(1,154,327)
Convertible notes payable, net	10,500	2,070,898
Less current portion of convertible notes, net	(10,500)	(2,070,898)
Long-term convertible notes payable, net	$-	$-

F-15

Accrued interest on the above notes payable totaled $0 and $581,366 as of December 31, 2021 and 2020, respectively. Interest expense for the above notes payable for the years ended December 31, 2021 and 2020 was $17,744 and $306,158, respectively. Total amortization of debt discounts was $0 and $2,174,273 for the years ended December 31, 2021 and 2020, respectively.

Short-term Notes Payable

In 2020, the Company received total loan proceeds of $332,737 under the SBA’s Paycheck Protection Program (“PPP”) and was included in short-term notes payable as of December 31, 2020. The two PPP loans included a promissory note with Direct Solar America with principal of $312,300 due May 7, 2022, and a promissory note with SinglePoint with principal of $20,437 due in 18 monthly installments beginning December 12, 2020. Both loans were forgiven in 2021. On January 27, 2021 Direct Solar America received a new PPP loan with principal of $311,070, due January 26, 2026, and bears interest at 1% (“New PPP Loan”). On August 16, 2021 the New PPP Loan to Direct Solar America was forgiven.

Long-term Note Payable

In July 2021 the Company entered into a Note Purchase Agreement with Bucktown Capital LLC (“BCL”) whereby the Company agreed to issue and sell to BCL a promissory note in the principal amount of $1,580,000 (the “Note”). The Note bears interest at the rate of Eight Percent (8%) per annum, and provides that for the calendar quarter beginning on January 1, 2022 and continuing for each calendar quarter thereafter until the Note is paid in full, the Company will make quarterly cash payments to BCL equal to $250,000. The Company may choose the frequency and amount of each payment (subject to a minimum payment of $50,000) during each applicable quarter so long as the aggregate amount paid during each quarter is equal to $250,000. The Note matures in July 2024. The Note contains the following covenants: (i) Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink; (iii) trading in Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market for more than two (2) consecutive Trading Days; and (iv) Company will not enter into any financing transaction with John Kirkland or any of his affiliated entities. The Company was in compliance with these covenants at December 31, 2021. The Note is a long-term liability and not convertible into any securities of the Company.

In May 2020, the Company received loan proceeds of $150,000 under the SBA’s Economic Injury Disaster Loan program (“EIDL”).  The EIDL dated May 22, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $731 beginning May 1, 2021.

Acquisition of EnergyWyze - Consideration Payables

Related to the acquisition of EnergyWyze, the Company issued a non-interest bearing note in the amount of $50,000 (See Note 3). This note was recorded at face value, which was considered the fair value of this short-term note. As of December 31, 2021, the balance of this note had been satisfied.

Also related to the acquisition of EnergyWyze, the Company incurred an initial purchase consideration obligation of $450,000 with a fair value of $339,599 (See Note 3), of which $60,371 is included in Short-term notes payable and $60,370 is included in Long-term notes payable as of December 31, 2021.

F-16

NOTE 5 – OBLIGATIONS UNDER OPERATING LEASE

The Company leases approximately 1,400 square feet of office space at 2999 North 44th Street, Phoenix, Arizona 85018, through January 31, 2023 at a monthly base rent of $3,688 through February 2022, then increasing to $3,758 per month beginning February 2022.

Box Pure Air leases approximately 1,653 square feet of office and warehouse space at 145 King Street, Charleston, South Carolina 29401, at a monthly base rent of $4,408.  The lease term is month to month.

On July 2, 2019, the Company executed a lease agreement for an industrial building space in California for 24 months at base rent of $2,400 per month through June 30, 2021, upon which the lease expired.

The above leases are classified as operating leases under ASC 842 which the Company adopted in 2019. The following is a summary of property held under these operating leases at December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020

Office and warehouse facilities	$172,026	$224,037
Accumulated amortization	(137,621)	(144,870)

Total	$34,405	$79,167

Future maturities of obligations under capital leases are as follows:

Twelve months ending December 31,
2022	$45,020
2023	3,758
2024	-

Total minimum lease payments	48,778
Amounts representing interest	(1,261)
$47,517

NOTE 6 - STOCKHOLDERS’ EQUITY

Class A Convertible Preferred Shares

As of December 31, 2021, and 2020, the Company had authorized 100,000,000 shares of preferred stock, $0.0001 per value per share, of which 60,000,000 shares are designated as Series A Convertible Preferred Stock (“Class A Stock”) with $0.0001 par value per share, of which 56,353,015 and 60,000,000 shares were issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.

Each share of Class A Stock is convertible at any time into 25 shares of common stock, totaling 1,408,825,375 shares of common stock, as of December 31, 2021, assuming full conversion of all outstanding shares. No dividends are payable unless declared by the Board of Directors. Each share of Class A Stock votes with the shares of Common Stock, is entitled to 50 votes per share and ranks senior to all other classes of stock in liquidation in the amount of $1 per share.

F-17

Class B Preferred Stock

As of December 31, 2021, and 2020, the Company had authorized 1,500 shares of Class B Preferred Stock, $0.0001 par value per share, of which 48 shares and 408 shares were issued and outstanding, respectively.

Below is a summary description of the material rights, designations and preferences of the Class B Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to them as per the Certificate of Designation).

The Company has the right to redeem the Class B Preferred Stock, in accordance with the following schedule:

i.

If all of the Class B Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii.

If all of the Class B Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

iii.

If all of the Class B Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

iv.

The Company shall redeem the Class B Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Company shall pay a dividend of eight percent (8%) per annum on the Class B Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class B Preferred Stock calculated at the purchase price. The Stated Value of the Class B Preferred Stock is $1,200 per share.

Following any Event of Default (as defined in the Certificate of Designation), all outstanding shares of Class B Preferred Stock shall come immediately due for redemption and the redemption amount shall accrue interest at the lesser of (a) 18% per annum or (b) the maximum legal rate. Redemption following an Event of Default shall occur at an amount equaling: one hundred and thirty five percent (135%), multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation for all shares of Class B Preferred Stock.

The Class B Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Class B Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share of Preferred Stock by $0.183.

From the date of issuance until the date when the Holder no longer holds any shares of Class B Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class B Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

F-18

Class C Preferred Stock

On January 28, 2021, the Company amended its Articles of Incorporation to designate 1,500 shares of undesignated preferred stock as Class C Preferred Stock, of which 760 shares were issued and outstanding as of December 31, 2021.

Below is a summary description of the material rights, designations and preferences of the Class C Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Class C Preferred Stock, in accordance with the following schedule:

i.

If all of the Class C Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class C Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii.

If all of the Class C Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class C Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

iii.

If all of the Class C Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class C Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

iv.

The Company shall redeem the Class C Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class C Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class C Preferred Stock calculated at the purchase price. The Stated Value of the Class C Preferred Stock is $1,200 per share. The Class C Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Class C Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the lesser of (i) (a) $1.22 (a fixed price equaling ninety percent (90%) of the average daily volume weighted average price (“VWAP”) for the Company’s common stock for the five (5) trading days preceding the execution of definitive agreements); and (b) where applicable, a fixed price equaling ninety percent (90%) of the average daily VWAP for the five (5) trading days following a reverse split.

From the date of issuance until the date when the Holder no longer holds any shares of Class C Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class C Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

F-19

Class D Convertible Preferred Stock

On March 11, 2021, the Company amended its Articles of Incorporation to designate 2,000 shares of undesignated preferred stock as Class D Preferred Stock, of which 2,000 shares were issued and outstanding as of December 31, 2021.

Below is a summary description of the material rights, designations, and preferences of the Class D Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Class D Preferred Stock, in accordance with the following schedule:

i.

If all of the Class D Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class D Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii.

If all of the Class D Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class D Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

iii.

If all of the Class D Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class D Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

iv.

The Company shall redeem the Class D Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class D Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class D Preferred Stock calculated at the purchase price. The Stated Value of the Class D Preferred Stock is $1,200 per share. The Class D Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Class D Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by $1.73.

From the date of issuance until the date when the Holder no longer holds any shares of Class D Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class D Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

As of December 31, 2021, and December 31, 2020, a total of 39,995,000 and 39,998,500 shares of preferred stock remain undesignated and unissued, respectively.

Common Stock

As of December 31, 2021, and 2020, the Company’s authorized common stock was 5,000,000,000 shares, at $0.0001 par value per share, with 58,785,924 and 33,075,711 shares issued and outstanding, respectively.

F-20

Equity Financing Agreement

On September 16, 2021 (the “Effective Date”), the Company entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”), pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of Ten Million Dollars ($10,000,000), subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of twelve (12) months after an effective registration of the Shares with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC (the “Contract Period”).

The Equity Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put will be 90% of the lowest daily volume weighted average price (VWAP) of the Company’s Common Stock during the five consecutive trading days preceding the receipt by GHS of the applicable Put notice. Such sales of Common Stock by the Company, if any, may occur from time to time, at the Company’s option, during the Contract Period. Subject to the satisfaction of certain conditions set forth in the Equity Financing Agreement, on each Put the Company will deliver an amount of Shares equaling one hundred and twelve percent (112%) of the dollar amount of each Put. The maximum dollar amount of each Put will not exceed two hundred percent (200%) of the average daily trading dollar volume for the Company’s Common Stock during the ten (10) trading days preceding the Trading day that GHS receives a Put. No Put will be made in an amount equaling less than ten thousand dollars ($10,000) or greater than three million dollars ($3,000,000). Puts are further limited to GHS owning no more than 4.99% of the outstanding stock of the Company at any given time. The Equity Financing Agreement and the Registration Rights Agreement contain customary representations, obligations, rights, warranties, agreements and conditions of the parties. The Equity Financing Agreement terminates upon any of the following events: when GHS has purchased an aggregate of Ten Million Dollars ($10,000,000) in the Common Stock of the Company pursuant to the Equity Financing Agreement; on the date that is twelve (12) calendar months from the date the Equity Financing Agreement was executed.

Actual sales of shares of Common Stock to GHS under the Equity Financing Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Shares issued during the year ended December 31, 2021

On January 7, 2021, the Company issued 66,667 shares of common stock to consultants for services with a fair value of $18,000, or $0.27 per share.

On January 19 and 22, 2021, the Company issued 510 and 250 shares, respectively, of Class C Preferred Stock to GHS Investments, LLC for cash.

On January 26, 2021, the Company issued a total of 1,733,333 shares of common stock to UAHC and Iliad related to the convertible debt settlement agreement (See Note 4).

On February 8, 2021, the Company issued 333,333 shares of common stock to a former officer of the Company in exchange for conversion of Class A Preferred stock.

On March 27, 2021, the Company issued 168,350 shares of common stock for the $500,000 purchase consideration for 51% ownership in Box Pure Air (See Note 3).

On various dates in March and April 2021, the Company issued 2,000 shares of Class D Preferred stock to GHS Investment, LLC for cash.

On April 2, 2021, the Company issued 1,744,343 shares of common stock in order to round up shares to the nearest round lot in connection with the reverse split.

On May 18, 2021, the Company issued 362,987 shares of common stock to a former officer of the Company in exchange for conversion of Class A Preferred Stock.

On May 26, 2021, the Company issued 66,667 shares of common stock to consultants for services with a fair value of $35,866, or $0.538 per share.

F-21

On June 18, 2021, the Company issued 1,868,853 shares of common stock to GHS in exchange for conversion of their Class B Preferred Stock.

On June 24, 2021, the Company issued 1,375,000 shares of common stock each (for a total of 2,750,000) to two directors in exchange for conversion of their Class A Preferred Stock, and 2,461,715 shares of Class A Preferred Stock were cancelled.

On June 30, 2021, the Company issued 292,875 shares of common stock to a former officer of the Company in exchange for conversion of Class A Preferred Stock.

On July 1, 2021, the Company issued 87,776 shares of common stock to a former officer of a subsidiary for services previously accrued.

On July 14, 2021, the Company issued 4,225,000 shares of common stock related to a warrant settlement agreement.

On August 21, 2021, the Company issued 1,854,050 shares of common stock to a former officer of the Company in exchange for conversion of Class A Preferred Stock.

On October 7, 2021, 97,108 shares of Series A Preferred Stock were converted into 2,427,700 shares of common stock by a former officer of the Company.

On October 12, 2021, 75 shares of Series B Preferred Stock were converted into 661,765 shares of common stock.

On October 22, 2021, 655,936 shares of common stock were issued pursuant to existing agreements.

On November 1, 2021, 809,110 shares of common stock were issued pursuant to the S-1 Equity Line terms.

On November 15, 2021, the Company issued 1,475,000 shares of common stock related to a warrant settlement agreement.

On November 17, 2021, 1,788,874 shares of common stock were issued pursuant to the S-1 Equity Line terms.

On November 24, 2021, 14,000 shares of Series A Preferred Stock were converted into 350,000 shares of common stock.

On December 10, 2021, 1,612,593 shares of common stock were issued pursuant to the S-1 Equity Line terms.

NOTE 7 - RELATED PARTY TRANSACTIONS

Accrued Officer Compensation

As of December 31, 2021, and December 31, 2020, a total of $116,583 and $1,005,230, respectively, was accrued for unpaid officer wages and bonuses due the Company’s CEO, CFO and President under their respective employment agreements.

Other

On April 26, 2021, the Company completed a debt reduction through the sale of Jacksam Corporation owned by the Company with Gregory Lambrecht, former CEO, resulting in the decrease of $547,010 in current liabilities. No gain or losses were incurred with this debt settlement.

On May 18, 2021, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Gregory Lambrecht. Pursuant to the Separation Agreement Mr. Lambrecht resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company. The Company agreed to pay Mr. Lambrecht $764,480 due in unpaid accrued compensation and $606,372 in indebtedness plus accrued interest through the date of the Agreement (the “Accrued Debt”) as follows: (i) the Company agreed to issue Mr. Lambrecht 362,987 shares of Common Stock (with standard restrictive legend) valued at $0.75 per share, equaling $272,240 (the “Shares”), (ii) the Company agreed to pay Mr. Lambrecht $250,000 within two business days of the date of the Separation Agreement, and (iii) the remaining amount of Accrued Debt of $848,612 will be satisfied through the issuance by the Company of a promissory note (the “Note”). The Note provides for ten percent (10%) per annum interest commencing as of August 1, 2021. The monthly payment amount of principal and interest shall be $21,523, with the first payment of $21,523 due September 1, 2021, and a final payment amount of $21,523 due on August 1, 2025.

F-22

As of December 31, 2021, a total of $109,385 was accrued for unpaid wages due to two EnergyWyze managers.

On May 24, 2021, the Seller Note related to the EnergyWyze acquisition was paid in full pursuant to the terms and conditions in the asset purchase and operating agreement.

On July 1, 2021, the Company issued 87,776 shares of common stock to a former officer of a subsidiary for services previously accrued.

On August 21, 2021, the Company issued 1,854,050 shares of common stock to a former officer of the Company in exchange for conversion of Class A preferred stock.

On October 7, 2021, the Company issued 2,427,700 shares of common stock to a former officer of the Company in exchange for conversion of Class A preferred stock.

On October 22, 2021, the Company issued 454,164 shares of common stock to the remaining sellers of EnergWyze pursuant to the purchase agreement.

On November 24, 2021, the Company issued 350,000 shares of common stock to a director of the Company in exchange for conversion of Class A preferred stock.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we are a party to claims and actions for matters arising out of our business operations. We regularly evaluate the status of the legal proceedings and other claims in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss, or an additional loss, may have been incurred and determine if accruals are appropriate. If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of possible loss or range of possible loss can be made for disclosure. Although the outcome of claims and litigation is inherently unpredictable, we believe that we have adequate provisions for any probable and estimable losses. It is possible, nevertheless, that our consolidated financial position, results of operations or liquidity could be materially and adversely affected in any particular period by the resolution of a claim or legal proceeding. Legal expenses related to defense, negotiations, settlements, rulings and advice of outside legal counsel are expensed as incurred.

On July 9, 2021 the Company and Singlepoint Direct Solar, LLC (“SDS” or “Direct Solar”) served a complaint (the “Company Complaint”) in the United States District Court for the District of Arizona against Pablo Diaz Curiel, Kjelsey Johnson, and Brian Odle alleging, amongst other things, that the aforementioned individuals: (i) Interference with Direct Solar America’s existing and prospective business opportunities; (ii) Made unauthorized use of, claims of ownership, and/or offers for sale under direct Solar America’s commercial identity; (iii) Misappropriated trade secrets of Direct Solar America; (iv) Breach of the Asset Purchase Agreement originally entered into between the Company and Mr. Diaz and Ms. Johnson (Mr. Diaz and Ms. Johnson); and (v) Breach of the Employment Agreement originally entered into between Direct Solar America and Mr. Diaz.

Also on July 9, 2021 the Company was served with a Complaint by Mr. Diaz (and certain other parties) against the Company and certain officers (and former officers) of the Company (the “Diaz Complaint”). On August 11, 2021, an Order was issued consolidating the Company Complaint and the Diaz Complaint which results in the two legal actions being consolidated into one matter, and requiring Defendants to refile their Complaint as a counterclaim. A Counterclaim was submitted by Pablo Diaz Curiel, Kjelsey Johnson, Elijah Chaffino, Dan Shikiar, Jagusa Holdings, Inc. and Brian Odle against the Company and SDS, Greg Lambrecht, Wil Ralston and Corey Lambrecht. The Counterclaim includes but is not limited to the following material allegations: (i) violation of Section 10b-5 of the Exchange Act; (ii) Breach of Contract; (iii) Tortious Interference; (iv) Breach of Fiduciary Duty; (v) Unlawful diversion of ownership, earnings and monies; (vi) Intentional Misrepresentations; and (vii) Engaging in a pattern and practice of acquisitions based on false promises. The Counterclaim was filed September 11, 2021.

F-23

On July 14, 2021, the Company filed a First Amended Complaint (the “FAC”) adding parties Solar Integrated Roofing Corporation, USA Solar Network, LLC, David Massey, Christina Berume and Jessica Hernandez in addition to Pablo Diaz Curiel, Kjelsey Johnson and Brian Odle as defendants. In the FAC, the Company alleges (amongst other things) that the defendants: (i) Misappropriated trade secrets; (ii) Breached the Asset Purchase Agreement (Mr. Diaz and Ms. Johnson); (iii) Breached the Employment Agreement (Mr. Diaz); (iv) Breached the Implied Covenant of Good Faith and Fair Dealing (Mr. Diaz and Ms. Johnson); (v) Breached Fiduciary Duties (Mr. Diaz); (vi) Engaged in Unfair Competition; (vii) Violated the Arizona Uniform Trade Secrets Act; (viii) Intentionally Interfered with Contract/Business Expectancy; (ix) Converted assets of the Company; (x) Were Unjustly Enriched; and (xi) Committed Violations of the Lanham Act. On August 27, 2021, the Company filed a Second Amended Compliant which includes additional causes of action including Copyright Infringement (USA Solar Network, LLC) and Defamation (Mr. Diaz).

On September 10, 2021 Solar Integrated Roofing Corporation, USA Solar Network, LLC and David Massey filed a motion to dismiss the claims as it relates to such parties.

On February 22, 2022, a Senior Judge signed the order stating that Defendants SIRC and Massey's Motion to Dismiss was granted in part and denied in part. With respect to Defendant Massey, the Court dismissed all claims against him for lack of personal jurisdiction. With respect to Defendant SIRC, the Court dismissed the following claims from the Second Amended Complaint under Federal Rule of Civil Procedure 12(b)(6): (a) unfair competition (count seven); (b) intentional interference with contract/business expectancy (count nine); (c) conversion (count ten); and (d) unjust enrichment (count eleven). The remaining claims against Defendant SIRC survived the Motion to Dismiss and remain before the Court. The court ordered that Plaintiffs' Motion to Compel Arbitration of all of Defendant Diaz's counterclaims under his Employment Agreement with SDS was granted. The Court ordered the dismissal of the following claims from the FAC: count three in its entirety, count six as to Defendant Diaz, and counts five, nine, ten, eleven, and thirteen as to Diaz, to the extent those claims are based on Diaz's rights and responsibilities under the Employment Agreement subject to arbitration. The court further ordered that Counterdefendants' Motion to Dismiss was granted in part and denied in part.

Equity Incentive Plan

On January 30, 2020, the Company adopted the 2019 Equity Incentive Plan (the “Plan”) to provide additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. As of the date of this report the Company has not issued any awards under the Plan.

Employment Agreements

Except for the following agreements, the Company does not have any written agreements with any of its executive officers. The following discussion is a summary of the material terms of the employment agreements and is subject to the full copy of the respective employment agreement (all capitalized terms not otherwise defined herein are defined in the respective employment agreement):

In November 2021 the Company entered into an Amendment to Employment Agreement with our CEO, Wil Ralston (the “Ralston Amendment”). The Ralston Amendment includes the following: (i) that the term of the original employment agreement is extended to May 30, 2024 (automatically be extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) Base Salary equal to Two Hundred Eighty Thousand Dollars ($280,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus of $5,083,333 and (iv) waiver by Mr. Ralston of any unpaid allowances (estimated $61,500.00) afforded to Mr. Ralston through October 31, 2021

In November 2021 the Company entered into an Amendment to Employment Agreement with Corey Lambrecht (the “Lambrecht Amendment”). The Lambrecht Amendment includes the following: (i) that the term of the original employment agreement is extended to November 23, 2023 (automatically be extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) Base Salary equal to Two Hundred Twenty Five Thousand Dollars ($225,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus equal to twenty percent (20%) of the Base Salary, and (iv) waiver by Mr. Lambrecht of any unpaid compensation owed by the Company through October 31, 2021. On January 17, 2020 the Company entered into an employment agreement with Corey Lambrecht to serve as the Chief Financial Officer. The term is for a period of one year; salary is Eighty Thousand Dollars ($80,000.00) per year; if employment is terminated as a result of his death or Disability, the Company shall pay the Base Salary and any accrued but unpaid Bonus and expense reimbursement amounts through the date of his Death or Disability and a lump sum payment equal to $40,000 (at the time his Death or Disability occurs) within 30 days of his Death or Disability; If employment is terminated by the Board for Cause, then the Company shall pay the Base Salary and Bonus earned through the date of his termination; If employment is terminated by the upon the occurrence of a Change of Control or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to the Base Salary for a period of six (6) months following such termination, (ii) pay any accrued and any earned but unpaid Bonus, (iii) pay the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iv) pay expense reimbursement amounts through the date of termination.

F-24

NOTE 9 - REVENUE CLASSES AND CONCENTRATIONS

Selected financial information for the Company’s operating revenue for disaggregated revenue purposes are as follows:

	Year Ended December 31,	Year Ended December 31,
	2021	2020

Revenue by product/service lines:

Retail	$405,970	$85,428
Distribution	15,591	138,809
Services	387,341	2,653,924
Total	$808,902	$2,878,161

Revenue by subsidiary:

Singlepoint (parent company)	$35,326	$184,561
Direct Solar America	241,042	2,653,924
DIGS	37,358	39,676
Energywyze	146,299	-
Box Pure Air	348,877	-
Total	$808,902	$2,878,161

No customer comprised more than 10% of the Company’s revenue for years ended December 31, 2021.

Two customers comprised approximately 38% and 27% of the Company’s revenue for the year ended December 31, 2020.

NOTE 10 – INCOME TAXES

The components of income tax expense for the years ended December 31, 2021, and 2020 consist of the following:

	2021	2020
Federal tax statutory rate	21.0%	21.0%
Permanent differences	(0.2)%	(0)%

Temporary differences	(2.9)%	(0)%
Valuation allowance	(17.9)%	(21.0)%
Effective rate	0%	0%

F-25

Significant components of the Company’s estimated deferred tax assets and liabilities as of December 31, 2021, and 2020 are as follows:

	2021	2020
Deferred tax assets:
Net operating loss carryforwards	$2,440,000	$2,024,000
Temporary differences	(160,000)	457,000

Total deferred tax asset	2,280,000	2,481,000

Valuation allowance	(2,280,000)	(2,481,000)
	$-	$-

The Company has net operating losses (“NOLs”) as of December 31, 2021, of approximately $13,300,000 for federal tax purposes, which will expire in varying amounts through 2039. The Company may be able to utilize its NOLs to reduce future federal and state income tax liabilities. However, these NOLs are subject to various limitations under Internal Revenue Code ("IRC") Section 382. IRC Section 382 limits the use of NOLs to the extent there has been an ownership change of more than 50 percentage points. In addition, the NOL carry-forwards are subject to examination by the taxing authority and could be adjusted or disallowed due to such exams. Although the Company has not undergone an IRC Section 382 analysis, it is possible that the utilization of the NOLs could be substantially limited. The Company has no tax provision for the years ended December 31, 2021 and 2020 due to the net losses and full valuation allowances against net deferred tax assets.

NOTE 11 - SUBSEQUENT EVENTS

On January 6, 2022, 114,117 shares of Series A Preferred Stock were converted into 2,852,925 shares of common stock by a former officer and director.  On January 3, 2022, February 1, 2022, and February 15, 2022,  1,620,000 shares, 2,012,390 shares, and 3,000,000 shares, respectively, of common stock were issued to GHS Investments LLC, pursuant to the Form S-1 Registration Statement filed by the Company in October 2021.

F-26

SINGLEPOINT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2022	December 31, 2021

ASSETS
CURRENT ASSETS:
Cash	$2,390,474	$191,485
Accounts receivable, net	2,048,464	90,763
Prepaid expenses	391,174	40,847
Inventory	1,746,242	70,250
Contract Assets	251,611	-
Note receivable from related party	63,456	63,456
Current portion of deferred compensation, net of discount	60,373	60,373

Total Current Assets	6,951,794	517,174

NON-CURRENT ASSETS:
Property, net	258,426	54,105
Right of use asset	1,344,464	-
Intangible assets, net	3,520,691	34,485
Goodwill	8,487,536	1,702,119
Deferred compensation, net of current portion	30,187	60,374

Total Assets	$20,593,098	$2,368,257

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$4,368,172	$231,816
Accrued expenses, including accrued officer salaries	1,830,245	512,214
Current portion of convertible notes payable, net of debt discount	5,720,165	10,500
Unearned Revenue	4,365,822	-
Lease liability, current portion	257,972	42,164
Advances from related party	467,124	415,068
Accrued preferred share dividends	161,136	-
Current Portion of notes payable, net of debt discount	1,684,615	1,020,350

Total Current Liabilities	18,855,251	2,232,112

LONG-TERM LIABILITIES:
Convertible notes payable, net of current portion	1,092,904	-
Lease liability, net of current portion	1,125,435	5,353
Advances from related party, net of current portion	498,934	602,363
Long-term notes payable, net of debt discount	720,365	767,160

Total Liabilities	22,292,889	3,606,988

COMMITMENTS AND CONTINGENCIES (Note 9)	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Undesignated preferred stock, par value $0.0001; 39,995,000 shares authorized as of June 30, 2022, and December 31, 2021, respectively;	-	-

Class A convertible preferred stock, par value $0.0001; 60,000,000 shares authorized; 56,108,617 and 56,353,015 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	5,611	5,635

Class B convertible preferred stock, par value $0.0001; 1,500 shares authorized; 0 and 48 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	-	-

Class C convertible preferred stock, par value $0.0001; 1,500 shares authorized; 282 and 760 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	-	-

Class D convertible preferred stock, par value $0.0001; 2,000 shares authorized; 2,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	-	-

Class E convertible preferred stock, par value $0.0001; 1,550 shares authorized; 1,550 and no shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	-	-

Common stock, par value $0.0001; 5,000,000,000 shares authorized; 89,940,121 and 58,785,924 shares issued and outstanding as of June 30, 2022, and December 31, 2021, respectively	8,994	5,879

Additional paid-in capital	88,993,884	85,853,388
Accumulated deficit	(91,069,111)	(86,158,902)
Total Singlepoint Inc. stockholders' equity (deficit)	(2,060,622)	(294,000)
Non-controlling interest	360,831	(944,731)
Total Stockholders' Equity (Deficit)	(1,699,791)	(1,238,731)

Total Liabilities and Stockholders' Equity (Deficit)	$20,593,098	$2,368,257

 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

SINGLEPOINT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

REVENUE	$4,534,681	$454,822	$6,086,223	$693,835

Cost of Revenue	3,204,841	302,332	4,574,357	607,071

Gross profit	1,329,840	152,490	1,511,866	86,764

Selling, general and administrative expense ("SG&A")	4,522,284	1,284,232	6,141,746	2,330,925

INCOME (LOSS) FROM OPERATIONS	(3,192,444)	(1,131,742)	(4,629,880)	(2,244,161)

OTHER INCOME (EXPENSE):
Interest expense	(64,790)	(12,404)	(118,968)	(67,769)
Amortization of debt discounts	(342,294)	-	(348,453)	-
Other Income	147,039	-	147,039	-
Gain (loss) on settlement of debt	-	-	-	(151,727)
Warrant Expense	-	-	-	-
Gain (loss) on change in fair value of derivative liability and equity securities	-	-	-	(41,627)

Other income (expense)	(260,045)	(12,404)	(320,382)	(261,123)

INCOME (LOSS) BEFORE INCOME TAXES	(3,452,489)	(1,144,146)	(4,950,262)	(2,505,284)

Income taxes	-	-	-	-

NET INCOME (LOSS)	(3,452,489)	(1,144,146)	(4,950,262)	(2,505,284)

Loss (income) attributable to non-controlling interests	125,879	145,657	201,189	365,065

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(3,326,610)	$(998,489)	$(4,749,073)	$(2,140,219)

Net income (loss) per share - basic	$(0.04)	$(0.03)	$(0.06)	$(0.06)

Weighted average number of common shares
outstanding - basic	84,951,404	38,213,035	78,205,892	36,400,337

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

SINGLEPOINT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

(Unaudited)

	Preferred Stock Class A Par Value $0.0001		Preferred Stock Class B Par Value $0.0001		Preferred Stock Class C Par Value $0.0001		Preferred Stock Class D Par Value $0.0001		Preferred Stock Class E Par Value $0.0001		Common Stock Par Value $0.0001
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional paid-in Capital	Accumulated Deficit	Non-controlling Interest	Total Stockholders' Equity (Deficit)
Balance, December 31, 2021	56,353,015	$5,635	48	$-	760	-	2,000	-	-	-	58,785,924	$5,879	$85,853,388	$(86,158,902)	$(944,731)	$(1,238,731)

Issuance of common shares for services											1,500,000	150	239,850			240,000
Issuance of common shares for cash											6,632,390	663	498,609			499,272
Conversion of preferred shares	(114,117)	(11)									2,852,925	285	(274)			-

Net loss														(1,422,463)	(75,310)	(1,497,773)

Balance, March 31, 2022	56,238,898	$5,624	48	$-	760	-	2,000	-	-	-	69,771,239	$6,977	$86,591,573	$(87,581,365)	$(1,020,041)	$(1,997,232)

Issuance of common shares for services and closing costs											9,626,000	963	870,075			871,038
Issuance of preferred shares for cash									1,550	-		-	1,488,000			1,488,000
Conversion of preferred shares	(130,281)	(13)	(48)	-	(478)	-					9,870,052	987	(974)			-
Accrued preferred share dividends														(161,136)		(161,136)
Issuance of common shares for convertible note											672,830	67	45,210			45,277
Effect of acquisition on non-controlling interest															1,506,751	1,506,751
Net loss														(3,326,610)	(125,879)	(3,452,489)

Balance, June 30, 2022	56,108,617	$5,611	-	$-	282	-	2,000	-	1,550	-	89,940,121	$8,994	$88,993,884	$(91,069,111)	$360,831	$(1,699,791)

Balance, December 31, 2020	60,000,000	$6,000	408	$-	-	-	-	-	-	-	33,075,711	$3,308	$78,132,202	$(80,785,887)	$(553,799)	$(3,198,176)

Issuance of common shares for services											66,667	7	17,993			18,000
Issuance of preferred shares for cash					760	-	1,500	-		-			2,260,000			2,260,000
Issuance of common shares for acquisition											168,350	17	499,983			500,000
Issuance of common shares for principal and accrued interest on convertible notes											1,733,333	173	3,106,827			3,107,000
Conversion of preferred shares	(1,000,000)	(100)									333,333	33	67			-

Net loss														(1,141,731)	(219,408)	(1,361,139)

Balance, March 31, 2021	59,000,000	$5,900	408	$-	760	-	1,500	-	-	-	35,377,394	$3,538	$84,017,072	$(81,927,618)	$(773,207)	$1,325,685

Issuance of common shares for services											66,667	5	35,860			35,865
Issuance of preferred shares for cash							500	-		-			500,000			500,000
Issuance of common shares for principal and accrued interest on convertible notes											362,988	37	271,748			271,785
Conversion of preferred shares	(2,461,715)	(246)	(285)								5,286,728	529				283
Rounding adjustment in connection with reverse split											1,744,343	174				174
Net loss														(998,487)	(145,657)	(1,144,146)

Balance, June 30, 2021	56,538,285	$5,654	123	$-	760	-	2,000	-	-	-	42,838,120	$4,283	$84,824,680	$(82,926,105)	$(918,864)	$989,648

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

SINGLEPOINT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30, 2022	June 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Singlepoint Inc. stockholders	$(4,749,073)	$(2,140,219)

Adjustments to reconcile net loss to net cash used in operating activities
Loss attributable to non-controlling interests	(201,189)	(365,065)
Common stock issued for services and closing costs	1,111,038	53,867
Bad Debt Expense	105,040	-
Depreciation	85,503	28,883
Amortization of intangibles	83,094	7,260
Amortization of debt discounts	348,453	-
Amortization of deferred compensation	30,187	-
(Gain) loss on change in fair value of equity securities	-	41,627
Goodwill impairment charge	28,005	-
(Gain) loss on debt settlement	-	151,727
Changes in operating assets and liabilities (net of acquisitions):
Accounts receivable	(222,944)	(297,539)
Prepaid expenses	(139,364)	(100,952)
Inventory	(109,071)	(68,180)
Contract Asset	(7,311)	-
Accounts payable	935,068	395,045
Accrued expenses	297,527	110,305
Unearned Revenue	560,595	-

NET CASH USED IN OPERATING ACTIVITIES	(1,844,442)	(2,183,241)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(1,283,613)	-
Cash paid for acquisition related expenses	-	(25,000)
Cash paid for property, plant and equipment	(71,966)	(16,120)

NET CASH USED IN INVESTING ACTIVITIES	(1,355,579)	(41,120)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	499,271	-
Proceeds from advances from related party	93,627	211,397
Proceeds from notes payable	-	311,070
Proceeds from issuance of convertible notes	3,777,500	-
Payments on advances to related party	(145,000)	(8,295)
Payments on convertible notes payable	-	(75,000)
Payments on capital lease obligations	(64,388)	(32,177)
Payments on notes payable	(250,000)	(286,518)
Proceeds from sale of preferred stock - Class C	-	760,000
Proceeds from sale of preferred stock - Class D	-	2,000,000
Proceeds from sale of preferred stock - Class E	1,488,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,399,010	2,880,477

NET CHANGE IN CASH	2,198,989	656,116

Cash at beginning of period	191,485	198,473

Cash at end of period	$2,390,474	$854,589

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$32,669	$-
Income tax paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration given for acquisitions through issuance of common stock and notes payable	$2,422,836	$550,000
Original issue discount from issuance of notes payable	$1,523,198	$-
Common stock issued for conversion of debt and accrued interest	$45,277	$-
Conversion of preferred stock to common stock	$24	$100
Inventory transferred to Related Party for Note Receivable	$-	$63,456
Investment in Jacksam transferred for reduction in Related Party debt	$-	$547,010
Non-cash portion of termination agreement removing accrued compensation and Related Party debt in exchange for stock and new Related Party note	$-	$1,120,852
Deferred stock compensation recognized for acquisitions	$-	$450,000
Discount recognized on deferred stock compensation for acquisitions	$-	$110,402

 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

7

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Corporate History

On May 14, 2019, SinglePoint Inc. (“SinglePoint” or “the Company”) established a subsidiary, SinglePoint Direct Solar LLC (“Direct Solar America”), completing the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC. The Company owns Fifty One Percent (51%) of the membership interests of Direct Solar America. On January 26, 2021, the Company acquired 100% ownership of EnergyWyze, LLC, a limited liability company (“EnergyWyze”). On February 26, 2021, the Company purchased 51% ownership of Box Pure Air, LLC, (“Box Pure Air”). On April 21, 2022 the Company purchased 80.1% membership interests in The Boston Solar Company, LLC (“Boston Solar”).

Business

We are a company focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We currently have core subsidiaries specialized in solar energy and air purification. We built our portfolio through synergistic acquisitions, and partnerships. The Company’s initial focus is on solar energy. Through technology solutions we believe we will increase efficiencies across various markets. We strive to create long-term value for our shareholders by helping our partner companies to increase their market penetration, grow revenue and improve cash flow. As of June 30, 2022, we have six subsidiaries, Boston Solar, 80.1% interest, EnergyWyze LLC, 100% interest, Box Pure Air, 51% interest, Direct Solar America, 51% interest, Discount Indoor Garden Supply, Inc. (“DIGS”), 90% interest, and ShieldSaver, LLC (“ShieldSaver”), 51% interest. Our principal offices are located at 2999 North 44th Street Suite 530, Phoenix, AZ 85018, telephone: (888) 682-7464. In April 2021, we formalized and completed the spin-off of 1606 Corp. We intend to spin-off additional assets or non-core subsidiaries in the future, although there are no definitive arrangements in place.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. As of June 30, 2022, the Company has yet to achieve profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As of June 30, 2022, the Company had $2,390,474 in cash. The Company’s net losses incurred for the six months ended June 30, 2022, were $4,749,073 and working capital deficit was $11,903,457 at June 30, 2022.

The Company’s ability to continue in existence is dependent on the Company’s ability to develop the Company’s businesses and to achieve profitable operations. Since the Company does not anticipate achieving profitable operations and/or adequate cash flows in the near term, management will continue to pursue additional debt and equity financing.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly our consolidated financial position as of June 30, 2022, and December 31, 2021, and the results of our consolidated operations for the interim periods presented. We follow the same accounting policies when preparing quarterly financial data as we use for preparing annual data. These statements should be read in conjunction with the consolidated financial statements and the notes included in our latest annual report on Form 10-K for the year ended December 31, 2021, and our other reports on file with the Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The consolidated financial statements include the accounts of Singlepoint, Direct Solar America, Box Pure Air, EnergyWyze, DIGS, and ShieldSaver as of June 30, 2022, and December 31, 2021, and for the three and six months ended June 30, 2022 and 2021, and the accounts of Boston Solar as of June 30, 2022, and the period from April 21, 2022 (acquisition date) through June 30, 2022. All significant intercompany transactions have been eliminated in consolidation.

8

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of ninety days or less at the time of purchase to be cash equivalents. The Company maintains deposits in financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company had $1,640,474 deposits in excess of amounts insured by the FDIC as of June 30, 2022.

Reverse Stock-Split

On March 26, 2021, we affected a 1 for 75 reverse stock split of our common stock. At the effective time of the reverse stock split, every 75 shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The number of authorized shares and the par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock remained unchanged. The reverse stock split did not cause an adjustment to the par value or the authorized shares of the common stock. As a result of the reverse stock split, the Company further adjusted the share amounts under its employee incentive plan which had no outstanding options and common stock warrant agreements with third parties. All disclosures of common shares and per common share data in the accompanying financial statements and related notes reflect this reverse stock split for all periods presented.

Revenues

The Company records revenue under the adoption of ASC 606 by analyzing exchanges with its customers using a five-step analysis:

(1)	identifies the contract(s) with a customer;

(2)	identifies the performance obligations in the contract(s);

(3)	determines the transaction price;

(4)	allocates the transaction price to the performance obligations in the contract(s); and

(5)	recognizes revenue when (or as) the entity satisfies a performance obligation.

The Company incurs costs associated with product distribution, such as freight and handling costs. The Company has elected to treat these costs as fulfillment activities and recognizes these costs at the same time that it recognizes the underlying product revenue. In accordance with ASC 606, the Company recognizes revenue at an amount that reflects the consideration that the Company expects to be entitled to receive in exchange for transferring goods or services to its customers. The Company’s policy is to record revenue when control of the goods transfers to the customer.

The Company uses three categories for disaggregated revenue classification:

(1)	Retail Sales (Box Pure Air, DIGS),

(2)	Distribution (1606 and related products through the date of spin-off, DIGS) and,

(3)	Services Revenue (Boston Solar, Direct Solar, EnergyWyze).

Additionally, the Company also disaggregates revenue by subsidiary:

(1)	Singlepoint (parent company)

(2)	Direct Solar America

(4)	EnergyWyze

(5)	Box Pure Air

(6)	Boston Solar

9

Retail Sales. Our retail sales include our products sold directly to consumers, with sales recognized upon delivery of the product to the customer, with the customer taking risk of ownership and assuming risk of loss. Payment is due upon delivery. Box Pure Air provides advanced air purification devices to businesses and consumers. DIGS operates an online store and sells nutrients, lights, HVAC systems and other products to consumers.

Distribution Revenue. Our distribution revenue includes Singlepoint’s 1606 (through the date of the spin-off), DIGS, and related product sales to third-party resellers with revenue recognized upon delivery of the product to the reseller, with the reseller taking risk of ownership and assuming risk of loss. Payment is due upon delivery or within 30 days of invoicing, except for when sold direct to consumer upon which payment is due immediately.

Services Revenue. Our services revenue includes services provided by Boston Solar which provides installation of solar panels for residential and commercial properties. Direct Solar America, which earns commission revenue for solar services placed with third-party contractors and recognizes revenue upon date of completion of installation. Cash received in advance of contract completion is recognized as deferred revenue until contracts are complete. Singlepoint’s merchant services provides payment services to businesses with revenue recognized upon the close and remittance of commissions each month. EnergyWyze generates and sells marketing leads to the solar industry. Service revenue is recognized as the performance obligations are fulfilled, with the customer taking risk of ownership and assuming risk of loss. Payment for service revenue is generally due upon completion.

Construction Contract Performance Obligations, Revenues and Costs. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company evaluates whether two or more contracts should be combined and accounted for as one performance obligation and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The Company's installation contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and integrated and, therefore, not distinct. Less commonly, the Company may promise to provide distinct goods or services within a contract, in which case the contract is separated into more than one performance obligation. If a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation.

The primary method used to estimate standalone selling price of each performance obligation is the expected cost plus a margin approach, under which the Company estimates the costs of satisfying the performance obligations and then adds appropriate margins.

10

The Company recognizes revenue over time on its contracts when it satisfies a performance obligation by continuously transferring control to a customer. The customer typically controls the contract and related service, as evidenced by contractual termination clauses or by contract terms specifying the Company's rights to payment for work performed to date, plus a reasonable profit to deliver products or services that do not have an alternative use to the Company.

Management has determined that using contract costs as an input method depicts the continuous transfer of control to customers as the Company incurs these costs from fixed-price or lump-sum contracts.

Under this method, actual direct contract costs incurred are compared to total estimated contract costs for each contract to determine a percentage depicting progress toward contract completion or satisfaction of performance obligations. This percentage is applied to the contract price or allocated transaction price to determine the amount of cumulative revenue to recognize.

Contract costs include all installed materials, direct labor and subcontract costs. Operating costs are charged to expense as incurred.

Contract costs incurred that do not contribute to satisfying performance obligations and are not reflective of transferring control to the customer, such as uninstalled materials and rework labor, are excluded from the percent complete calculation.

Contract Estimates

The estimation of total revenue and cost at completion requires significant judgment and involves the use of various estimation techniques. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue. Such changes are recognized in the period in which the revisions are determined. If, at any time, the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period in which it is identified.

Contract Modifications

Contract modifications are routine in the performance of the Company's contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and are accounted for as part of the existing contract.

Contract Assets and Liabilities

Billing practices are governed by the contract terms of each project based primarily on costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time. Contract assets represent revenues recognized in excess of amounts billed. Contract liabilities represents billings in excess of revenues recognized.

Accrued revenue includes amounts which have met the criteria for revenue recognition and have not yet been billed to the client.

The Company's residential contracts include payments terms that call for payment upon receipt of the invoice, and their commercial contracts call for payment between 15 and 60 days from the invoice date, primarily within 30 days.

11

Accounts Receivable

The Company carries its accounts receivable at the amount management expects to collect from outstanding receivables. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on historic write offs and collections and current credit conditions.

Accounts receivable is net of an allowance for doubtful accounts of $44,805 and $0 as of June 30, 2022, and December 31, 2021, respectively. During the three and six months ended June 30, 2022, the Company did not write off any receivables.

Inventory

Inventory consists primarily of photovoltaic modules, inverters, racking and associated finished parts required for the assembly of photovoltaic systems. Inventories are valued at the lower of cost or net realizable value determined by the first-in, first-out method. The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Inventory is net of a reserve for obsolescence of $96,394 and $0 as of June 30, 2022, and December 31, 2021, respectively.

Accrued Warranty and Production Guarantee Liabilities

As a standard practice, the Company warranties its labor for ten years from the completion date of their installation projects and passes through manufacturer warranties on products installed. These warranties are not separately priced, therefore, costs related to the warranties are accrued when management determines they are able to estimate them. Management has not separately accounted for the actual warranty costs each year, and has accrued based on their best estimates as of each year end.

As a standard practice, the Company provides a two-year production guarantee on installed solar systems. These production guarantees are not separately priced, therefore, costs related to production guarantees are accrued based on management's best estimates as of each year end. Separately, the Company offers customers an optional ten-year production guarantee that can be purchased for $1,000.

Returns and other adjustments

The Company records an estimate for provisions of discounts, returns, allowances, customer rebates and other adjustments for each shipment, and are netted with gross sales. The Company’s discounts and customer rebates are known at the time of sale and the Company appropriately debits net product revenues for these transactions based on the known discount and customer rebates. The Company estimates for customer returns and allowances based on estimates of historical transactions and accounts for such provisions during the same period in which the related revenues are earned. Customer discounts, returns and rebates on product revenues during the quarter ended June 30, 2022, are not material.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with the Accounting Standards Committee (“ASC”) 815 “Derivatives and Hedging”. It provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and is reclassified to equity. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of notes redemption

Leases

ASC 842 requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company used its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. A number of the lease agreements may contain options to renew and options to terminate the leases early. The lease term used to calculate ROU assets and lease liabilities only includes renewal and termination options that are deemed reasonably certain to be exercised. The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, and unamortized lease incentives provided by lessors. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur. The Company has elected not to separate lease and non-lease components for all property leases for the purposes of calculating ROU assets and lease liabilities.

12

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward.

Earnings (loss) Per Common Share

Basic loss per common share has been calculated based upon the weighted average number of common shares outstanding during the period in accordance with the ASC 260-10, “Earnings per Share”. Common stock equivalents are not used in the computation of loss per share, as their effect would be antidilutive. Diluted EPS includes the effect from potential issuance of common stock, including stock issuable pursuant to the assumed exercise of warrants and conversion of convertible notes and Preferred Stock Classes. Dilutive EPS is computed by dividing net income (loss) by the sum of the weighted average number of common stock outstanding, and the dilutive shares.

The following table summarizes the number of shares of common stock issuable pursuant to our convertible securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive even though the exercise price could be less than the average market price of the common shares:

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2022	2021

Class A Preferred Stock	1,402,715,425	1,413,457,125
Class B Preferred Stock	-	806,557
Class C Preferred Stock, including accrued dividends	4,903,394	747,540
Class D Preferred Stock, including accrued dividends	32,569,191	1,395,349
Class E Preferred Stock, including accrued dividends	24,657,963	-
Convertible notes	12,703,579	20,000
Warrants	4,129,091	10,000,000
Potentially dilutive securities	1,481,678,643	1,428,295,424

13

Fair Value Measurements

On January 1, 2011, the Company adopted guidance which defines fair value, establishes a framework for using fair value to measure financial assets and liabilities on a recurring basis, and expands disclosures about fair value measurements. Beginning on January 1, 2011, the Company also applied the guidance to non-financial assets and liabilities measured at fair value on a non-recurring basis, which includes goodwill and intangible assets. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

The Company’s financial instruments consist of cash, accounts receivable, investments, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, accounts receivable, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

Certain non-financial assets are measured at fair value on a nonrecurring basis. Accordingly, these assets are not measured and adjusted to fair value on an ongoing basis but are subject to periodic impairment tests.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 significantly changes the impairment model for most financial assets and certain other instruments. ASU 2016-13 will require immediate recognition of estimated credit losses expected to occur over the remaining life of many financial assets, which will generally result in earlier recognition of allowances for credit losses on loans and other financial instruments. ASU 2016-13 is effective for the Company’s fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact the adoption of ASU 2016-13 will have on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 simplifies the manner in which an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Under the amendments in ASU 2017- 04, an entity should (1) perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount, and (2) recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, with the understanding that the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, ASU 2017-04 requires any reporting unit with a zero or negative carrying amount to perform Step 2 of the goodwill impairment test. We adopted ASU 2017-04 effective March 1, 2020 (the first quarter of our 2021 fiscal year).

Subsequent Events

Other than the events described in Note 11, there were no subsequent events that required recognition or disclosure. The Company evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission.

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NOTE 3 – UNCOMPLETED CONTRACTS

Deferred costs and estimated earnings and billings on uncompleted contracts consist of the following as of June 30, 2022 and December 31, 2021:

	2022	2021
Deferred costs	$244,300	$-
Estimated earnings
	244,300	-
Add: billings to date	7,311	-
Deferred costs and costs and estimated earnings in excess of related billings on uncompleted contracts	$251,611	$-

Deferred costs include permitting costs to fulfill contracts on installations in progress

NOTE 4 – ACQUISITIONS, GOODWILL, AND INTANGIBLE ASSETS

Boston Solar Acquisition

On April 21, 2022, the Company completed the acquisition of 80.1% of the membership interests in Boston Solar, a leading residential, small commercial solar energy, procurement, and construction (“EPC”) company focused on customers in the greater Boston area. This acquisition solidifies the Company’s EPC acquisition strategy. The total consideration paid for the purchased interests was $6,064,858 consisting of: $2,287,168 of cash paid at closing; issuance of a note payable in 14,781,938 shares of Company common stock with a fair value of $1,252,273; issuance of a promissory note with a fair value of $897,306; issuance of a convertible promissory note with a fair value of $1,378,111 payable in cash or shares of Company common stock at the holder’s option; and a $250,000 holdback of additional cash. The Company incurred acquisition related expenses of approximately $615,000 during the six months ended June 30, 2022, which were recognized in SG&A within the Company’s consolidated statement of income.

The Company accounted for the acquisition as a purchase of a business and recorded the excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed as goodwill. The total purchase price was provisionally allocated as follows:

Goodwill	$6,785,416
Tangible assets	4,787,928
Intangible asset – tradename/trademarks (10-year life)	3,008,100
Intangible asset – IP/technology (7-year life)	438,000
Intangible asset – non-competes (3-year life)	123,200
Total liabilities	(7,571,036)
Non-controlling interest	(1,506,750)
Total consideration paid for 80.1% interest	$6,064,858

Revenue of $3,839,773 and a net loss of $721,964 related to Boston Solar for the period from the April 21, 2022 acquisition date through the end June 30, 2022 are included in the Company’s accompanying consolidated statement of operations. These results are prior to consideration for non-controlling interest.

The following supplemental unaudited pro forma information presents the consolidated results of the Company’s operations as if the acquisition of Boston Solar on April 21, 2022 had been consummated on April 1, 2021. This supplemental unaudited pro forma information is based solely on the historical unaudited financial results for the Boston Solar acquisition and does not include operational or other changes which might have been affected by the Company. The supplemental unaudited pro forma information presented below is for illustrative purposes only and is not necessarily indicative of the results which would have been achieved or results which may be achieved in the future:

	Three Months Ended June 30,
	2022	2021
Revenue, net	$5,333,803	$4,501,773
Net loss	$(3,348,902)	$(667,789)

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Goodwill

The following table presents details of the Company’s goodwill as of June 30, 2022, and December 31, 2021:

	Boston Solar	Direct Solar America	Box Pure Air	EnergyWyze	Total
Balances at December 31, 2021:	$-	$1,212,968	$414,151	$75,000	$1,702,119
Aggregate goodwill acquired	6,785,416	-	-	-	6,785,416
Impairment losses	-	-	-	-	-
Balances at June 30, 2022:	$6,785,416	$1,212,968	$414,151	$75,000	$8,487,536

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, a goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology to assess impairment. A discounted cash flow analysis requires various judgmental assumptions to be made including future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units.

Intangible Assets

The following table presents details of the Company’s intangible assets (excluding goodwill) as of June 30, 2022:

	IP / Technology	Tradename Trademarks	Non - Competes	Other	Total
Balances at December 31, 2021:	$-	$-	$-	$34,485	$34,485
Intangibles acquired	438,000	3,008,100	123,200	-	3,569,300
Less: Amortization	11,732	56,402	7,700	7,260	83,094
Balances at June 30, 2022:	$426,268	$2,951,698	$115,500	$27,225	$3,520,691

 Estimated amortization expense:

Year Ending December 31,
2022 (remainder)	$209,484
2023	418,968
2024	409,893
2025	376,215
2026	363,381
Thereafter	1,742,750
Total	$3,520,691

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NOTE 5 - NOTES PAYABLE

Notes Payable

Seller Note Payable. On April 21, 2022 the Company entered into an unsecured note payable with a former owner of Boston Solar as part of the Boston Solar acquisition. The face value of the note is $1,000,000 with no stated interest. Principal payments are due as follows: $250,000 due October 31, 2022, $250,000 due April 30, 2023, and $500,000 due October 31, 2023. The fair value of the note was determined to be $897,306 at the date of acquisition with the difference between the stated value and the fair value being amortized to interest expense over the 18 month period. At June 30, 2022, $475,075 is included in Current portion of notes payable and $475,075 is included Long-term notes payable.

Note Purchase Agreement. In July 2021the Company entered into a Note Purchase Agreement with Bucktown Capital LLC (“BCL”) whereby the Company agreed to issue and sell to BCL a promissory note in the principal amount of $1,580,000 (the “Note”). The Note bears interest at the rate of Eight Percent (8%) per annum, and provides that for the calendar quarter beginning on January 1, 2022 and continuing for each calendar quarter thereafter until the Note is paid in full, the Company will make quarterly cash payments to BCL equal to $250,000. The Company may choose the frequency and amount of each payment (subject to a minimum payment of $50,000) during each applicable quarter so long as the aggregate amount paid during each quarter is equal to $250,000. The Note matures in July 2024. The Note contains the following covenants: (i) Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink; (iii) trading in Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market for more than two (2) consecutive Trading Days; and (iv) Company will not enter into any financing transaction with John Kirkland or any of his affiliated entities. The Company was in compliance with these covenants at December 31, 2021. The Note is not convertible into any securities of the Company. At June 30, 2022, $1,209,776 is included Current Portion of notes payable and $69,380 is included in Long-term notes payable.

SBA Loan. In May 2020, the Company received loan proceeds of $150,000 under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL dated May 22, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $731 beginning May 1, 2021. At June 30, 2022, $10,234 is included Current Portion of notes payable and $139,766 is included in Long-term notes payable.

Convertible Notes Payable

Purchase Agreement. On April 21, 2022, the Company entered a Securities Purchase Agreement (the “Purchase Agreement”) with Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Master Fund Ltd. (collectively the “Investors”), whereby the Investors purchased from the Company, and the Company issued, an aggregate principal amount of $4,885,353 of 15% original issue discount convertible promissory notes (each, a “Note” and collectively, the “Notes”), and (ii) warrants to purchase shares of Common Stock of the Company (each, a “Warrant” and collectively, the “Warrants”). Pursuant to the terms of the Purchase Agreement the Company (and or The Boston Solar Company LLC (“Boston Solar”) also entered into the following agreements (also collectively referred to as the “Transaction Documents”): Registration Rights Agreement, Assignment of Boston Solar Membership Interest, Guarantor Security Agreement, Guaranty, and Pledge and Escrow Agreement. In order to secure the full and timely payment and performance of all of the Company’s Obligations to the Investors under the Transaction Documents, the Company agreed to transfer, pledge, assign, and grant to the Investors a continuing lien and security interest in all right, title and interest of the Company’s 80.1% of the issued and outstanding Membership Interests of Boston Solar. Boston Solar guaranteed the obligations of the Company under the Notes and granted the Investors a security interest in and pledged its assets as collateral for the Notes, in the event of a default on the terms of the Notes. The Company agreed that it will prepare and, as soon as practicable, but in no event later than the Filing Deadline (as defined below), file with the Commission a registration statement; registering for resale (a) at least the number of shares of Common Stock equal to 125% of the sum of the maximum number of shares of Common Stock issuable upon conversion of the Notes at the initial conversion price thereof, and (b) 100% of the Warrant Shares (the “Initial Required Registration Amount”). The Registration Statement filed hereunder shall be on Form S-1 in connection with the Liquidity Event. “Liquidity Event” means a public offering of Common Stock (or units consisting of Common Stock and warrants to purchase Common Stock), resulting in the listing for trading of the Common Stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing). ”Filing Deadline” means: (i) with respect to the Initial Registration Statement, the earlier of (a) the date that a Registration Statement is filed in connection with the Liquidity Event and (b) 180 days. Each Note was designated as a 15% Convertible Promissory Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event. Upon an Event of Default, interest on the Notes immediately accrues thereafter at a rate equal to 18% per annum which shall be paid in cash monthly until the Default is cured. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to 120% of the Prepayment Amount. Upon or following the occurrence of a Liquidity Event or an Event of Default, at the option of the holder, the Notes are convertible into Conversion Shares. The number of Conversion Shares to be issued upon each conversion is determined by dividing the Conversion Amount by the applicable Conversion Price then in effect, if the holder does not exercise its option to convert this Note upon or following the occurrence of a Liquidity Event, the Company shall be required to pay the amounts owing thereunder on the Liquidity Date in cash, as required therein. The Company shall not affect any conversion of the Notes, and a holder shall not have the right to convert any portion of the Notes, to the extent that after giving effect to the conversion, the holder (together with the holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the holder’s Affiliates would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion thereof. The holder, upon notice to the Company, may increase or decrease such percentage, but in no event shall it exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Note held by the holder. At June 30, 2022 all of the note, $4,053,714, net of the original issue discount and debt issuance costs, is included in Current portion of convertible notes payable. Additionally, at June 30, 2022, there has been no Liquidity Event or event of default, and as such, the note is not convertible and no warrants have been issued.

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Seller Note Payable in Shares. On April 21, 2022, the Company issued an unsecured 36-month seller note to the chief executive officer of Boston Solar in the amount of $1,940,423 payable in shares of the Company’s common stock based on the volume weighted average closing share price of the Company’s common stock over the 60 trading days prior to April 21, 2022. The payments begin six months after April 21, 2022 and are paid quarterly over 30 months. The fair value of the note was determined to be $1,252,272. The difference between the stated value and the fair value is being amortized to interest expense over the 36-month period. At June 30, 2022, $232,743 is included in Current portion of convertible notes payable, and $1,062,538 is included in Long-term portion of convertible notes payable.

Seller Convertible Note. On April 21, 2022, the Company issued an unsecured convertible note of $976,016 to the chief executive office of Boston Solar, payable in cash or in shares of the Company’s common stock at the holder’s option at a 20% discount to the market based on a predetermined formula. The stated interest rate on the note is 12.5 percent. The fair value of the note on April 21, 2022, was determined to be $1,378,111, a premium of $409,095. The note is due March 31, 2023. At June 30, 2022, all of the note, $1,378,111 is included in Current portion of convertible notes payable.

EnergyWyze. Related to the acquisition of EnergyWyze, the Company incurred an initial purchase consideration obligation of $450,000 with a fair value of $339,599. The remaining fair value amount of the purchase obligation at June 30, 2022, is $75,464, of which $45,099 is included in Current Portion of notes payable and $30,365 is included in Long-term notes payable

Other. In October 2016 the Company issued a convertible note payable in the amount of $10,500 to an accredited investor with interest at 0%, due October 2017, convertible at $0.525 per share. This note is currently in default and included in Current Portion of convertible notes payable.

As of June 30, 2022, the Company was in compliance with all covenants of its debt agreements, except for the $10,500 convertible note that is currently in default and included in Current Portion of convertible notes payable.

NOTE 6 – LEASES

Boston Solar was acquired on April 21, 2022, and has fixed rate non-cancelable operating lease agreements for office, warehouse, and parking real estate; vehicles; and tools. The monthly operating lease payments for real estate are from $4,372 to $18,466 and end September 2027. Vehicle leases range from $644 to $821 per month, and their end dates from December 2023 to September 2026. Tools lease payments are $1,312 per month and end March 2027. Total lease expense for the three months ended June 30, 2022 is $81,420. At April 21, 2022, as part of the acquisition, the Company recognized initial ROU Assets and Lease Liabilities related to Boston Solar of $1,400,278 and $(1,400,278), respectively.

Future minimum operating lease payments are as follows:

Year Ending December 31,
2022 (remainder)	$162,840
2023	325,681
2024	313,044
2025	309,058
2026	304,241
Thereafter	209,474
Total	1,624,338
Less: interest	(240,930)
Present value of lease liabilities	$1,383,408
Less: Current portion	(257,972)
Lease liability, net of current portion	$1,125,436

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NOTE 7 - STOCKHOLDERS’ EQUITY

Class A Convertible Preferred Shares

As of June 30, 2022, and December 31, 2021, the Company had authorized 100,000,000 shares of preferred stock, $0.0001 par value per share, of which 60,000,000 shares are designated as Class A Convertible Preferred Stock (“Class A Stock”) with $0.0001 par value per share, of which 56,108,617 and 56,353,015 shares were issued and outstanding as of June 30, 2022, and December 31, 2021, respectively.

Each share of Class A Stock is convertible at any time into 25 shares of common stock, totaling 1,402,715,425 shares of common stock assuming full conversion of all outstanding shares as of June 30, 2022. No dividends are payable unless declared by the Board of Directors. Each share of Class A Stock votes with the shares of Common Stock and is entitled to 50 votes per share and ranks senior to all other classes of stock in liquidation in the amount of $1 per share.

Class B Convertible Preferred Stock

As of June 30, 2022, and December 31, 2021, the Company had authorized 1,500 shares of Class B Preferred Stock, $0.0001 par value per share, of which 0 and 48 shares were issued and outstanding as of June 30, 2022, and December 31, 2021, respectively.

Class C Convertible Preferred Stock

On January 28, 2021, the Company amended its Articles of Incorporation to designate 1,500 shares of undesignated preferred stock as Class C Preferred Stock, of which 282 and 760 shares were issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.

The Company has the right to redeem the Class C Preferred Stock, in accordance with the terms stated by the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class C Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class C Preferred Stock calculated at the purchase price. The Stated Value of the Class C Preferred Stock is $1,200 per share.

On June 8, 2022, the Company amended the conversion rights so that each share of the Class C Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the lesser of (a) $0.1055 ; and (b) where applicable, a fixed price equaling one hundred percent (100%) of the lowest traded VWAP for the fifteen (15) trading days preceding a conversion.

Class D Convertible Preferred Shares

On March 11, 2021, the Company amended its Articles of Incorporation to designate 2,000 shares of undesignated preferred stock as Class D Preferred Stock, of which 2,000 shares were issued and outstanding as of June 30, 2022, and December 31, 2021.

The Company has the right to redeem the Class D Preferred Stock, in accordance with the terms stated by the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class D Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class D Preferred Stock calculated at the purchase price. The Stated Value of the Class D Preferred Stock is $1,200 per share.

On June 8, 2022, the Company amended the conversion rights so that each share of the Class D Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by (a) $0.1055; and (b) where applicable, a fixed price equaling one hundred percent (100%) of the lowest traded VWAP for the fifteen (15) trading days preceding a conversion.

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Class E Convertible Preferred Shares

On April 7, 2022, Singlepoint Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in tranches, up to One Million Five Hundred Thousand Dollars ($1,500,000) of the Company’s Class E Preferred Stock in exchange for One Thousand Five Hundred (1,500) shares of Class E Preferred Stock in three separate tranches. The first tranche (the “Initial Closing Date”), occurred upon execution of the Purchase Agreement with the purchase of Seven Hundred Seven (707) shares of Class E Preferred Stock for Seven Hundred Seven Thousand Dollars ($707,000). The Company completed the second and third tranche of the transactions set forth in the Securities Purchase Agreement and issued 500 shares of Class E Preferred Stock on May 23, 2022 in exchange for Five Hundred Thousand ($500,000) Dollars, and 293 shares of Class E Preferred Stock on June 27, 2022 in exchange for Two Hundred Ninety Three Thousand ($293,000) Dollars. In addition the Company issued GHS fifty shares of Class E Preferred Stock upon the Initial Closing Date as an equity incentive, and warrants to purchase 4,129,091 shares of its common stock at a purchase price of $.114 per share for a period of five years.

The Company has the right to redeem the Class E Preferred Stock, in accordance with the following schedule:

i.

If all of the Class E Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class E Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value, together with any accrued but unpaid dividends;

ii.

If all of the Class E Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class E Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

The Company shall pay a dividend of eight percent (8%) per annum on the Class E Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class E Preferred Stock calculated at the purchase price. The Stated Value of the Class E Preferred Stock is $1,200 per share.The Class E Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).The conversion price (the “Conversion Price”) for the Class E Preferred Stock is the amount equal to the lower of (1) a fixed price equaling the closing price of the Common Stock on the trading day immediately preceding the date of the Purchase Agreement, and (2) 100% of the lowest VWAP of the Company’s Common Stock during the fifteen (15) trading days immediately preceding, but not including, the Conversion Date.

From the date of issuance until the date when the original holder no longer holds any shares of Class E Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), such holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class E Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Upon a Subsequent Financing, such holder of at least one hundred (100) shares of Class E Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

As of June 30, 2022, and December 31, 2021, a total of 39,995,000 shares of preferred stock remains undesignated and unissued.

Common Stock

As of June 30, 2022, and December 31, 2021, the Company’s authorized common stock was 5,000,000,000 shares, at $0.0001 par value per share, with 89,940,121 and 58,785,924 shares issued and outstanding, respectively.

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Equity Financing Agreement

On September 16, 2021, the Company entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”), pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of Ten Million Dollars ($10,000,000), subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of twelve (12) months after an effective registration of the Shares with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC.

Shares issued during the three months ended June 30, 2022

In April 2022, the Company issued 3,257,035 shares of common stock of the Company in exchange for conversion of 130,281 shares of Class A Preferred Stock.

In May and June of 2022, the Company issued a total of 6,613,017 shares of common stock to GHS in exchange for conversion of 71 shares of Class B Preferred Stock and 478 shares of Class C Preferred Stock.

In May 2022 the Company issued 183,600 shares of common stock each to two former employees for services rendered.

In June 2022 the Company issued a total of 2,530,365 shares of common stock to two former owners of Boston Solar as part of an extension agreement.

In June 2022 the Company issued 672,830 shares of common stock from a convertible note payable to the former owners of EnergyWyze.

In June 2022 the Company issued 9,442,400 shares of common stock to several current and former employees and advisors for services rendered and for closing costs related to Box Pure Air.

NOTE 8 - RELATED PARTY TRANSACTIONS

Accrued Officer Compensation

As of June 30, 2022, and December 31, 2021, a total of $0 and $116,583, respectively, was accrued for unpaid officer wages due the Company’s CEO, CFO and President under their respective employment agreements.

Other

As of June 30, 2022, and December 31, 2021, a total of $152,079 and $109,385 was accrued for unpaid wages due to two EnergyWyze managers.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as discussed below are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us

On July 9, 2021 the Company and Singlepoint Direct Solar, LLC (“SDS” or “Direct Solar”) served a complaint (the “Company Complaint”) in the United States District Court for the District of Arizona against Pablo Diaz Curiel, Kjelsey Johnson, and Brian Odle alleging, amongst other things, that the aforementioned individuals: (i) Interference with Direct Solar America’s existing and prospective business opportunities; (ii) Made unauthorized use of, claims of ownership, and/or offers for sale under direct Solar America’s commercial identity; (iii) Misappropriated trade secrets of Direct Solar America; (iv) Breach of the Asset Purchase Agreement originally entered into between the Company and Mr. Diaz and Ms. Johnson (Mr. Diaz and Ms. Johnson); and (v) Breach of the Employment Agreement originally entered into between Direct Solar America and Mr. Diaz.

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Also on July 9, 2021 the Company was served with a Complaint by Mr. Diaz (and certain other parties) against the Company and certain officers (and former officers) of the Company (the “Diaz Complaint”). On August 11, 2021, an Order was issued consolidating the Company Complaint and the Diaz Complaint which results in the two legal actions being consolidated into one matter, and requiring Defendants to refile their Complaint as a counterclaim. A Counterclaim was submitted by Pablo Diaz Curiel, Kjelsey Johnson, Elijah Chaffino, Dan Shikiar, Jagusa Holdings, Inc. and Brian Odle against the Company and SDS, Greg Lambrecht, Wil Ralston and Corey Lambrecht. The Counterclaim includes but is not limited to the following material allegations: (i) violation of Section 10b-5 of the Exchange Act; (ii) Breach of Contract; (iii) Tortious Interference; (iv) Breach of Fiduciary Duty; (v) Unlawful diversion of ownership, earnings and monies; (vi) Intentional Misrepresentations; and (vii) Engaging in a pattern and practice of acquisitions based on false promises. The Counterclaim was filed September 11, 2021.

On July 14, 2021, the Company filed a First Amended Complaint (the “FAC”) adding parties Solar Integrated Roofing Corporation, USA Solar Network, LLC, David Massey, Christina Berume and Jessica Hernandez in addition to Pablo Diaz Curiel, Kjelsey Johnson and Brian Odle as defendants. In the FAC, the Company alleges (amongst other things) that the defendants: (i) Misappropriated trade secrets; (ii) Breached the Asset Purchase Agreement (Mr. Diaz and Ms. Johnson); (iii) Breached the Employment Agreement (Mr. Diaz); (iv) Breached the Implied Covenant of Good Faith and Fair Dealing (Mr. Diaz and Ms. Johnson); (v) Breached Fiduciary Duties (Mr. Diaz); (vi) Engaged in Unfair Competition; (vii) Violated the Arizona Uniform Trade Secrets Act; (viii) Intentionally Interfered with Contract/Business Expectancy; (ix) Converted assets of the Company; (x) Were Unjustly Enriched; and (xi) Committed Violations of the Lanham Act. On August 27, 2021, the Company filed a Second Amended Compliant which includes additional causes of action including Copyright Infringement (USA Solar Network, LLC) and Defamation (Mr. Diaz).

On September 10, 2021 Solar Integrated Roofing Corporation, USA Solar Network, LLC and David Massey filed a motion to dismiss the claims as it relates to such parties.

On February 22, 2022, a Senior Judge signed the order stating that Defendants SIRC and Massey’s Motion to Dismiss was granted in part and denied in part. With respect to Defendant Massey, the Court dismissed all claims against him for lack of personal jurisdiction. With respect to Defendant SIRC, the Court dismissed the following claims from the Second Amended Complaint under Federal Rule of Civil Procedure 12(b)(6): (a) unfair competition (count seven); (b) intentional interference with contract/business expectancy (count nine); (c) conversion (count ten); and (d) unjust enrichment (count eleven). The remaining claims against Defendant SIRC survived the Motion to Dismiss and remain before the Court. The court ordered that Plaintiffs’ Motion to Compel Arbitration of all of Defendant Diaz’s counterclaims under his Employment Agreement with SDS was granted. The Court ordered the dismissal of the following claims from the FAC: count three in its entirety, count six as to Defendant Diaz, and counts five, nine, ten, eleven, and thirteen as to Diaz, to the extent those claims are based on Diaz’s rights and responsibilities under the Employment Agreement subject to arbitration. The court further ordered that Counterdefendants’ Motion to Dismiss was granted in part and denied in part.

22

NOTE 10 - REVENUE CLASSES AND CONCENTRATIONS

Selected financial information for the Company’s operating revenue for disaggregated revenue purposes are as follows:

	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021

Revenue by product/service lines:

Retail	$2,024,011	$253,250
Distribution	2,649	13,904
Services	4,059,563	426,681
Total	$6,086,223	$693,835

Revenue by subsidiary:

SinglePoint (parent company)	$15,060	$19,363
Boston Solar	3,839,773	-
Direct Solar America	108,386	389,081
DIGS	5,741	30,693
EnergyWyze	111,403	37,600
Box Pure Aire	2,005,860	217,098
Total	$6,086,223	$693,835

One customer comprised 24% of the Company’s revenue for the six months ended June 30, 2022. No customers comprised 10% or greater of the Company’s revenue for the six months ended June 30, 2021.

23

NOTE 11 - SUBSEQUENT EVENTS

Class A Preferred Stock Issued to Officers of the Company

On July 12, 2022. the Company awarded a bonus to its each of its Chief Executive Officer and President 10 million shares of Class A Preferred Stock (the “Preferred Stock”). On July 15, 2022 the Company entered into an agreement with its CEO and President whereby the CEO and President agreed to certain restrictive covenants relating to these shares of Preferred Stock including but not limited to: agreeing to a three year restriction on the ability to sell the Preferred Stock, and a reduction of the conversion ratio under certain circumstances.

Increase in Number of Authorized Shares of Class A Preferred Stock

On July 14, 2022 the Company filed with the State of Nevada an Amended Certificate of Designation for its Class A Preferred Stock of the Company which provided for an increase of the number of authorized shares of Class A Preferred Stock to 80 million

Acquisition

On August 9, 2022, the Company acquired a minority interest, with the right to acquire the remaining interests, of Frontline Power Solutions LLC (“Frontline”), a Multi-state Licensed Energy Services Company (ESCO). Frontline  is a comprehensive energy service Company with the ability to operate in deregulated markets across the country, and provides energy supply agreements to all sizes of commercial, industrial, and institutional properties.

24

Independent Auditors’ Report

Members of

The Boston Solar Company, LLC

Opinion

We have audited the financial statements of The Boston Solar Company, LLC (the Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

July 5, 2022

F-44

THE BOSTON SOLAR COMPANY, LLC
BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$869,376	$495,683
Accounts receivable, net	1,229,058	2,052,777
Inventory, net	939,592	845,111
Contract assets	298,858	217,927
Prepaid expenses and other current assets	46,552	16,718
Total current assets	3,383,436	3,628,216

Property and equipment, net	60,609	54,474
Security deposits	26,419	26,419
Total assets	$3,470,464	$3,709,109

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Forgivable Debt	$-	$904,797
Current portion of long-term debt	192,023	350,401
Current portion of capital lease obligations	4,932	4,652
Accounts payable	2,421,087	1,982,358
Accrued expenses	592,004	429,328
Accrued warranty and production guarantee liabilities	150,199	131,570
Customer deposits	2,544,593	1,905,600
Total current liabilities	5,904,838	5,708,706

Long term debt, net	805,844	851,214
Capital lease obligations, net	7,016	11,948
Total liabilities	6,717,698	6,571,868

Members' deficit	(3,247,234)	(2,862,759)
Total liabilities and members' deficit	$3,470,464	$3,709,109

The accompanying notes are an integral part of these financial statements.

F-45

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2021	2020

Revenue, net	$17,691,635	$15,298,238

Cost of goods sold	12,554,681	10,717,427

Gross profit	5,136,954	4,580,811

Operating expenses:
General and administrative	6,106,507	5,074,022
Advertising and marketing	397,920	414,947
Total operating expenses	6,504,427	5,488,969

Loss from operations	(1,367,473)	(908,158)

Other income (expense):
Debt forgiveness income	904,797	-
Other income	203,457	180,478
EIDL forgiveness income	-	10,000
Interest expense - amortization of debt issuance costs	(2,316)	(2,138)
Interest expense	(122,940)	(107,371)
Total other income (expense)	982,998	80,969

Net loss	$(384,475)	$(827,189)

The accompanying notes are an integral part of these financial statements.

F-46

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF MEMBERS' DEFICIT

Balance at December 31, 2019	$(2,035,570)

Net loss year ended December 31, 2020	(827,189)

Balance at December 31, 2020	(2,862,759)

Net loss year ended December 31, 2021	(384,475)

Balance at December 31, 2021	$(3,247,234)

The accompanying notes are an integral part of these financial statements.

F-47

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(384,475)	$(827,189)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	27,204	53,086
Interest expense - amortization of debt issuance costs	2,316	2,138
Debt forgiveness income	(904,797)	-
Bad debt expense	100,153	-
Changes in operating assets and liabilities
Accounts receivable	723,566	(972,128)
Accrued revenue	-	564,423
Inventory	(94,481)	209
Costs and estimated earnings in excess of related billings on uncompleted contracts	(80,931)	(24,554)
Prepaid expenses	(29,834)	(13,787)
Accounts payable	438,729	230,727
Accrued expenses	162,676	156,780
Accrued warranty and production guarantee liabilities	18,629	23,172
Customer deposits	638,993	29,180
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	617,748	(777,943)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	-	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from forgivable debt	-	904,797
Proceeds from long-term debt	-	150,000
Repayments of long-term debt	(206,064)	(290,183)
Prepayments on capital lease obligations	(37,991)	(4,387)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(244,055)	760,227

NET CHANGE IN CASH	373,693	(17,716)

Cash at beginning of period	495,683	513,399

Cash at end of period	$869,376	$495,683

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$122,940	$107,371

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment on credit	$33,339	$-

The accompanying notes are an integral part of these financial statements.

F-48

THE BOSTON SOLAR COMPANY, LLC

NOTES TO THE FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

Organization

The Boston Solar Company, LLC (the “Company”), is a limited liability company formed in May 2013 under the laws of the state of Delaware and is headquartered in Woburn, Massachusetts. It previously operated as The Boston Solar Company, Inc. from February 2011 to April 2013. The Company is a residential and commercial solar installer operating in Massachusetts.

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") as detailed in the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC").

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents include bank demand deposits, marketable securities with maturities of three months or less at purchase, and money market funds that invest primarily in certificates of deposits, commercial paper and U.S. government and U.S. government agency obligations. Cash equivalents are reported at fair value. As of December 31, 2021, and 2020, there were $192,856 and $357,322 of cash equivalents, respectively.

Fair Value of Financial Instruments

In accordance with the reporting requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 825, "Financial Instruments", the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments.

F-49

The carrying value of notes payable also approximate fair value since they bear market rates of interest and other terms. None of these instruments are held for trading purposes.

The measurement of fair value requires the use of techniques based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's market assumptions. The inputs create the following fair value hierarchy:

•	Level 1 - Quoted prices for identical instruments in active markets.

•

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and valuations where inputs are observable or where significant value drivers are observable.

•	Level 3 - Instruments where significant value drivers are unobservable to third parties.

Revenue Recognition

The Company adheres to the requirements of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, and related guidance (Topic 606). Topic 606 establishes a core principle requiring the recognition of revenue to depict the transfer of promised goods or services to customers in an amount reflecting the consideration to which the entity expects to be entitled in exchange for such goods or services. The standard requires an entity to (1) identify the contract, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations, and (5) recognize revenue as each performance obligation is satisfied or completed.

Revenue is recognized upon the transfer of control of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Construction Contract Performance Obligations, Revenues and Costs

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company evaluates whether two or more contracts should be combined and accounted for as one performance obligation and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The Company's installation contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and integrated and, therefore, not distinct. Less commonly, the Company may promise to provide distinct goods or services within a contract, in which case the contract is separated into more than one performance obligation. If a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation.

F-50

The primary method used to estimate standalone selling price of each performance obligation is the expected cost plus a margin approach, under which the Company estimates the costs of satisfying the performance obligations and then adds appropriate margins.

The Company recognizes revenue over time on its contracts when it satisfies a performance obligation by continuously transferring control to a customer. The customer typically controls the contract and related service, as evidenced by contractual termination clauses or by contract terms specifying the Company's rights to payment for work performed to date, plus a reasonable profit to deliver products or services that do not have an alternative use to the Company.

Management has determined that using contract costs as an input method depicts the continuous transfer of control to customers as the Company incurs these costs from fixed-price or lump-sum contracts.

Under this method, actual direct contract costs incurred are compared to total estimated contract costs for each contract to determine a percentage depicting progress toward contract completion or satisfaction of performance obligations. This percentage is applied to the contract price or allocated transaction price to determine the amount of cumulative revenue to recognize.

Contract costs include all installed materials, direct labor and subcontract costs. Operating costs are charged to expense as incurred.

Contract costs incurred that do not contribute to satisfying performance obligations and are not reflective of transferring control to the customer, such as uninstalled materials and rework labor, are excluded from the percent complete calculation.

Contract Estimates

The estimation of total revenue and cost at completion requires significant judgment and involves the use of various estimation techniques. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue. Such changes are recognized in the period in which the revisions are determined. If, at any time, the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period in which it is identified.

Contract Modifications

Contract modifications are routine in the performance of the Company's contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and are accounted for as part of the existing contract.

Contract Assets and Liabilities

Billing practices are governed by the contract terms of each project based primarily on costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time. Contract assets represent revenues recognized in excess of amounts billed. Contract liabilities represents billings in excess of revenues recognized.

F-51

Accrued revenue includes amounts which have met the criteria for revenue recognition and have not yet been billed to the client.

The January 1, 2020 balance in accounts receivable was $1,080,649 contract assets was $134,234, and the customer deposits liability account was $1,876,420.

The Company's residential contracts include payments terms that call for payment upon receipt of the invoice, and their commercial contracts call for payment between 15 and 60 days from the invoice date, primarily within 30 days.

Accounts Receivable

The Company carries its accounts receivable at the amount management expects to collect from outstanding receivables. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on historic write offs and collections and current credit conditions.

Accounts receivable is net of an allowance for doubtful accounts of $120,341 and $63,984 as of December 31, 2021 and 2020, respectively. During the years ended December 31, 2021 and 2020, the Company wrote off $100,154 and $52,834, respectively.

Inventory

Inventory consists primarily of photovoltaic modules, inverters, racking and associated finished parts required for the assembly of photovoltaic systems. Inventories are valued at the lower of cost or net realizable value determined by the first-in, first-out method. The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Inventory is net of a reserve for obsolescence of $105,293 and $100,941 as of December 31, 2021 and 2020, respectively.

Property and Equipment, Net

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using straight-line and accelerated methods over the estimated useful lives of such assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period. An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

F-52

The major classes and estimated useful lives of property and equipment are as follows at December 31:

	2021	2020	Estimated Useful Lives
Tools	$16,200	$16,200	5 years
Machinery and equipment	132,617	132,617	5 - 7 years
Computer equipment	102,685	102,685	5 years
Furniture and fixtures	49,690	49,690	7 years
Software	4,683	4,683	3 years
Vehicles	305,206	330,797	5 years
Leasehold improvements	40,100	40,100	5 - 8 years
	651,181	676,772
Less: accumulated depreciation	(590,572)	(622,298)

Property and equipment, net	$60,609	$54,474

F-53

Accrued Warranty and Production Guarantee Liabilities

As a standard practice, the Company warranties its labor for ten years from the completion date of their installation projects and passes through manufacturer warranties on products installed. These warranties are not separately priced, therefore, costs related to the warranties are accrued when management determines they are able to estimate them. Management has not separately accounted for the actual warranty costs each year, and has accrued based on their best estimates as of each year end.

As a standard practice, the Company provides a two-year production guarantee on installed solar systems. These production guarantees are not separately priced, therefore, costs related to production guarantees are accrued based on management's best estimates as of each year end. Separately, the Company offers customers an optional ten-year production guarantee that can be purchased for $1,000.

Income Taxes

The Company is treated as a partnership for both federal and state income tax purposes. In lieu of corporation income taxes, members of a partnership are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been recorded in the consolidated financial statements.

It is the Company's policy to recognize any interest and penalties in the provision for taxes when applicable.

Advertising

The Company's advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2021 and 2020 was $206,483 and $196,289, respectively.

Forgivable Debt

Currently there is no authoritative guidance under U.S. GAAP that addresses accounting and reporting by a nongovernmental entity, that is a business entity, that receives forgivable debt from a government entity.

Management has elected to recognize forgivable debt received from a government entity as debt until debt extinguishment occurs when the Company is legally released from being the obliger. Under this method, upon legal release as obliger, the Company recognizes the forgiven amount as income in the statements of operations.

Recent Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

F-54

3. Uncompleted Contracts

Deferred costs, costs, estimated earnings and billings on uncompleted contracts consist of the following as of December 31:

	2021	2020
Deferred costs	$116,024	$158,788
Estimated earnings
	116,204	158,788
Less: billings to date
Deferred costs and costs and estimated earnings in excess of related billings on uncompleted contracts	$116,204	$158,788

Deferred costs includes permitting costs to fulfill contracts on installations in progress as of December 31.

4. Forgivable Debt

In reaction to the coronavirus disease (COVID-19) outbreak, the U.S. government has responded with relief legislation. Certain legislation called the Coronavirus Aid, Relief, and Economic Security (CARES) Act, as amended and clarified in later legislation, authorized emergency loans to businesses by establishing, and providing funding for, forgivable bridge loans under the Paycheck Protection Program (PPP).In April 2020, the Company benefited from the CARES Act by receiving $904,797 under the PPP. Under the PPP, the Small Business Administration (SBA) will forgive the proceeds received if eligibility and other criteria are met, at which time the Company will recognize the forgiven amount as income. Once the SBA reviews and approves the forgiveness amount, the SBA has the right to audit the Company's compliance with the PPP for a period of up to six years. The Company received forgiveness of the entire loan from the SBA and its bank released the Company from repayment in March 2021.

5. Long-Term Debt

Long-term debt consists of the following at December 31:	2021	2020

Note payable to a finance company, due November 2021, payable in monthly installments of $1,782 including interest at 17.0%. The loan is collateralized by substantially all of the Company's assets.	-	17,528
Note payable to a bank, due December 2021, payable in monthly installments of $9,150 including interest at 4.50%. The loan is collateralized by substantially all of the Company's assets.	57,756	150,455
Unsecured note payable to an individual, due October 2022, payable in sixteen quarterly installments of $24,156 plus fixed monthly interest installments of $5,500 until the note is repaid in full.	72,469	169,094
Note payable to a bank, due August 2026, payable in monthly installments of $6,311 including interest at 6.50%. The loan is collateralized by substantially all of the Company's assets and guaranteed by a member of the Company.	349,723	380,068
Note payable to a bank, payable in monthly interest only installments through August 2024, then converting to a term loan maturing in August 2029. The loan is collateralized by substantially all of the Company's assets and guaranteed by a member of the Company.	348,901	348,901
Note payable to a bank, due February 2027, payable in monthly installments of $628 including interest at 8.55%. The loan is collateralized by a vehicle.	31,133	-
SBA EIDL loan payable to a bank due June 2050, payable in monthly installments of $731 including interest at 3.75%,	150,000	150,000
Total long-term debt	1,009,982	1,216,046
Less, unamortized debt issuance costs	(12,115)	(14,431)
Long-term debt, net of unamortized debt issuance costs	997,867	1,201,615
Less current portion of long-term debt	(192,023)	(350,401)

Long-term debt, net of current portion and unamortized debt issuance costs	$805,844	$851,214

F-55

Principal maturities of long-term debt are as follows:

Year Ending December 31,
2022	$192,023
2023	69,053
2024	84,820
2025	144,366
2026	175,122
Thereafter	344,598
$1,009,982

Debt Issuance Costs

The Company incurred debt issuance costs as part of entering into note payable agreements. These costs totaled $39,127 and are recorded net of accumulated amortization of $27,012 and $24,696 at December 31, 2021 and 2020, respectively.

The costs are being amortized to interest expense over the remaining life of the loans to which they relate, and are recorded as a reduction to long-term debt.

6. Commitments and Contingencies

From time-to-time, the Company may have certain contingent liabilities that arise in the ordinary course of business. The Company accrues for liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. For all periods presented, other than as set forth below, the Company was not a party to any pending material litigation or other material legal proceedings.

Obligations Under Capital Leases

The Company leases certain office and warehouse equipment under capital leases. The economic substance of these leases is that the Company is financing the acquisition of the equipment through the leases, and accordingly, the equipment is recorded as assets and the payments due on the leases are recorded as liabilities.

F-56

The following is an analysis of the leased assets included in property and equipment at December 31:

	2021	2020
Equipment under capital leases	$24,382	$24,382
Less: accumulated depreciation	(12,434)	(7,782)
	$11,948	$16,600

Obligations under capital leases require monthly payments ranging from $258 to $465, including interest ranging from 5.00% to 6.50%, and both mature during the year ended December 31, 2024.

Future minimum payments under these leases are as follows for the years ending December 31:

2022	5,495
2023	5,495
2024	1,374
12,364
Less amount representing interest	(416)
Present value of minimum lease payments	11,948
Less current portion	(4,932)
Obligations under capital leases, net of current portion	$7,016

Operating Leases

The Company is party to non-cancellable leases for office space, warehouse space, tools and vehicles, and also occasionally leases vehicles under short-term agreements.

Total rent expense under these agreements was $283,559 and $301,917, respectively, for the years ended December 31, 2021 and 2020.

Future minimum lease payments for noncancelable leases with terms exceeding one year from the most recent balance sheet date are as follow for the year ending December 31:

2022	211,700
2023	44,304
2024	29,536
$285,540

Real estate taxes, insurance and maintenance expenses and other related operating expenses of the facilities are generally obligations of the Company and, accordingly, are not part of the minimum rent payable.

7. Employee Retirement Plan

The Company maintains an employee retirement plan under which eligible employees may defer a portion of their annual compensation, pursuant to section 401(k) of the Internal Revenue Code. The Company may make a discretionary matching contribution to the plan on behalf of its employees. There was no such employer matching contribution made in 2021 or 2020.

F-57

8. Members' Deficit

The members of the Company are not required to make any additional capital contributions to the Company and are generally not personally liable for obligations or liabilities of the Company.

9. Concentrations

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. As of December 31, 2021, the Company's cash balance exceeded the federally insured limit by $426,521. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

As of December 31, 2021, no customer represented 10% or more of total accounts receivable. As of December 31, 2020, one customer represented 13% of total accounts receivable.

Major Vendors

During the year ended December 31, 2021, the Company purchased approximately 85% of its materials from five suppliers. During the year ended December 31, 2020, the Company purchased approximately 86% of its materials from five suppliers. However, other suppliers could provide similar products at comparable prices.

10. Risks and Uncertainties

During 2020, local, U.S., and world governments have encouraged self-isolation to curtail the spread of the global pandemic, COVID-19, by mandating the temporary shut-down of business in many sectors and imposing limitations on travel and size and duration of group meetings. Most industries are experiencing disruption to business operations and the impact of reduced consumer spending. There is unprecedented uncertainty surrounding the duration of the pandemic, its potential economic ramifications, and any government actions to mitigate them. Accordingly, while management cannot quantify the financial and other impact to the Company, management believes that a material impact on the Company's financial position and results of future operations is reasonably possible.

11. Subsequent Events

The Company as evaluated all subsequent events and transactions through July 5, 2022, the date that the financial statements were available to be issued and noted no subsequent events requiring financial statement recognition or disclosure, except as noted below.

The SinglePoint Transaction

On April 21, 2022, SinglePoint Inc. purchased an aggregate of 80.1% of the outstanding membership interests (the “Purchased Interests”) of the Company. The aggregate purchase price for the Purchased Interests is $6,453,608 excluding closing adjustments for working capital, debt reduction, and other holdbacks.

New Lease Agreement

Effective April 15, 2022, the Company entered into a lease extension to secure parking, warehouse, and office facilities. The lease runs through October 30, 2027 with a monthly cost of $22,838.00.

F-58

THE BOSTON SOLAR COMPANY, LLC
BALANCE SHEETS
(unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$690,667	$869,376
Accounts receivable, net	2,229,089	1,229,058
Inventory, net	811,699	939,592
Contract assets	241,712	298,858
Prepaid expenses and other current assets	218,747	46,552
Total current assets	4,191,914	3,383,436

Property and equipment, net	124,125	60,609
Security deposits	26,419	26,419
Total assets	$4,342,458	$3,470,464

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$192,023	$192,023
Current portion of capital lease obligations	4,932	4,932
Accounts payable	2,595,598	2,421,087
Accrued expenses	860,767	592,004
Accrued warranty and production guarantee liabilities	150,199	150,199
Customer deposits	3,478,553	2,544,593
Total current liabilities	7,282,072	5,904,838

Long term debt, net	798,911	805,844
Capital lease obligations, net	7,016	7,016
Total liabilities	8,087,999	6,717,698

Members' deficit	(3,745,541)	(3,247,234)
Total liabilities and members' deficit	$4,342,458	$3,470,464

The accompanying notes are an integral part of these financial statements.

F-59

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Revenue, net	$4,799,780	$3,717,745

Cost of goods sold	3,595,887	2,389,682

Gross profit	1,203,893	1,328,063

Operating expenses:
General and administrative	1,651,765	1,358,179
Advertising and marketing	80,449	112,886
Total operating expenses	1,732,214	1,471,065

Loss from operations	(528,321)	(143,002)

Other income (expense):
Debt forgiveness income	-	904,797
Other income	44,187	64,444
Interest expense	(14,173)	(8,416)
Total other income (expense)	30,014	960,825

Net loss	$(498,307)	$817,823

The accompanying notes are an integral part of these financial statements.

F-60

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF MEMBERS' DEFICIT
(unaudited)

Balance at December 31, 2021	$(3,247,234)

Net loss for the three months ended March 31, 2022	(498,307)

Balance at March 31, 2022	$(3,745,541)

Balance at December 31, 2020	$(2,862,759)

Net income for the three months ended March 31, 2021	817,823

Balance at March 31, 2021	$(2,044,936)

The accompanying notes are an integral part of these financial statements.

F-61

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF CASH FLOWS
(unaudited)

	For the Three Months Ended March 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(498,307)	$817,823
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	(84,812)	(25,994)
Interest expense - amortization of debt issuance costs	5,277	1,943
Debt forgiveness income	-	(904,797)
Changes in operating assets and liabilities
Accounts receivable	(1,000,031)	510,923
Inventory	127,893	(56,751)
Costs and estimated earnings in excess of related billings on uncompleted contracts	57,146	118,092
Prepaid expenses	(172,195)	(152,587)
Accounts payable	174,511	(357,026)
Accrued expenses	268,763	78
Customer deposits	933,960	27,161
NET CASH USED IN OPERATING ACTIVITIES	(187,795)	(21,135)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of property and equipment	21,296	-
NET CASH PROVIDED BY INVESTING ACTIVITIES	21,296	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	-	20,208
Repayments of long-term debt	(12,210)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(12,210)	20,208

NET CHANGE IN CASH	(178,709)	(927)

Cash at beginning of period	869,376	495,683

Cash at end of period	$690,667	$494,756

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$27,054	$26,842

The accompanying notes are an integral part of these financial statements.

F-62

THE BOSTON SOLAR COMPANY, LLC

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

Organization

The Boston Solar Company, LLC (the Company), is a limited liability company formed in May 2013 under the laws of the state of Delaware and is headquartered in Woburn, Massachusetts. It previously operated as The Boston Solar Company, Inc. from February 2011 to April 2013. The Company is a residential and commercial solar installer operating in Massachusetts.

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") as detailed in the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC").

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents include bank demand deposits, marketable securities with maturities of three months or less at purchase, and money market funds that invest primarily in certificates of deposits, commercial paper and U.S. government and U.S. government agency obligations. Cash equivalents are reported at fair value. As of March 31, 2022 and December 31, 2021, there were $66,505 and $192,856 of cash equivalents. respectively.

Fair Value of Financial Instruments

In accordance with the reporting requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 825, "Financial Instruments", the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments.

F-63

The carrying value of notes payable also approximate fair value since they bear market rates of interest and other terms. None of these instruments are held for trading purposes.

The measurement of fair value requires the use of techniques based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's market assumptions. The inputs create the following fair value hierarchy:

•	Level 1 - Quoted prices for identical instruments in active markets.

•

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations where inputs are observable or where significant value drivers are observable.

•	Level 3 - Instruments where significant value drivers are unobservable to third parties.

Revenue Recognition

The Company adheres to the requirements of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, and related guidance (Topic 606). Topic 606 establishes a core principle requiring the recognition of revenue to depict the transfer of promised goods or services to customers in an amount reflecting the consideration to which the entity expects to be entitled in exchange for such goods or services. The standard requires an entity to (1) identify the contract, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations, and (5) recognize revenue as each performance obligation is satisfied or completed.

Revenue is recognized upon the transfer of control of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Construction Contract Performance Obligations, Revenues and Costs

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company evaluates whether two or more contracts should be combined and accounted for as one performance obligation and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The Company's installation contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and integrated and, therefore, not distinct. Less commonly, the Company may promise to provide distinct goods or services within a contract, in which case the contract is separated into more than one performance obligation. If a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation.

The primary method used to estimate standalone selling price of each performance obligation is the expected cost plus a margin approach, under which the Company estimates the costs of satisfying the performance obligations and then adds appropriate margins.

F-64

The Company recognizes revenue over time on its contracts when it satisfies a performance obligation by continuously transferring control to a customer. The customer typically controls the contract and related service, as evidenced by contractual termination clauses or by contract terms specifying the Company's rights to payment for work performed to date, plus a reasonable profit to deliver products or services that do not have an alternative use to the Company.

Management has determined that using contract costs as an input method depicts the continuous transfer of control to customers as the Company incurs these costs from fixed-price or lump-sum contracts.

Under this method, actual direct contract costs incurred are compared to total estimated contract costs for each contract to determine a percentage depicting progress toward contract completion or satisfaction of performance obligations. This percentage is applied to the contract price or allocated transaction price to determine the amount of cumulative revenue to recognize.

Contract costs include all installed materials, direct labor and subcontract costs. Operating costs are charged to expense as incurred.

Contract costs incurred that do not contribute to satisfying performance obligations and are not reflective of transferring control to the customer, such as uninstalled materials and rework labor, are excluded from the percent complete calculation.

Contract Estimates

The estimation of total revenue and cost at completion requires significant judgment and involves the use of various estimation techniques. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue. Such changes are recognized in the period in which the revisions are determined. If, at any time, the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period in which it is identified.

Contract Modifications

Contract modifications are routine in the performance of the Company's contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and are accounted for as part of the existing contract.

Contract Assets and Liabilities

Billing practices are governed by the contract terms of each project based primarily on costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time. Contract assets represent revenues recognized in excess of amounts billed. Contract liabilities represents billings in excess of revenues recognized.

Accrued revenue includes amounts which have met the criteria for revenue recognition and have not yet been billed to the client.

The January 1, 2022 balance in accounts receivable was $1,349,399, contract assets was $211,674, and the customer deposits liability account was $2,544,594.

F-65

The Company's residential contracts include payments terms that call for payment upon receipt of the invoice, and their commercial contracts call for payment between 15 and 60 days from the invoice date, primarily within 30 days.

Accounts Receivable

The Company carries its accounts receivable at the amount management expects to collect from outstanding receivables. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on historic write offs and collections and current credit conditions.

Accounts receivable is net of an allowance for doubtful accounts of $120,341 as of March 31, 2022 and December 31, 2021. During the three months ended March 31, 2022 and 2021, the Company wrote off $0 and $8,577, respectively.

Inventory

Inventories are valued at the lower of cost or net realizable value determined by the first-in, first-out method. The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Inventory is net of a reserve for obsolescence $105,293 as of March 31, 2022 and December 31, of 2021.

Property and Equipment, Net

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using straight-line and accelerated methods over the estimated useful lives of such assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period. An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Accrued Warranty and Production Guarantee Liabilities

As a standard practice, the Company warranties its labor for ten years from the completion date of their installation projects and passes through manufacturer warranties on products installed. These warranties are not separately priced, therefore, costs related to the warranties are accrued when management determines they are able to estimate them. Management has not separately accounted for the actual warranty costs each year, and has accrued based on their best estimates as of each year end.

As a standard practice, the Company provides a two-year production guarantee on installed solar systems. These production guarantees are not separately priced, therefore, costs related to production guarantees are accrued based on management's best estimates as of each year end. Separately, the Company offers customers an optional ten-year production guarantee that can be purchased for $1,000.

F-66

Income Taxes

The Company is treated as a partnership for both federal and state income tax purposes. In lieu of corporation income taxes, members of a partnership are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been recorded in the consolidated financial statements.

It is the Company's policy to recognize any interest and penalties in the provision for taxes when applicable.

Advertising

The Company's advertising costs are expensed as incurred. Advertising expense for the three months ended March 31, 2022 and 2021 was $35,955 and $50,869, respectively.

Forgivable Debt

Currently there is no authoritative guidance under U.S. GAAP that addresses accounting and reporting by a nongovernmental entity, that is a business entity, that receives forgivable debt from a government entity.

Management has elected to recognize forgivable debt received from a government entity as debt until debt extinguishment occurs when the Company is legally released from being the obliger. Under this method, upon legal release as obliger, the Company recognizes the forgiven amount as income in the statements of operations.

Recent Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

F-67

3. Uncompleted Contracts

Deferred costs, costs, estimated earnings and billings on uncompleted contracts consist of the following as of March 31, 2022, and December 31, 2021:

	2022	2021
Deferred costs	$330,795	$116,024
Estimated earnings
	330,795	116,024
Less: billings to date

Deferred costs and costs and estimated earnings in excess of related billings on uncompleted contracts	$330,795	$116,204

Deferred costs include permitting costs to fulfill contracts on installations in progress as of March 31, 2022 and December 31, 2021.

4. Forgivable Debt

In reaction to the coronavirus disease (COVID-19) outbreak, the U.S. government has responded with relief legislation. Certain legislation called the Coronavirus Aid, Relief, and Economic Security (CARES) Act, as amended and clarified in later legislation, authorized emergency loans to businesses by establishing, and providing funding for, forgivable bridge loans under the Paycheck Protection Program (PPP).In April 2020, the Company benefited from the CARES Act by receiving $904,797 under the PPP. Under the PPP, the Small Business Administration (SBA) will forgive the proceeds received if eligibility and other criteria are met, at which time the Company will recognize the forgiven amount as income. Once the SBA reviews and approves the forgiveness amount, the SBA has the right to audit the Company's compliance with the PPP for a period of up to six years. The Company received forgiveness of the entire loan from the SBA and its bank released the Company from repayment in March 2021.

5. Commitments and Contingencies

From time-to-time, the Company may have certain contingent liabilities that arise in the ordinary course of business. The Company accrues for liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. For all periods presented, other than as set forth below, the Company was not a party to any pending material litigation or other material legal proceedings.

Obligations Under Capital Leases

The Company leases certain office and warehouse equipment under capital leases. The economic substance of these leases is that the Company is financing the acquisition of the equipment through the leases, and accordingly, the equipment is recorded as assets and the payments due on the leases are recorded as liabilities.

F-68

The following is an analysis of the leased assets included in property and equipment at March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
Equipment under capital leases	$24,382	$24,382
Less: accumulated depreciation	(12,434)	(12,434)
	$11,948	$11,948

Obligations under capital leases require monthly payments ranging from $258 to $465, including interest ranging from 5.00% to 6.50%, and both mature during the year ended December 31, 2024.

Future minimum payments under these leases are as follows for the years ending December 31:

2022	5,495
2023	5,495
2024	1,374
12,364
Less amount representing interest	(416)
Present value of minimum lease payments	11,948
Less current portion	(4,932)
Obligations under capital leases, net of current portion	$7,016

Operating Leases

The Company is party to non-cancellable leases for office space, warehouse space, tools and vehicles, and also occasionally leases vehicles under short-term agreements.

Total rent expense under these agreements was $55,685 and $58,655, respectively, for the three months ended March 31, 2022 and 2021.

Future minimum lease payments for noncancelable leases with terms exceeding one year from the most recent balance sheet date are as follow for the year ending December 31:

2022	211,700
2023	44,304
2024	29,536
$285,540

Real estate taxes, insurance and maintenance expenses and other related operating expenses of the facilities are generally obligations of the Company and, accordingly, are not part of the minimum rent payable.

6. Employee Retirement Plan

The Company maintains an employee retirement plan under which eligible employees may defer a portion of their annual compensation, pursuant to section 401(k) of the Internal Revenue Code. The Company may make a discretionary matching contribution to the plan on behalf of its employees. There was no such employer matching contribution made in the periods ending March 31, 2022 or December 31, 2021, respectively.

F-69

7. Members' Deficit

The members of the Company are not required to make any additional capital contributions to the Company and are generally not personally liable for obligations or liabilities of the Company.

8. Concentrations

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. As of March 31, 2022, the Company's cash balance exceeded the federally insured limit by $440,667. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

As of March 31, 2022, one customer represented 14% of total accounts receivable.

Major Vendors

During the three months ended March 31, 2022, the Company purchased approximately 70% of its materials from three suppliers. During the three months ended March 31, 2021, the Company purchased approximately 70% of its materials from two suppliers. However, other suppliers could provide similar products at comparable prices.

9. Risks and Uncertainties

During 2020, local, U.S., and world governments have encouraged self-isolation to curtail the spread of the global pandemic, COVID-19, by mandating the temporary shut-down of business in many sectors and imposing limitations on travel and size and duration of group meetings. Most industries are experiencing disruption to business operations and the impact of reduced consumer spending. There is unprecedented uncertainty surrounding the duration of the pandemic, its potential economic ramifications, and any government actions to mitigate them. Accordingly, while management cannot quantify the financial and other impact to the Company, management believes that a material impact on the Company's financial position and results of future operations is reasonably possible.

10. Subsequent Events

The Company has evaluated all subsequent events and transactions through July 5, 2022, the date that the consolidated financial statements were available to be issued and noted no subsequent events requiring financial statement recognition or disclosure, except as noted below.

The SinglePoint Transaction

On April 21, 2022, SinglePoint Inc. purchased an aggregate of 80.1% of the outstanding membership interests (the “Purchased Interests”) of the Company. The aggregate purchase price for the Purchased Interests is $6,453,608 excluding closing adjustments for working capital, debt reduction, and other holdbacks.

New Lease Agreement

Effective April 15, 2022, the Company entered into a lease extension to secure parking, warehouse, and office facilities. The lease runs through October 30, 2027 with a monthly cost of $22,838.

F-70

SINGLEPOINT INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND

FOR THE YEAR ENDED DECEMBER 31, 2021

The following unaudited pro forma condensed combined financial statements give effect to the Securities Purchase Agreement as finalized on April 21, 2022, whereby SinglePoint Inc. (the “Company”), purchased an aggregate of 80.1% of the outstanding membership interests (the “Acquisition”) of The Boston Solar Company LLC (“Boston Solar”). Boston Solar provides services to the solar energy markets in the state of Massachusetts.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 is presented herein as if the Acquisition occurred on March 31, 2022. The unaudited condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 are presented herein as if the Acquisition had occurred at the beginning of such periods and include certain adjustments that are directly attributable to the Acquisition which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The pro forma condensed combined financial statements presented herein are unaudited and have been prepared for illustrative purposes only and are not intended to represent or be indicative of the Company’s financial position or results of operations in future periods or the results that actually would have been realized had the Acquisition been completed as of the dates presented. The unaudited pro forma condensed combined financial statements, including the notes and assumptions thereto, are qualified in their entirety by reference, and should be read in conjunction with:

●

The audited financial statements of the Company for the year ended December 31, 2021 and the related notes thereto, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022 and the subsequent unaudited financial statements for the three months ended March 31, 2022 and the related notes thereto, on Form 10-Q filed with the SEC on May 16, 2022.

●

The audited financial statements of Boston Solar for the year ended December 31, 2021 and the related notes thereto and the subsequent unaudited financial statements for the three months ended March 31, 2022 and the related notes thereto as filed herewith as Exhibit 99.2 to this Form 8-K/Amendment No. 1.

F-71

SINGLEPOINT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2022
				Pro Forma
	Historical			Adjustments	Pro Forma
	Singlepoint Inc.	Boston Solar	Adjustment	(Note 5)	Combined

ASSETS
CURRENT ASSETS:
Cash	$120,086	$690,667	A	$1,506,015	$2,316,768
Accounts receivable, net	49,672	2,229,089		-	2,278,761
Prepaid expenses and other current assets	30,074	460,459		-	490,533
Inventory, net	59,106	811,699		-	870,805
Note receivable from related party	63,456	-		-	63,456
Current portion of deferred compensation, net of discount	60,373	-		-	60,373

Total Current Assets	382,767	4,191,914		1,506,015	6,080,696

NON-CURRENT ASSETS:
Property, net	38,910	124,125		-	163,035
Intangible assets, net	30,855	-		-	30,855
Goodwill	1,702,119	-	G	8,258,843	9,960,962
Other assets	-	26,419		-	26,419
Deferred compensation, net of current portion	45,280	-		-	45,280

Total Assets	$2,199,931	$4,342,458		$9,764,858	$16,307,247

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES:
Accounts payable, including related party	$284,870	$2,595,598		$-	$2,880,468
Accrued expenses, including accrued officer salaries	954,968	1,010,966		-	1,965,934
Unearned revenue and customer deposits	24,023	3,478,553			3,502,576
Senior convertible notes payable, net of original issue discount	-	-	H	3,777,500	3,777,500
Convertible promissory note payable, net of original issue discount	-	-	E	976,016	976,016
Installment note payable, net of debt discount - current portion	10,500	-	C	323,404	333,904
Notes payable, net of debt discount - current portion	1,282,290	192,023	B	(192,023)	1,782,290
			D	500,000
Capital lease obligations, current portion	-	4,932		-	4,932
Operating lease obligations, current portion	42,164	-		-	42,164
Advances from related party and other	532,689	-		-	532,689

Total Current Liabilities	3,131,504	7,282,072		5,384,897	15,798,473

LONG-TERM LIABILITIES:
Advances from related party, net of current portion	554,280	-		-	554,280
Installment note payable, net of debt discount - net of current portion	-	-	C	1,617,019	1,617,019
Notes payable, net of debt discount - net of current portion	511,379	798,911	B	(737,236)	1,073,054
			D	500,000
Lease payable	-	7,016		-	7,016

Total Liabilities	4,197,163	8,087,999		6,764,680	19,049,842

STOCKHOLDERS' EQUITY (DEFICIT)

Class A convertible preferred stock	5,624	-		-	5,624

Common stock	6,977	-		-	6,977

Additional paid-in capital	86,591,573	475,003	I	(475,003)	86,591,573
Accumulated deficit	(87,581,365)	(4,220,544)	I	4,220,544	(87,581,365)
Total Singlepoint, Inc. stockholders' equity (deficit)	(977,191)	(3,745,541)		3,745,541	(977,191)
Non-controlling interest	(1,020,041)	-	F	(745,363)	(1,765,404)
Total Stockholders' Equity (Deficit)	(1,997,232)	(3,745,541)		3,000,178	(2,742,595)

Total Liabilities and Stockholders' Equity (Deficit)	$2,199,931	$4,342,458		$9,764,858	$16,307,247

See accompanying notes to unaudited pro forma condensed combined financial statements

F-72

SINGLEPOINT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2021

				Pro Forma
	Historical			Adjustments	Pro Forma
	Singlepoint Inc.	Boston Solar	Adjustment	(Note 5)	Combined

REVENUE	$808,902	$17,691,635		$-	$18,500,537

Cost of Revenue	736,746	12,554,681		-	13,291,427

Gross profit	72,156	5,136,954		-	5,209,110

Selling, general and administrative expense ("SG&A")	5,687,490	6,504,427		-	12,191,917

INCOME (LOSS) FROM OPERATIONS	(5,615,334)	(1,367,473)		-	(6,982,807)

OTHER INCOME (EXPENSE):
Interest expense	(152,678)	(122,940)	K	(199,805)	(475,423)
Amortization of debt discounts	(16,772)	(2,316)	J	(1,104,852)	(1,123,940)
Gain on settlement of debt	513,909	904,797		-	1,418,706
Warrant expense	(416,445)	-		-	(416,445)
Other income	-	203,457		-	203,457
Loss on change in fair value of derivative liability and equity securities	(76,627)	-		-	(76,627)

Other income (expense), net	(148,613)	982,998		(1,304,657)	(470,272)

INCOME (LOSS) BEFORE INCOME TAXES	(5,763,947)	(384,475)		(1,304,657)	(7,453,079)

Income taxes	-	-		-	-

NET INCOME (LOSS)	(5,763,947)	(384,475)		(1,304,657)	(7,453,079)

Loss (Income) attributable to non-controlling interests	390,932	-	L	336,137	727,069

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(5,373,015)	$(384,475)		$(968,519)	$(6,726,009)

Net income (loss) per share - basic	$(0.12)		M		$(0.15)

Weighted average number of common shares outstanding - basic	43,847,537		M		43,847,537

See accompanying notes to unaudited pro forma condensed combined financial statements

F-73

SINGLEPOINT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2022

				Pro Forma
	Historical			Adjustments	Pro Forma
	Singlepoint Inc.	Boston Solar	Adjustment	(Note 5)	Combined

REVENUE	$1,551,542	$4,799,780		$-	$6,351,322

Cost of Revenue	1,369,516	3,595,887		-	4,965,403

Gross profit	182,026	1,203,893		-	1,385,919

Selling, general and administrative expense ("SG&A")	1,619,462	1,732,214		-	3,351,676

INCOME (LOSS) FROM OPERATIONS	(1,437,436)	(528,321)		-	(1,965,757)

OTHER INCOME (EXPENSE):
Interest expense	(54,178)	(14,173)	K	(52,274)	(120,625)
Other income	-	44,187		-	44,187
Amortization of debt discounts	(6,159)	-	J	(368,284)	(374,443)

Other income (expense), net	(60,337)	30,014		(420,558)	(450,881)

INCOME (LOSS) BEFORE INCOME TAXES	(1,497,773)	(498,307)		(420,558)	(2,416,638)

Income taxes	-	-		-	-

NET INCOME (LOSS)	(1,497,773)	(498,307)		(420,558)	(2,416,638)

Loss (Income) attributable to non-controlling interests	75,310	-	L	182,854	258,164

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(1,422,463)	$(498,307)		$(237,704)	$(2,158,474)

Net income (loss) per share - basic	$(0.02)		M		$(0.03)

Weighted average number of common shares outstanding - basic	66,578,194		M		66,578,194

See accompanying notes to unaudited pro forma condensed combined financial statements

F-74

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES AND ASSUMPTIONS TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of March 31, 2022, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 are based on the historical financial statements of SinglePoint Inc., a Nevada corporation (the “Company”) and Boston Solar Company LLC, a Delaware Limited Liability Company (“Boston Solar”) after giving effect to the Company’s acquisition of Boston Solar (the “Acquisition”) and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform the accounting policies of Boston Solar to the Company’s accounting policies.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 is presented as if the Acquisition occurred on March 31, 2022. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 is presented as if the Acquisition had taken place on January 1, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 is presented as if the Acquisition had taken place on January 1, 2021.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. Our estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations assigned to the assets acquired and liabilities assumed in connection with the Acquisition. The Company is using the assistance of a third-party valuation firm to finalize the fair values of certain assets acquired and liabilities assumed. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets and goodwill.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the results of operations or financial position of the Company that would have been reported had the Acquisition been completed as of the dates presented and should not be taken as representative of the future results of operations or financial position of the Company. The unaudited pro forma financial statements, including the notes thereto, do not reflect any potential operating efficiencies and cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with the historical financial statements of the Company included in the annual report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022 and the subsequent quarterly report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC on May 16, 2022, and in conjunction with the historical financial statements of Boston Solar included in Exhibit 99.2 of this Form 8-K/ Amendment No. 1.

NOTE 2 - ACQUISITION OF BOSTON SOLAR

On April 21, 2022, the Company closed the previously announced transaction whereby the Company purchased an aggregate of 80.1% of the outstanding membership interests (the “Purchased Interests”) of The Boston Solar Company LLC (“Boston Solar”). The aggregate purchase price for the Purchased Interests was $6,453,608, excluding closing adjustments for working capital, debt reduction, and other holdbacks, payable as follows: approximately $2,537,169 paid in cash at closing, issuance of a 36-month seller note of $1,940,423 payable in shares of the Company’s Restricted Common Stock based on the volume weighted average closing share price of the Company’s Common Stock over the 60 trading days prior to the Closing for an aggregate of 2,005,134 shares of Company’s restricted Common Stock, issuance of a promissory note in the principal amount of $1,000,000 and issuance of a convertible promissory note in the amount of $976,016 payable in cash or in shares of the Company’s Common Stock at the holder’s option equal to 80% of the quotient obtained by dividing (a) the amount of principal on the note by (b) the greater of (i) the price of the Company’s shares of Common Stock on the day prior to closing of the conversion or (ii) the calculated share price based on the thirty-day volume weighted average closing share price as of the day prior to closing of the conversion.

The Company’s acquisition of Boston Solar was accounted for as a business combination. The total $6,453,608 value of consideration issued for the Purchased Interests on the Closing Date consisted of the following and was allocated as follows:

The purchase price consisted of the following:
Cash	$2,537,169
Seller Installment Note – payable in common stock	1,940,423
Seller Promissory Note	1,000,000
Convertible Seller Promissory Note	976,016
Total purchase price	$6,453,608

F-75

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES AND ASSUMPTIONS TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 2 - ACQUISITION OF BOSTON SOLAR (continued)

The purchase price consideration has been allocated to the assets acquired and liabilities assumed, based on their respective fair values at the acquisition date. The purchase price allocation is preliminary and subject to revision as more information becomes available but will not be revised beyond twelve months of the acquisition date.

Goodwill	$8,495,551
Current assets	4,498,381
Non-current assets	210,459
Minority Interest	694,897
Current liabilities	(7,372,057)
Other non-current liabilities	(73,623)
Total preliminary purchase price allocation	$6,453,608

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Boston Solar were not deemed to be materially different to those adopted by the Company.

NOTE 4 – ACQUISITION-RELATED COSTS

In conjunction with the acquisition, the Company incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services.  These costs were expensed as incurred.

F-76

NOTE 5 – PROFORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the Company and Boston Solar and certain adjustments which the Company believes are reasonable to give effect to the Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments. The Company believes that the assumptions utilized in preparing the unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the pro forma effects of the Acquisition.

Balance Sheet as of March 31, 2022

The adjustments made in preparing the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

A.	To record the net cash proceeds to the Company

a.	Net proceeds from issuance of the Company’s Senior Secured Convertible Notes	$4,150,000
b.	Payment to selling Membership Interest holders	$(1,341,579)
c.	Payment of outstanding Boston Solar debt	$(929,906)
d.	Payment of Agent Commissions and professional fees for Senior Secured Convertible Notes	$(372,500)

	Net cash proceeds to the Company	$1,506,015

B.	Eliminate existing Boston Solar debt:

a.	Notes payable - current	$(192,023)
b.	Notes payable – long-term	$(737,236)

	Total Boston Solar debt eliminated	$(929,259)

C.	Record issuance of 36-month installment note payable in Common Stock of the Company in equal quarterly installments beginning six months after the Acquisition closing date:

a.	Installment note – current	$323,404
b.	Installment note – long-term	$1,617,019

	Total installment note payable	$1,940,423

D.	Record issuance of promissory note:

a.	Promissory note - current	$500,000
b.	Promissory note - long-term	$500,000

	Total promissory note	$1,000,000

E.	Record issuance of convertible promissory note.

F.	Establish 19.9% Minority Interest in Boston Solar.

G.	Record the preliminary value of goodwill associated with the Acquisition

H.	Record Senior Secured Convertible Notes used to fund the Acquisition, net of 15% original issue discount of $732,353 and all issuance fees.

I.	Eliminate historical Boston Solar Stockholders’ Deficit.

Statements of Operations

The adjustments made in preparing the unaudited condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 are as follows:

J.	To record amortization of Original Issue Discount and issuance fees on convertible debt.

K.	Record interest at 12.5% on convertible promissory note and 9% on promissory note.

L.	Record 19.9% minority interest share of operating results.

M.

Pro forma basic and diluted loss per common share information presented in the accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 is based on the weighted average number of common shares which would have been outstanding during the periods had the Acquisition occurred as of January 1, 2022 and January 1, 2021, respectively.

The unaudited pro forma condensed combined financial statements do not include any adjustment of non-recurring costs incurred or to be incurred after April 21, 2022 to consummate the Acquisition, except as noted above.  Acquisition costs include legal fees and accounting and auditing fees. Such costs were expensed as incurred.

F-77

SINGLEPOINT INC.

Up to 3,657,033 Shares of

Common Stock

PROSPECTUS

September 16, 2022